UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Arconic Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION

[                ], 2017

Dear Arconic Shareholders:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Arconic Inc. to be held on [                ], 2017, at [                ], at [                ].

We are pleased to present you with our 2017 Proxy Statement. Our 2017 Annual Meeting will be our first annual meeting since we completed our transformational separation of Alcoa Inc. into Arconic and Alcoa Corporation in November 2016. At the 2017 Annual Meeting, shareholders will vote on the matters set forth in the 2017 Proxy Statement and the accompanying notice of the annual meeting. Your Board of Directors has recommended five highly qualified and experienced nominees for election to the Board of Directors at the 2017 Annual Meeting. Highlights of the detailed information included in the proxy statement can be found in the “Proxy Summary” starting on page 6, and detailed information regarding the director candidates can be found under “Item 1 – Election of Directors” starting on page 16. Additionally, enclosed with the Proxy Statement is a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of the Arconic Board of Directors.

Your vote will be especially important for our 2017 Annual Meeting. As you may have heard, Elliott International, L.P. (together with its affiliates and related parties, “Elliott”) has notified Arconic that Elliott intends to nominate a slate of [four] nominees for election to the Board of Directors at the meeting in opposition to the nominees recommended by our Board of Directors. You may receive a proxy statement, Green proxy card and other solicitation materials from Elliott. Arconic is not responsible for the accuracy of any information provided by or relating to Elliott or its nominees contained in solicitation materials filed or disseminated by or on behalf of Elliott or any other statements that Elliott may make.

The Arconic Board of Directors does not endorse any Elliott nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on your WHITE proxy card. The Board of Directors strongly urges you not to sign or return any Green proxy card sent to you by Elliott. If you have previously submitted a Green proxy card sent to you by Elliott, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the 2017 Annual Meeting by using the enclosed WHITE proxy card.

Whether or not you will attend the meeting, we hope that your shares are represented and voted. In advance of the meeting on [                ], please cast your vote through the Internet, by telephone or by mail as described in your WHITE proxy card. Instructions on how to vote are found in the section entitled “Proxy Summary—How to Cast Your Vote” on page 6.

For more information and up-to-date postings, please go to our website, [                ]. If you have any questions or need assistance voting, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the 2017 Annual Meeting. Shareholders may call toll free at 1-877-750-5836. Banks and brokers may call collect at 1-212-750-5833.

Thank you for being a shareholder of Arconic.

Sincerely,

Klaus Kleinfeld

Chairman and Chief Executive Officer

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Notice of 2017 Annual Meeting of Shareholders

[ ], 2017 [ ]	[ ] [ ]

The Annual Meeting of Shareholders of Arconic Inc. (“Arconic” or the “Company”) will be held on [                ], 2017 at [                ], local time, at [                ]. Shareholders of record of Arconic common stock at the close of business on March 1, 2017 are entitled to vote at the meeting.

The purposes of the meeting are:

1.	to elect five directors to serve three-year terms expiring at the 2020 annual meeting of shareholders (or until the 2018 annual meeting, if Item 8 is approved, as described in the accompanying proxy statement);
2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017;
3.	to approve, on an advisory basis, executive compensation;
4.	to approve, on an advisory basis, the frequency of the advisory vote on executive compensation;
5.	to approve an amendment of the Articles of Incorporation to eliminate the supermajority voting requirement in the Articles of Incorporation regarding amending Article SEVENTH (fair price protection)
6.	to approve an amendment of the Articles of Incorporation to eliminate the supermajority voting requirement in the Articles of Incorporation regarding amending Article EIGHTH (director elections);
7.	to approve an amendment of the Articles of Incorporation to eliminate the supermajority voting requirement in the Articles of Incorporation relating to the removal of directors;
8.	to approve an amendment of the Articles of Incorporation to eliminate the classification of the Board of Directors;
9.	to vote on a shareholder proposal, if properly presented at the meeting; and
10.	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on March 1, 2017, the record date for the 2017 Annual Meeting, will be entitled to vote at the meeting. Only shareholders and authorized guests of the Company may attend the meeting and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). If you hold your shares in Street-name (i.e., through a bank or broker), you must also provide proof of share ownership, such as a letter from your bank or broker or a recent brokerage statement. Street-name holders planning on voting in person at the annual meeting must provide a “legal proxy” from their bank or broker.

Please note that Elliott has notified the Company of its intent to nominate a slate of [four] nominees for election to the Board of Directors at the meeting. You may receive a proxy statement, Green proxy card and other solicitation materials from Elliott. The Arconic Board of Directors does not endorse any Elliott nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on the WHITE proxy card. Our Board of Directors strongly urges you not to sign or return any Green proxy card sent to you by Elliott. Please note that voting to “withhold” with respect to any Elliott nominee on a Green proxy card sent to you by Elliott is not

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the same as voting for your Board of Directors’ nominees because a vote to “withhold” with respect to any Elliott nominee on its Green proxy card will revoke any WHITE proxy you may have previously submitted. To support the Board of Directors’ nominees, you should vote FOR the Board’s nominees on the WHITE proxy card and disregard, and not return, any Green proxy card sent to you by Elliott. If you have previously submitted a Green proxy card sent to you by Elliott, you can revoke that proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the 2017 Annual Meeting, we request that you read the proxy statement and vote your shares by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by voting via the Internet or by telephone using the instructions provided on the enclosed WHITE proxy card.

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. Because of the contested nature of the proposals, if you do not give instructions to your broker, your broker may not be able to vote your shares with respect to the election of directors (Proposal 1) or any of the other proposals to be voted on at the meeting. We urge you to instruct your broker or other nominee, by following those instructions, to vote your shares in line with the Board’s recommendations on the WHITE proxy card.

The Company’s Notice of 2017 Annual Meeting of Shareholders and Proxy Statement and 2016 Annual Report are also available at [                ]. If you have any questions or need assistance voting, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the 2017 Annual Meeting.

Shareholders may call toll free at 1-877-750-5836. Banks and brokers may call collect at 1-212-750-5833.

On behalf of Arconic’s Board of Directors,

Katherine Hargrove Ramundo

Executive Vice President, Chief Legal Officer and Corporate Secretary

The enclosed proxy statement is dated [                ], 2017 and is first being mailed to shareholders on or about [                ], 2017.

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Stock Ownership of Directors and Executive Officers	48
Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm	50
Report of the Audit Committee	51
Audit and Non-Audit Fees	53
Item 3 Advisory Approval of Executive Compensation	54
Compensation Committee Report	54
Executive Compensation	55
Compensation Discussion and Analysis	55
Executive Summary	55
Compensation Design and Analysis	65
Analysis of 2016 Compensation Decisions	65
2016 Annual Cash Incentive Compensation	69
2016 Equity Awards: Stock Options and Performance-Based Restricted Share Units	71
Other Compensation Policies and Practices	72
2016 Summary Compensation Table	77
2016 Grants of Plan-Based Awards	79
2016 Outstanding Equity Awards at Fiscal Year-End	82
2016 Option Exercises and Stock Vested	83
2016 Pension Benefits	84
2016 Nonqualified Deferred Compensation	85
Potential Payments Upon Termination or Change in Control	86
Item 4 Advisory Vote on Frequency of Advisory Vote on Executive Compensation	89
Items 5, 6 and 7 Eliminate Supermajority Voting Provisions in Articles of Incorporation	90
Item 5 Eliminate Supermajority Voting Requirement in the Articles of Incorporation Regarding Amending Article SEVENTH (Fair Price Protection)	91
Item 6 Eliminate Supermajority Voting Requirement in the Articles of Incorporation Regarding Amending Article EIGHTH (Director Elections)	92
Item 7 Eliminate Supermajority Voting Requirement in Article EIGHTH of the Articles of Incorporation Relating to the Removal of Directors	93
Item 8 Eliminate the Classified Board Structure by Approving Amendments to the Articles of Incorporation	94
Item 9 Shareholder Proposal	96
Questions and Answers About The Meeting and Voting	97
Attachments
Attachment A – Pre-Approval Policies and Procedures for Audit and Non-Audit Services Attachment B-1 – Alcoa Inc. Peer Group Companies for Market Information for 2016 Executive Compensation Decisions	103 105
Attachment B-2 – Arconic Inc. Peer Group Companies for Market Information for 2016 Executive Compensation Decisions Following the Separation	106
Attachment C – Calculation of Financial Measures Attachment D – Articles of Incorporation of Arconic Inc.	107 118
Appendix	128
Appendix A – Supplemental Information Regarding Participants	128

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2017 PROXY STATEMENT

Proxy Summary

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and Arconic’s 2016 Annual Report before you vote.

2017 ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	[ ], [ ], 2017

Place:	[ ]

Record Date:	March 1, 2017

Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote on all matters to be voted on. As of March 1, 2017, the record date for the annual meeting, there were [ ] shares of common stock outstanding and expected to be entitled to vote at the 2017 Annual Meeting. There are no other securities of the Company outstanding and entitled to vote at the 2017 Annual Meeting.

Admission:	Only shareholders and authorized guests of the Company may attend the meeting and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). If you hold your shares in Street-name (i.e., through a bank or broker), you must also provide proof of share ownership, such as a letter from your bank or broker or a recent brokerage statement.

How to Cast Your Vote

YOUR VOTE IS IMPORTANT! Please cast your vote using the enclosed WHITE proxy card and play a part in the future of Arconic.

Elliott has notified the company of its intent to nominate a slate of [four] nominees for election to the Board of Directors at the 2017 Annual Meeting. You may receive a proxy statement, Green proxy card and other solicitation materials from Elliott. Arconic is not responsible for the accuracy of any information provided by or relating to Elliott or its nominees contained in solicitation materials filed or disseminated by or on behalf of Elliott or any other statements that Elliott may make.

The Arconic Board of Directors does not endorse any Elliott nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on the WHITE proxy card. The Board of Directors strongly urges you not to sign or return any Green proxy card sent to you by Elliott. If you have previously submitted a Green proxy card sent to you by Elliott, you can revoke that proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

●	Shareholders of record, who hold shares registered in their own name, can vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid return envelope, or by telephone or via the Internet, following the easy instructions shown on the enclosed WHITE proxy card.

●	Beneficial owners, who own shares through a bank, brokerage firm or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, as provided by the bank, broker or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

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2017 PROXY STATEMENT

●	If you are a shareholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the annual meeting. Even if you plan to attend our annual meeting in person, please cast your vote as soon as possible by using the WHITE proxy card.

See the “Questions and Answers About the Meeting and Voting” section for more details. If you have any questions or need assistance voting, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the 2017 Annual Meeting. Shareholders may call toll free at 1-877-750-5836. Banks and brokers may call collect at 1-212-750-5833.

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2017 PROXY STATEMENT
Proxy Summary (continued)

Voting Matters and Board Recommendations

The Board of Directors recommends that you vote on the WHITE proxy card as follows:

Voting Matters		Unanimous Board	Page Reference (for more detail)
		Recommendation

Item 1.	Election of Five Director Nominees to Serve for a Three-Year Term Expiring in 2020 (or until the 2018 annual meeting, if Item 8 is approved, as described in the proxy statement)	✓ FOR Each Nominee Recommended by Our Board	16

Item 2.	Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2017	✓ FOR	50

Item 3.	Advisory Vote to Approve Executive Compensation	✓ FOR	54

Item 4.	Advisory Vote on Frequency of Advisory Vote on Executive Compensation	✓ FOR Advisory Vote Every Year	89

Item 5.	Amendment of the Articles of Incorporation to eliminate the Supermajority Voting Requirement in the Articles of Incorporation regarding Amending Article SEVENTH (Fair Price Protection)	✓ FOR	91

Item 6.	Amendment of the Articles of Incorporation to eliminate the Supermajority Voting Requirement in the Articles of Incorporation regarding Amending Article EIGHTH (Director Elections)	✓ FOR	92

Item 7.	Amendment of the Articles of Incorporation to eliminate the Supermajority Voting Requirement in the Articles of Incorporation relating to the Removal of Directors	✓ FOR	93

Item 8.	Amendment of the Articles of Incorporation to Eliminate the Classified Board of Directors	✓ FOR	94

Item 9.	Shareholder Proposal	✓ FOR	96

If you sign and return the WHITE proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board of Directors.

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2017 PROXY STATEMENT
Proxy Summary (continued)

Board Nominees (page 19)

Arconic’s Board of Directors comprises 13 members divided into three classes. Directors are elected for three-year terms. However, if shareholders approve Item 8 at the 2017 Annual Meeting, the Company will file articles of amendment that will provide that the Board of Directors will no longer be divided into three classes and, commencing at the 2018 annual meeting, all of the members of the Board will be elected for one-year terms. Therefore, if Item 8 is approved, the directors elected at the 2017 Annual Meeting, as well as all of the directors who are not standing for election at the 2017 Annual Meeting, will serve until the 2018 annual meeting. The following table provides summary information about each of the Board’s director nominees standing for re-election to the Board for a three-year term expiring in 2020 (or, if Item 8 is approved, a one-year term expiring in 2018).

Name	Age	Director Since	Professional Background	Independent	Committee Memberships	Other Current Public Company Boards
Amy E. Alving	54	2016	Former Senior Vice President and Chief Technology Officer of Leidos Holdings, Inc.	Yes	Audit	Federal National Mortgage Association (Fannie Mae)
David P. Hess	61	2017	Former Executive Vice President and Chief Customer Officer for Aerospace, United Technologies Corp	Yes		—
Klaus Kleinfeld	59	2003	Chairman and Chief Executive Officer, Arconic	No	Executive (Chair); International (Chair)	Hewlett Packard Enterprise; Morgan Stanley
Ulrich “Rick” Schmidt	67	2016	Former Executive Vice President and Chief Financial Officer of Spirit Aerosystems Holdings, Inc.	Yes	Audit (Chair); Executive; Governance and Nominating; and Finance
Ratan N. Tata	79	2007	Chairman of Tata Trusts	Yes	International	—

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2017 PROXY STATEMENT
Proxy Summary (continued)

Corporate Governance Highlights (Page 31)

The Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Our corporate governance practices are described in greater detail in the “Corporate Governance” section. Highlights include:

✓	Majority voting for directors

✓	12 out of 13 Board members are independent

✓	7 out of 13 Board members have joined the Board since February 2016

✓	Independent lead director with substantial responsibilities

✓	Diversity reflected in Board composition

✓	Regular executive sessions of independent directors

✓	Average Board attendance of 93% during 2016

✓	Independent Audit, Compensation and Benefits, and Governance and Nominating Committees

✓	Permanent Finance Committee that reviews and provides advice regarding capital structure, capital expenditures, financing, mergers and acquisitions and other finance matters

✓	Risk oversight by full Board and committees

✓	Regular Board, committee and director nominee self-evaluations

✓	Shareholder engagement program involving independent directors

✓	Shareholders’ right to call special meetings

✓	Shareholders’ ability to take action by written consent

✓	Proxy access mechanism to enable eligible shareholders to nominate director candidates

✓	Long-standing commitment to sustainability

✓	Policies prohibiting short sales, hedging, margin accounts and pledging

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2017 PROXY STATEMENT
Proxy Summary (continued)

Executive Compensation Highlights (Page 55)

The Compensation Discussion and Analysis section includes a discussion of 2016 compensation decisions and performance as Alcoa Inc. separated into two new companies, as well as changes made to Arconic’s compensation program for 2017 and beyond.

•

While the Company delivered solid operational and financial performance in 2016, a shortfall against targets resulted in payouts that were below target for long-term incentive (LTI) and slightly below target for annual incentive compensation (IC), consistent with the Company’s Pay for Performance practices.

•	Critical strategic decisions and strong project management drove the success of the separation and created significant shareholder value.
•	Based on input from investors and benchmarking analyses, the Company designed an executive compensation structure most suited to drive shareholder value for Arconic in 2017 and beyond.

WHAT WE DO	WHAT WE DON’T DO

✓  Pay for performance

✓  Consider peer groups in establishing

      compensation

✓  Review tally sheets

✓  Maintain robust stock ownership guidelines

✓  Schedule and price stock option grants to

      promote transparency and consistency

✓  Maintain claw back policies incorporated into our

      incentive plans

✓  Provide double trigger equity vesting in the event of

      a change in control

✓  Maintain a conservative compensation risk

      profile

✓  Consider tax deductibility when designing and

      administering our incentive compensation

✓  Compensation committee retains an independent

      compensation consultant

✓  Actively engage in compensation and

      governance-related discussions with investors

☒  Pay dividend equivalents on stock options and

      unvested restricted share units

☒  Share recycling under stock incentive plans

☒  Repricing of underwater stock options (including

      cash-outs)

☒  Allow hedging or pledging of Company stock

☒  Provide excise tax gross-ups in our Change in       Control Severance Plan

☒  Enter into multi-year employment contracts

      with NEOs

☒  Provide significant perquisites

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2017 PROXY STATEMENT

Background to the Solicitation

On September 28, 2015, Alcoa Inc. (“Alcoa”), the predecessor to Arconic, announced that its Board of Directors had approved a plan to separate Alcoa into two independent, publicly-traded companies. Shortly thereafter, a representative of Elliott contacted Alcoa to indicate that Elliott was a substantial shareholder of Alcoa.

On October 21, 2015, at the request of Elliott, members of Alcoa management met with representatives of Elliott, during which meeting the Elliott representatives provided a presentation and related materials expressing support for Alcoa’s decision to pursue the separation and noting that “Dr. Kleinfeld and his team have undertaken a significant and impressive transformation at Alcoa.” Elliott’s representatives also expressed their views regarding ways to improve Alcoa’s investor communications, the structure of the separation, operating margins and corporate governance.

On November 4, 2015, Elliott notified Alcoa that it had filed notices under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 to enable Elliott to acquire more than $152.5 million of Alcoa’s common stock, including shares that Elliott already owned.

On November 9, 2015, at Elliott’s request, members of Alcoa’s management team met with representatives of Elliott, during which meeting Elliott provided a revised version of its prior presentation to Alcoa. Throughout this period from October 2015 through January 2016, Alcoa’s management team and advisors continued to evaluate Elliott’s views and engage in discussions from time to time with Elliott and its advisors, and Alcoa’s Board received periodic reports of these discussions and considered Elliott’s views.

On November 23, 2015, Elliott filed a Schedule 13D with the SEC reporting beneficial ownership and combined economic exposure to approximately 5.1% and 6.4%, respectively, of Alcoa’s outstanding common stock. Elliott also indicated in the Schedule 13D that it believed the separation would create value substantially above the current Alcoa share price, and that it was seeking to engage in a constructive dialogue with Alcoa’s management and Board regarding the separation.

On January 20, 2016, Mr. Kleinfeld and another representative of Alcoa, met with representatives of Elliott, at which meeting the Elliott representatives provided a revised presentation criticizing various aspects of Alcoa’s operating performance, communications to investors, corporate governance and Board composition, and requested the appointment of four new members to the Alcoa Board from a list of candidates approved by Elliott, among other things.

On January 25, 2016, Elliott filed with the SEC an amendment to its Schedule 13D disclosing that it had increased its beneficial ownership and combined economic exposure to approximately 6.3% and 7.4%, respectively, of Alcoa’s outstanding common stock.

Over the next several days following the January 20, 2016 meeting, Alcoa and its representatives sought to negotiate the terms of a settlement agreement with Elliott in order to avoid a proxy fight. During this time, several meetings of Alcoa’s Board or a committee thereof were held, during which the directors engaged in extensive discussions regarding, and determined to seek to resolve, Elliott’s demands.

On February 1, 2016, Alcoa and Elliott entered into an agreement pursuant to which Alcoa increased the size of its Board and appointed three individuals nominated by Elliott, Ulrich (Rick) Schmidt, Sean O. Mahoney and John C. Plant, to fill the vacancies resulting from such increase. Alcoa also agreed that each of these three Elliott nominees would be appointed to the board of directors of the value-add company (which later became Arconic) resulting from the previously announced separation. Under the agreement, Elliott agreed to refrain from engaging in solicitations of proxies, acquiring voting securities of Alcoa in excess of specified thresholds, or making disparaging statements regarding Alcoa and its directors and officers, in each case until a specified date. As contemplated by the agreement, Alcoa appointed Messrs. Schmidt, Plant and Mahoney to its Board effective as of February 5, 2016.

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2017 PROXY STATEMENT
Background to the Solicitation (continued)

On February 1, 2016, Elliott filed with the SEC an amendment to its Schedule 13D disclosing that it had increased its beneficial ownership and combined economic exposure to approximately 6.6% and 7.5%, respectively, of Alcoa’s outstanding common stock.

Thereafter, Alcoa and its advisors had numerous discussions with representatives of Elliott and its advisors regarding business, financial and legal aspects of the separation and certain other matters, and all of Elliott’s suggestions were discussed and considered by Alcoa.

On September 29, 2016, the Alcoa Board approved the separation of Alcoa Inc. into two independent companies - Alcoa Corporation and Arconic Inc.

On November 1, 2016, Alcoa completed the separation by distributing approximately 80.1% of the outstanding shares of Alcoa Corporation, which held the upstream business, to Alcoa shareholders. In connection with the separation, Alcoa was renamed Arconic.

On November 4, 2016, Elliott filed with the SEC an amendment to its Schedule 13D disclosing that it had increased its beneficial ownership and combined economic exposure to approximately 8.1% and 9.0%, respectively, of Arconic’s outstanding common stock.

On November 15, 2016, Elliott filed with the SEC an additional amendment to its Schedule 13D disclosing that it had increased its beneficial ownership and combined economic exposure to approximately 9.1% and 10.0%, respectively, of Arconic’s outstanding common stock.

On November 30, 2016, five independent directors of Arconic’s Board—namely, Ms. Russo and Messrs. Collins, Gupta, Mahoney and O’Neal—met with representatives of Elliott. At the meeting, the Elliott representatives provided the directors with a presentation criticizing Arconic’s operating performance and the leadership of Mr. Kleinfeld as Chairman and Chief Executive Officer.

On December 2, 2016, the Executive Committee of the Board held a meeting (to which all of the members of the Board were invited) to discuss the views expressed by Elliott’s representatives. During the meeting, the directors reviewed a report prepared by Arconic management with information in response to the assertions in the Elliott presentation and determined that Mr. Kleinfeld should meet with representatives of Elliott in order to afford them an opportunity to ask him questions and obtain his perspective on Arconic and its business.

On December 8, 2016, Elliott and Arconic executed a confidentiality agreement that required, among other things, Elliott and its representatives to maintain the confidentiality of certain information to be provided by Arconic to Elliott in advance of Arconic’s upcoming Investor Day.

On December 8, 2016, Elliott filed with the SEC an amendment to its Schedule 13D disclosing that it had increased its beneficial ownership and combined economic exposure to approximately 9.6% and 11.1%, respectively, of Arconic’s outstanding common stock.

On December 9, 2016, Mr. Kleinfeld met with representatives of Elliott to discuss their views and, at the meeting, Mr. Kleinfeld provided them with a written presentation containing information regarding Arconic’s businesses and three-year financial targets that was being prepared for Arconic’s Investor Day, which was held on December 14, 2016. The presentation was also reviewed by the Board.

On December 15, 2016, Mr. Kleinfeld engaged in further discussions with representatives of Elliott. Subsequently, on December 16, 2016, the directors had a telephonic meeting to discuss the views expressed by Elliott and it was determined that certain independent directors of the Board would request a further meeting with representatives of Elliott.

Following the expiration of the standstill and non-disparagement restrictions in the February 2016 agreement between Alcoa and Elliott, representatives of Elliott sent a letter to the Board on January 9, 2017 criticizing the leadership and track record of Mr. Kleinfeld in his capacity as Arconic’s Chairman and Chief Executive Officer.

On January 10, 2017, Ms. Russo and Messrs. Collins, Gupta, Mahoney and O’Neal met with representatives of Elliott. At the meeting, Elliott’s representatives raised criticisms of various aspects of Alcoa’s operating performance and Mr. Kleinfeld’s leadership that Elliott suggested the Board should review.

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2017 PROXY STATEMENT
Background to the Solicitation (continued)

Following this meeting, the directors who attended the meeting discussed Elliott’s views with Mr. Kleinfeld and requested that Arconic’s management team perform various analyses to permit the Board to review Elliott’s assertions. Thereafter, over the course of several days, three of the independent members of the Board met with several Arconic shareholders to obtain their views.

On January 13, 2017, the Board held a meeting to discuss the views expressed by Elliott’s representatives and engage in a detailed review of Arconic’s businesses, management and Mr. Kleinfeld’s leadership as Chairman and Chief Executive Officer, including discussions in an executive session of the independent directors of the Board. The directors discussed and evaluated each of Elliott’s assertions set forth in its January 9, 2017 letter and/or expressed at the January 10, 2017 meeting. The Board reviewed, among other things, analyses and data prepared by Arconic’s management team and/or external financial, legal and other advisors regarding shareholder returns; financial and operating performance; margins and product mix; corporate overhead; capital expenditures, including research and development expenditures; Arconic’s record of achieving or failing to achieve its financial targets; prior acquisitions by Arconic, including the Firth Rixson acquisition; the cost curves of Alcoa’s upstream business; Arconic’s corporate governance profile; internal culture; management turnover; and Mr. Kleinfeld’s participation in business forums and membership on other boards of directors and organizations. Following extensive discussion, the Board requested further information and analysis on various items.

On January 18, 2017, Elliott’s counsel submitted a request for Arconic’s form of director nominee questionnaire and written representation and agreement required by Arconic’s By-Laws, which were subsequently provided to Elliott.

On January 20, 2017, Elliott submitted a request for certain stocklist materials and other corporate records of Arconic pursuant to Section 1508 of the Pennsylvania Business Corporation Law. On January 30, 2017, Elliott and Arconic entered into a confidentiality agreement relating to the materials to be provided pursuant to such demand, and responsive information was subsequently provided by Arconic to Elliott.

On January 24, 2017, the Board held a meeting to continue its review of Arconic’s businesses, management and Mr. Kleinfeld’s leadership as Chairman and Chief Executive Officer, including an executive session of the independent directors of the Board. The Board reviewed, among other things, reports regarding interviews and/or meetings with certain customers, current and former executives, and shareholders of Arconic that were conducted by independent directors of the Board, as well as further analysis and information prepared by Arconic’s management and external financial advisors in response to questions raised by directors at the January 13, 2017 Board meeting. The Board discussed, among other things, potential risks, detriments and benefits of making changes to Arconic’s management and operations or engaging in a proxy fight, succession planning and the Board’s policies and procedures in overseeing Mr. Kleinfeld and the management team.

Following this extensive due diligence review by the Board of Arconic’s businesses, management and Mr. Kleinfeld’s performance and leadership as Chairman and Chief Executive Officer—including, among other things, reports from external financial and other advisors; reports from Arconic’s management team; interviews and discussions with shareholders, customers and other business counterparties, and current and former executives of Arconic; executive sessions of the independent directors; discussions with legal counsel; and multiple meetings between representatives of Elliott and independent directors and between representatives of Elliott and Mr. Kleinfeld—the Board unanimously concluded that it is in the best interests of Arconic and its shareholders for Mr. Kleinfeld to continue in his role as Chairman and Chief Executive Officer.

In addition, the Board considered potential actions to enhance the Board’s oversight role and Arconic’s operations as a newly standalone public company as well as to address Elliott’s criticisms. Among other things, the Board determined to engage in detailed supplemental reviews of operations on a regular basis, and to establish a Finance Committee of the Board to supplement the full Board’s review of capital allocation, capital expenditures, mergers and acquisitions and capital markets activities. The Board also concluded that it would continue to closely monitor the execution of Arconic’s strategic plan.

On January 25, 2017, Elliott filed with the SEC an amendment to its Schedule 13D disclosing that it had increased its beneficial ownership and combined economic exposure to approximately 10.3% and 11.9%, respectively, of Arconic’s outstanding common stock.

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2017 PROXY STATEMENT
Background to the Solicitation (continued)

On January 30, 2017, Ms. Russo and Messrs. Collins, Gupta, Mahoney and O’Neal met with representatives of Elliott to assure Elliott that the Board had thoroughly considered Elliott’s criticisms and reviewed a comprehensive range of topics, including the topics that Elliott had suggested. The directors informed Elliott’s representatives that, following this review, the Board had unanimously concluded that it was in the best interests of Arconic and its shareholders for Mr. Kleinfeld to continue as Chairman and Chief Executive Officer. They also indicated that they believed the cost and distraction of a proxy fight would not be in the best interests of shareholders, and they outlined actions the Board planned to take to address Elliott’s criticisms.

On January 31, 2017, Elliott delivered a notice to Arconic of its intention to nominate a slate of five nominees to stand for election at the 2017 Annual Meeting. Elliott also issued a press release and an investor presentation announcing its director nominations, calling for the Board to remove Mr. Kleinfeld as Chairman and Chief Executive Officer and suggesting that Larry Lawson should be installed as his replacement. Thereafter, between January 31, 2017 and February 3, 2017, Elliott made material revisions to its investor presentation and issued revised versions of its analysis on at least four occasions, and on February 3, 2017, Elliott filed the fifth version of its investor presentation with the SEC.

On January 31, 2017, Arconic issued a press release announcing that its 12 independent directors, three of whom had been nominated by Elliott, unanimously supported Arconic management and Mr. Kleinfeld as Chairman and Chief Executive Officer.

On February 1, 2017, Elliott filed with the SEC an amendment to its Schedule 13D disclosing that it had increased its beneficial ownership and combined economic exposure to approximately 10.5% and 12.2%, respectively, of Arconic’s outstanding common stock. Elliott also released a letter to Arconic shareholders expressing its disagreement with the Board and urging shareholders to support Elliott’s director nominees.

On February 6, 2017, the independent members of the Board issued a letter to shareholders reiterating the Board’s unanimous support of Arconic’s strategy and Mr. Kleinfeld as Chairman and Chief Executive Officer.

On February 7, 2017, Elliott issued a press release and letter to the Board responding to the Board’s February 6, 2017 letter, and Arconic issued a press release commenting on Elliott’s multiple restatements of the financial analysis in its investor presentation dated January 31, 2017.

On February 13, 2017, Elliott issued a letter to the Board reiterating Elliott’s demand for new leadership of Arconic.

On February 22, 2017, the Board held a meeting to review additional information regarding Arconic’s performance and strategy, which had been prepared by the Company’s management and outside advisors. In addition, on February 23, 2017, the Governance and Nominating Committee and Board held meetings during which they considered and discussed the Company’s potential director nominees.

On February 23, 2017, Elliott issued a letter to the Board again reiterating Elliott’s demand for new leadership of Arconic.

On February 24, 2017, a representative of Elliott spoke to Ms. Russo, the Company’s Lead Director, and sent a letter to the Board, to propose that the Board should publicly announce the formation of a search committee to find a new Chief Executive Officer to replace Mr. Kleinfeld.

On February 27, 2017, the Board held a telephonic meeting to consider and discuss the potential appointment of David P. Hess to the Board to fill a vacancy that could result from the resignation of Martin S. Sorrell, who had indicated he was considering resigning from the Board, as well as the nomination of Mr. Hess for election at the 2017 Annual Meeting.

On February 28, 2017, Elliott filed with the SEC an amendment to its Schedule 13D disclosing that it had increased its beneficial ownership and combined economic exposure to approximately 11.7% and 13.3%, respectively, of Arconic’s outstanding common stock.

During the period following Elliott’s announcement of its nominations, each of Elliott and Arconic made publicly available, and filed with the SEC, various additional solicitation materials.

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2017 PROXY STATEMENT

Item 1 Election of Directors

As of the date of this proxy statement, Arconic’s Board of Directors comprises 13 members divided into three classes. Directors are elected for three-year terms. The terms for each class end in successive years. However, if shareholders approve Item 8 at the 2017 Annual Meeting, the Company will file articles of amendment that will provide that the Board of Directors will no longer be divided into three classes and, commencing at the 2018 annual meeting, all of the members of the Board will be elected for one-year terms. Therefore, if Item 8 is approved, the directors elected at the 2017 Annual Meeting, as well as all of the directors who are not standing for election at the 2017 Annual Meeting, will serve until the 2018 annual meeting.

The Board of Directors, upon the recommendation of the Governance and Nominating Committee, has nominated five incumbent directors, Amy E. Alving, David P. Hess, Klaus Kleinfeld, Ulrich “Rick” Schmidt and Ratan N. Tata, to stand for reelection to the Board for a three-year term expiring in 2020 (or, if Item 8 is approved, a one-year term expiring in 2018).

Elliott has notified the Company of its intent to nominate a slate of [four] nominees for election to the Board of Directors at the meeting. The Governance and Nominating Committee reviewed the director nominees proposed by Elliott and determined not to recommend the Elliott nominees and to instead recommend the Board’s nominees in light of their backgrounds, career experiences and qualifications, as well as their respective contributions to the Board’s mix of skills and experiences.

You may receive a proxy statement, Green proxy card and other solicitation materials from Elliott. The Arconic Board of Directors does not endorse any Elliott nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on the WHITE proxy card. Our Board of Directors strongly urges you not to sign or return any Green proxy card sent to you by Elliott. Please note that voting to “withhold” with respect to any Elliott nominee on a Green proxy card sent to you by Elliott is not the same as voting for your Board’s nominees because a vote to “withhold” with respect to any Elliott nominee on its Green proxy card will revoke any WHITE proxy you may have previously submitted. To support the Board of Directors’ nominees, you should vote FOR the Board’s nominees on the WHITE proxy card and disregard, and not return, any Green proxy card sent to you by Elliott. If you have previously submitted a Green proxy card sent to you by Elliott, you can revoke that proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

Your vote is very important. Even if you plan to attend the 2017 Annual Meeting, we request that you vote your shares by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by voting via the Internet or by telephone using the instructions provided on the enclosed WHITE proxy card. If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. Because of the contested nature of the proposals, if you do not give instructions to your broker, your broker may not be able to vote your shares with respect to the election of directors or any of the other proposals. We urge you to instruct your broker or other nominee, by following those instructions, to vote your shares in line with the Board’s recommendations on the WHITE proxy card.

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2017 PROXY STATEMENT

The persons named as proxies intend to vote the proxies FOR the election of each of the Board’s five nominees unless you indicate on the WHITE proxy card a vote to “WITHHOLD” your vote with respect to any of the nominees.

Messrs. Kleinfeld and Tata were elected by the shareholders at the 2014 Annual Meeting of Shareholders. Mr. Schmidt was appointed to the Board of Directors, effective February 5, 2016, in connection with an agreement that the Company entered into on February 1, 2016 with Elliott. Dr. Alving was appointed to the Board of Directors, effective November 1, 2016, in connection with the separation of Alcoa Inc. into Arconic and Alcoa Corporation. Mr. Hess was appointed to the Board of Directors, effective March 10, 2017, to fill the vacancy resulting from Martin S. Sorrell’s resignation from the Board of Directors.

The Board of Directors has affirmatively determined that each of the Board’s five nominees qualifies for election under the Company’s criteria for evaluation of directors (see “Minimum Qualifications for Director Nominees and Board Member Attributes” on page 26 and “Board, Committee and Director Evaluations” on page 38). Included in each such nominee’s biography below is a description of the qualifications, experience, attributes and skills of such nominee. In addition, the Governance and Nominating Committee and the Board determined that, although Mr. Tata currently exceeds the Company’s director retirement policy age of 75, his management and industry experience, global perspective, and qualifications, including his leadership role as Chairman of the Tata Trusts, as noted in his nominee biography below, provide significant contributions to the Board, and therefore that Mr. Tata was qualified to stand for re-election despite being over age 75. The director retirement policy in the Company’s Corporate Governance Guidelines authorizes the Governance and Nominating Committee and the Board to determine that a director may stand for re-election despite having reached age 75.

In addition, the Board of Directors has determined that each Board nominee except Mr. Kleinfeld qualifies as an independent director under New York Stock Exchange corporate governance listing standards and the Company’s Director Independence Standards. See “Director Independence” on page 42.

If any of the Board’s nominees is unable to serve or for good cause will not serve as a director, the Board of Directors may choose a substitute nominee. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules. The persons named as proxies will vote for the remaining nominees and substitute nominees chosen by the Board.

In addition to the information set forth below, Appendix A sets forth information relating to the Company’s directors, the Board’s nominees for election as directors and certain of the Company’s officers who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors, nominees or because they will be soliciting proxies on our behalf.

The Board of Directors unanimously recommends that you vote FOR the election of each of Dr. Alving and Messrs. Hess, Kleinfeld, Schmidt and Tata on the WHITE proxy card.

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2017 PROXY STATEMENT
Item 1 Election of Directors (continued)

Summary of Director Attributes and Skills

Our directors have a diversity of experience that spans a broad range of industries and in the public and not-for-profit sectors. They bring to our Board a wide variety of skills, qualifications and viewpoints that strengthen the Board’s ability to carry out the Board’s oversight role on behalf of our shareholders. In the director biographies below, we describe certain areas of individual expertise that each director brings to our Board.

The table below is a summary of the range of skills and experiences that each director brings to the Board. Because it is a summary, it does not include all of the skills, experiences, qualifications, and diversity that each director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director does not possess it.

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2017 PROXY STATEMENT
Item 1 Election of Directors (continued)

Board of Directors’ Nominees

Amy E. Alving

Director since: 2016

Age: 54

Committees: Audit Committee; Cybersecurity Advisory Subcommittee (Chair)

Other Current Public Directorships: Federal National Mortgage Association (Fannie Mae)

Career Highlights and Qualifications: Dr. Alving is the former Senior Vice President and Chief Technology Officer of Leidos Holdings, Inc. (formerly Science Applications International Corporation (SAIC), one of the nation’s top defense sector providers of hardware, software and services, where she worked from 2005 to 2013. From 2007 to 2013, she was SAIC’s Chief Technology Officer, stepping down when the company separated into two smaller companies. As the company’s senior technologist, she was responsible for the creation, communication and implementation of SAIC’s technical and scientific vision and strategy. Prior to joining SAIC, Dr. Alving was the director of the Special Projects Office (SPO) at the Defense Advanced Research Projects Agency (DARPA) until 2005, where she was a member of the federal Senior Executive Service. Prior to her time at DARPA, Dr. Alving was a White House Fellow for the Department of Commerce serving as a senior technical advisor to the Deputy Secretary of Commerce from 1997 until 1998. Dr. Alving was an aerospace engineering professor at the University of Minnesota from 1990 until 1997.

Other Current Affiliations: Dr. Alving sits on the Defense Science Board and the Council on Foreign Relations and is an advisor to SBD Advisors.

Previous Directorships: Dr. Alving was a director of Pall Corporation (since acquired by Danaher Corporation) from 2010 until 2015.

Attributes and Skills: Dr. Alving is a technology leader whose career spans business, government and academia. She has been the Chief Technology Officer of one of the largest U.S. defense contractors; has led a major element of the military’s research and development enterprise; and has been a tenured faculty member carrying out original research at a major university. Dr. Alving brings to the Board extensive technology and innovation experience across multiple sectors that will help the Company innovate and grow as a public company.

David P. Hess Director since: 2017 Age: 61

Career Highlights and Qualifications: David P. Hess has served in numerous leadership roles over his 38-year career at United Technologies Corporation (UTC) including his most recent position as UTC Executive Vice President and Chief Customer Officer for Aerospace, held from January 2015 through January 2017. Previously, Mr. Hess served as President of Pratt & Whitney from January 2009 through January 2014, where he was responsible for the company’s global operations in the design, manufacture and service of aircraft engines for commercial and military aircraft. He joined Pratt & Whitney after four years as President of Hamilton Sundstrand, the UTC business where he began his professional career in 1979. Mr. Hess was a 10-year member on the Aerospace Industries Association (AIA) Board of Governors Executive Committee, serving as Chairman in 2012. Mr. Hess is a Fellow of the Royal Aeronautical Society. He holds a bachelor’s degree in physics from Hamilton College and a bachelor’s and master’s degree in electrical engineering from Rensselaer Polytechnic Institute. He was awarded an MIT Sloan Fellowship in 1989 and earned a master’s degree in management in 1990.

Other Current Affiliations: Mr. Hess recently joined the Board of Directors for GKN Aerospace Transparency Systems, Inc. He also serves on the Board of Directors for Hartford HealthCare, the parent company of Hartford Hospital and the second largest health care provider in Connecticut. He is also a member of the Board of Trustees of the National World War II Museum and is on the Board of Directors for The Discovery Center, a nonprofit group founded by Paul Newman and Joanne Woodward that works with students from Connecticut’s urban centers and suburban communities on diversity and team-building.

Previous Directorships: Mr. Hess formerly served as Chairman of the International Aero Engines (IAE) Board of Directors and as a member of the Board of Directors for both Cytec Industries, Inc. (since acquired by Solvay) and RTI International Metals, Inc. RTI International Metals, Inc. was acquired by the Company in July 2015.

Attributes and Skills: Mr. Hess has had a distinguished career in the aerospace industry spanning nearly 40 years. His industry knowledge provides a strong background from which Arconic can benefit. His leadership and succession of key executive roles will provide strategic and operational perspectives to the deliberations of the Board.

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2017 PROXY STATEMENT
Item 1 Election of Directors (continued)

Board of Directors’ Nominees

Klaus Kleinfeld

Director since: 2003

Age: 59

Committees: Executive Committee (Chair); International Committee (Chair)

Other Current Public Directorships: Hewlett Packard Enterprise Company; Morgan Stanley

Career Highlights and Qualifications: Mr. Kleinfeld is Chairman and Chief Executive Officer of Arconic Inc., a global leader in multi-materials innovation, precision engineering and advanced manufacturing for major markets including airframe structures, aero engines, automotive, commercial transportation and building and construction. Arconic is the new name of Alcoa Inc., which separated its businesses into two independent, publicly-traded companies – Arconic and Alcoa Corporation – on November 1, 2016.

Mr. Kleinfeld served as Chairman and Chief Executive Officer of Alcoa Inc. from 2010 to 2016 and served on Alcoa’s Board of Directors from 2003 to 2016. Mr. Kleinfeld led Alcoa’s turnaround through the economic recession and the collapse of the aluminum market, restructuring the upstream businesses while building up and strengthening the value add business that became Arconic.

Before Alcoa, Mr. Kleinfeld had a 20-year career with Siemens, the global electronics and industrial conglomerate, where he served as Chief Executive Officer of Siemens AG from 2005 to 2007. During his tenure, Mr. Kleinfeld presided over a dramatic transformation of that company, reshaping the company’s portfolio around three high-growth areas, resulting in an increase of revenues and a near doubling of market capitalization. Mr. Kleinfeld was Deputy Chairman of the Managing Board and Executive Vice President of Siemens AG from 2004 to January 2005, and President and Chief Executive Officer of Siemens AG’s principal U.S. subsidiary, Siemens Corporation, from 2002 to 2004.

Mr. Kleinfeld was born in Bremen, Germany, and educated at the University of Goettingen and University of Wuerzburg. He holds a Ph.D. in strategic management and a master’s degree in business administration.

Other Current Affiliations: In addition to serving on Arconic’s board, Mr. Kleinfeld is a member of the Board of Directors of Hewlett Packard Enterprise and Morgan Stanley. Mr. Kleinfeld also serves on the Board and Executive Committee of the U.S.-Russia Business Council. He is on the Board of Trustees of the World Economic Forum. Mr. Kleinfeld is also a member of the Mayor of Shanghai’s International Business Leaders Advisory Council, Chinese Premier Li’s Global CEO Advisory Council and the Foreign Investment Advisory Council to the Prime Minister of Russia. He is an Honorary Trustee of the Brookings Institution and a life member at the Council on Foreign Relations.

Previous Directorships: Mr. Kleinfeld served on the Supervisory Board of Bayer AG for approximately nine years until September 30, 2014. He was a director of Citigroup Inc. from 2005 to 2007, a member of the Managing Board of Siemens AG from 2004 to 2007, and a director of Alcoa Inc. from 2003 to 2016.

Attributes and Skills: As the only management representative on the Company’s Board, Mr. Kleinfeld provides an insider’s perspective in Board discussions about the business and strategic direction of the Company. He brings to the Board his knowledge of all aspects of Arconic’s global business and his extensive international and senior executive experience.

Ulrich “Rick” Schmidt Director since: 2016 Age: 67 Committees: Audit Committee (Chair); Executive Committee; Governance and Nominating Committee; Finance Committee

Career Highlights and Qualifications: Mr. Schmidt is the former Executive Vice President and Chief Financial Officer of Spirit Aerosystems Holdings, Inc. Prior to Spirit Aerosystems, he served as Executive Vice President and Chief Financial Officer of Goodrich Corporation from 2000 to 2005, and as Vice President, Finance and Business Development, Goodrich Aerospace, from 1994 to 2000. Prior to joining Goodrich, he held senior level roles at a variety of companies, including Invensys Limited, Everest & Jennings International Limited and Argo-Tech Corporation.

Previous Directorships: Mr. Schmidt served on the board of directors of Precision Castparts Corporation from 2007 until January 2016, when Precision Castparts was acquired by Berkshire Hathaway Inc. He was chairman of Precision Castpart’s Audit Committee from 2008 until the acquisition.

Attributes and Skills: Mr. Schmidt has extensive executive and business experience at the board and CFO level in both public and privately held companies. His extensive background in the aerospace industry, coupled with his financial management and strategic planning and analysis foundation in a variety of operating and international assignments, provides Arconic with valuable insight and industry experience.

Mr. Schmidt qualifies as an audit committee financial expert.

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2017 PROXY STATEMENT
Item 1 Election of Directors (continued)

Board of Directors’ Nominees

Ratan N. Tata Director since: 2007 Age: 79 Committees: International Committee

Career Highlights and Qualifications: Mr. Tata is the Chairman of Tata Trusts, comprised of two of the largest private-sector philanthropic trusts in India. Mr. Tata served as Chairman of Tata Sons Limited, the holding company of the Tata Group, one of India’s largest business conglomerates, from 1991 through 2012. Mr. Tata was also Chairman of the major Tata Group companies, including Tata Motors, Tata Steel, Tata Consultancy and several other Tata companies, through 2012. Mr. Tata joined the Tata Group in December 1962.

Mr. Tata received a Bachelor of Science degree in Architecture with Structural Engineering from Cornell University in 1962 and completed the Advanced Management Program at Harvard Business School in 1975. He is the recipient of numerous awards and honors, including the Government of India’s second highest civilian award, the Padma Vibhushan, and the Deming Cup, awarded in October 2012 by Columbia Business School’s W. Edwards Deming Center for quality, productivity, and competitiveness.

Other Current Affiliations: Mr. Tata is associated with various organizations in India and overseas. He is a member of the Indian Prime Minister’s Council on Trade and Industry. He is the President of the Court of the Indian Institute of Science and Chairman of the Council of Management of the Tata Institute of Fundamental Research. He also serves on the Board of Trustees of Cornell University and the University of Southern California. Mr. Tata is also on the international advisory boards of Mitsubishi Corporation, JP Morgan Chase, Rolls-Royce, Temasek Trust and the Monetary Authority of Singapore.

Previous Directorships: Mr. Tata was Chairman of Tata Sons Limited and the major Tata Group companies until December 2012. He was a director of Bombay Dyeing and Manufacturing Company Limited from 1994 to February 2013 and Fiat S.p.A. from 2006 to April 2012.

Attributes and Skills: Mr. Tata brings to the Board significant international business experience in a wide variety of industries. His previous leadership positions, including as former Chairman of the holding company for one of India’s largest business conglomerates with revenues in excess of $100 billion and former Chairman of major operating companies in various industries, including automotive, consulting and steel, provide him with extensive management and industry experience and global perspective. His perspective adds valuable diversity to the deliberations of the Board.

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2017 PROXY STATEMENT
Directors

Director Whose Term Expires in 2018

Rajiv L. Gupta

Director since: 2016

Age: 71

Committees: Compensation and Benefits Committee; Executive Committee; Governance and Nominating Committee

Other Current Public Directorships:

Delphi Automotive plc, HP Inc. (Lead Director), The Vanguard Group

Career Highlights and Qualifications: Mr. Gupta has served as Chairman of Delphi Automotive PLC, a global automotive parts manufacturing and technology company, since April 2015 and Executive Chairman of Avantor Materials Inc., a manufacturer of performance chemistries and materials, since August 2011. Mr. Gupta also has served as Senior Advisor to New Mountain Capital, LLC, a private equity firm, since 2009. Previously, Mr. Gupta served as Chairman and Chief Executive Officer of Rohm and Haas Company, a worldwide producer of specialty materials, from 1999 until 2009, when it was acquired by Dow Chemical. Mr. Gupta previously held various other positions at Rohm and Haas, which he joined in 1971, including serving as Vice Chairman from 1998 to 1999, Director of the Electronic Materials business from 1996 to 1999, and Vice President and Regional Director of the Asia Pacific Region from 1993 to 1998.

Other Current Affiliations: Mr. Gupta sits on the board of directors of IRI group, a private market research company. Mr. Gupta also sits on the Advisory Board for the Center for Corporate Governance at the Drexel University LeBow College of Business.

Previous Directorships: Mr. Gupta was a director of Hewlett Packard Company, Stroz Friedberg, LLC and Tyco International.

Attributes and Skills: Mr. Gupta brings to the Board leadership experience, technical expertise and a passion for superior corporate governance. Mr. Gupta has experience leading and advising large public companies as a director through complex transition periods. He also brings to the Company familiarity with and insight into corporate governance issues that new public company boards face.

Director Whose Term Expires in 2018

John C. Plant Director since: 2016 Age: 63 Committee: Compensation and Benefits Committee Other Current Public Directorships: Masco Corporation and Jabil Circuit Corporation

Career Highlights and Qualifications: Mr. Plant is the former Chairman of the Board, President and Chief Executive Officer of TRW Automotive, which was acquired by ZF Friedrichshafen AG in May 2015. Under his leadership, TRW employed more than 65,000 people in approximately 190 major facilities around the world and was ranked among the top 10 automotive suppliers globally. Mr. Plant was a co-member of the Chief Executive Office of TRW Inc. from 2001 to 2003 and an Executive Vice President of TRW from the company’s 1999 acquisition of Lucas Varity to 2003. Prior to TRW, Mr. Plant was President of Lucas Variety Automotive and managing director of the Electrical and Electronics division from 1991 through 1997.

Other Current Affiliations: In addition to his public company board memberships, Mr. Plant is a director of Gates Corporation. He is a board member of the Automotive Safety Council. He is also a Fellow of the Institute of Chartered Accountants.

Previous Directorships: Mr. Plant was the Chairman of the Board for TRW Automotive from 2011 until May 2015, when it was acquired by ZF Friedrichshafen AG.

Attributes and Skills: Mr. Plant has had a distinguished career in the automotive industry spanning nearly 40 years. His industry knowledge provides a strong background from which Arconic can benefit. His leadership and succession of key executive roles will provide strategic and operational perspectives to the deliberations of the Board.

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2017 PROXY STATEMENT
Directors (continued)

Director Whose Term Expires in 2018	Director Whose Term Expires in 2018

L. Rafael Reif Director since: 2015 Age: 66 Committees: International Committee Other Current Public Directorship: Schlumberger Limited

Career Highlights and Qualifications: Dr. Reif is President of the Massachusetts Institute of Technology (MIT), the world renowned educational institution of science and technology. Prior to his appointment as President of MIT in July 2012, he was MIT’s Provost, Chief Academic Officer and Chief Budget Officer from August 2005 to July 2012 and head of MIT’s Department of Electrical Engineering and Computer Science from September 2004 to July 2005. Dr. Reif has been a faculty member of MIT for more than 30 years.

Dr. Reif launched the MIT Innovation Initiative to enhance MIT’s own innovation ecosystem and foster education, research and policy; and recently began work on “MIT.nano,” a new facility on the campus that will accelerate research and innovation at the nanoscale. In his previous role as Provost of MIT, he held overarching responsibility for MIT’s education and research programs, including spearheading the development of MIT’s online learning initiatives, MITx and edX, and oversight for Lincoln Laboratory, a federally funded research facility that MIT operates for the U.S. Department of Defense. In his leadership roles at MIT, Dr. Reif also launched environmental initiatives to drive progress towards solutions around environment, climate and sustainability. He also promoted a faculty-led effort to address challenges around race and diversity.

Dr. Reif, at the request of the White House, served as co-chair of the steering committee of the national Advanced Manufacturing Partnership (AMP 2.0), an effort to secure U.S. leadership in emerging technologies.

Dr. Reif is the inventor or co-inventor on 15 patents.

Other Current Affiliations: In addition to his public company board memberships, Dr. Reif was named a fellow of the Institute of Electrical and Electronics Engineers in 1993, and he received the Aristotle Award in 2000 from the Semiconductor Research Corporation. He is also an elected member of the American Academy of Arts and Sciences, the National Academy of Engineering and a trustee of the Carnegie Endowment for International Peace.

Attributes and Skills: In addition to leading MIT, an acclaimed academic institution, Dr. Reif is a respected international authority on innovative material science and advanced manufacturing technologies. His scientific and technological expertise is a valuable resource to Arconic as the Company explores investments in digitization, automation and robotics to enhance the competitiveness of its business portfolio. In addition, Dr. Reif’s experience in environmental initiatives provides a strong background from which Arconic’s robust involvement in sustainable development will benefit.

Patricia F. Russo

Lead Director; Director since: 2008

Age: 64

Committees: Compensation and Benefits Committee; Executive Committee; Governance and Nominating Committee (Chair)

Other Current Public Directorships: General Motors Company; Hewlett Packard Enterprise Company (Chairman); KKR Management LLC; Merck & Co., Inc.

Career Highlights and Qualifications: Ms. Russo is currently Chairman of Hewlett Packard Enterprise Company. Ms. Russo was the Chief Executive Officer of Alcatel Lucent, a large, global communications company, from December 2006 to September 2008. She served as Chairman of Lucent Technologies Inc. from 2003 to 2006 and as its Chief Executive Officer and President from 2002 to 2006.

Ms. Russo was President and Chief Operating Officer of Eastman Kodak Company from April 2001, and Director from July 2001, until January 2002, and Chairman of Avaya Inc. from December 2000, until she rejoined Lucent as Chief Executive Officer in January 2002.

Ms. Russo was Executive Vice President and Chief Executive Officer of the Service Provider Networks business of Lucent from November 1999 to August 2000 and served as Executive Vice President from 1996 to 1999. Prior to that, she held various executive positions with Lucent and AT&T.

Previous Directorships: Ms. Russo was a director of Hewlett-Packard Company from 2011 until 2015, and served as its Lead Director during 2014 and 2015. She was also a director of Schering Plough Corp. from 1995 until 2009, when it merged with Merck & Co. She was chair of Schering Plough’s Governance Committee for six years and its Lead Director prior to the merger.

Attributes and Skills: Ms. Russo has proven business acumen, having served in executive and board leadership capacities at a number of significant, complex global organizations. As Chief Executive Officer of Lucent, she successfully led the company through the severe telecommunications industry downturn in 2002 and 2003, restoring the company to profitability and growth. She then led its cross-border merger negotiations with Alcatel, a French company, and became the newly merged organization’s first chief executive, headquartered in France. She also played an important role as a director of Hewlett-Packard Company during its successful separation of Hewlett Packard Enterprise Company. Ms. Russo’s directorships and committee leadership at other industry-leading companies provide the Board with unrivaled experience and governance expertise.

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2017 PROXY STATEMENT
Directors (continued)

Director Whose Term Expires in 2019

Arthur D. Collins, Jr. Director since: 2010 Age: 69 Committee: Compensation and Benefits Committee (Chair) Other Current Public Directorships: The Boeing Company; U.S. Bancorp

Career Highlights and Qualifications: Mr. Collins was Chairman of Medtronic, Inc., a leading medical device and technology company, from April 2002 until his retirement in August 2008, and Chief Executive Officer from May 2002 to August 2007. He held a succession of other executive leadership positions with Medtronic from 1992 until his retirement, including as President and Chief Executive Officer, President and Chief Operating Officer, and Chief Operating Officer. He was Executive Vice President of Medtronic and President of Medtronic International from June 1992 to January 1994.

Prior to joining Medtronic, he was Corporate Vice President of Abbott Laboratories (health care products) from October 1989 to May 1992 and Divisional Vice President of that company from May 1984 to October 1989. He joined Abbott in 1978 after spending four years with Booz, Allen & Hamilton, a major management consulting firm.

Other Current Affiliations: In addition to his public company board memberships, Mr. Collins currently serves on the board of privately held Cargill, Incorporated. He also serves as a senior advisor to Oak Hill Capital Partners, L.P., a private equity firm.

Previous Directorships: Mr. Collins was Chairman of Medtronic, Inc. from 2002 to 2008.

Attributes and Skills: Mr. Collins’ extensive executive and business experience, including his years of executive leadership at Medtronic, allow Arconic to benefit from his experience managing the operations of a large, global company. He also brings the perspective of a member of several corporate boards, having served on the audit, finance, compensation, governance and executive committees of various boards. Mr. Collins currently serves as the chair of the Compensation Committee at Boeing and of the Human Resources Committee at Cargill, and provides valuable insights and guidance to Arconic on the management and motivation of talent in market sectors important to the Company.

Director Whose Term Expires in 2019

Sean O. Mahoney

Director since: 2016

Age: 54

Committees: Audit Committee;
International Committee; Finance Committee (Chair)

Other Current Public Directorships:
Delphi Automotive plc and Cooper-Standard Holdings Inc.

Career Highlights and Qualifications: Mr. Mahoney has extensive experience in capital markets and business strategy across a wide variety of companies and sectors, including industrial and automotive. He is a private investor with over two decades of experience in investment banking and finance. Mr. Mahoney spent 17 years in investment banking at Goldman, Sachs & Co., where he was a partner and head of the Financial Sponsors Group, followed by four years at Deutsche Bank Securities, where he served as Vice Chairman, Global Banking.

Other Current Affiliations: In addition to his public company board memberships, Mr. Mahoney has served on the post-bankruptcy board of Lehman Brothers Holdings Inc. since 2012, and the board of Formula One Holdings since 2014. He also serves on the Development Committee for the Rhodes Trust, an educational charity whose principal activity is to support the international selection of Rhodes Scholars for study at Oxford University in England (which Mr. Mahoney attended as a Rhodes Scholar from 1984 through 1987).

Attributes and Skills: Mr. Mahoney has advised a broad range of companies on business, financial and value-creation strategies. He has served as senior advisor on a range of major equity, debt and M&A projects during his career. Mr. Mahoney’s proven business and investment acumen bring valuable insight and perspectives to the Board.

Mr. Mahoney qualifies as an audit committee financial expert.

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2017 PROXY STATEMENT
Directors (continued)

Director Whose Term Expires in 2019

E. Stanley O’Neal

Director since: 2008

Age: 65

Committees: Audit Committee; Executive Committee; Governance and Nominating Committee; Finance Committee

Other Current Public Directorships: Platform Specialty Products Corporation

Career Highlights and Qualifications: Mr. O’Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000; and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998.

Before joining Merrill Lynch, Mr. O’Neal was employed at General Motors Corporation where he held a number of financial positions of increasing responsibility.

Mr. O’Neal’s other affiliations include service on the board of the Memorial Sloan-Kettering Cancer Center, and membership in the Council on Foreign Relations, the Center for Strategic and International Studies and the Economic Club of New York.

Previous Directorships: Mr. O’Neal was a director of General Motors Corporation from 2001 to 2006, chairman of the board of Merrill Lynch & Co., Inc. from 2003 to 2007, and a director of American Beacon Advisors, Inc. (investment advisor registered with the Securities and Exchange Commission) from 2009 to September 2012.

Attributes and Skills: Mr. O’Neal’s extensive experience in investment banking provides a valuable perspective to the Board. He also brings to the Audit Committee a strong financial background in an industrial setting, having served in various financial and leadership positions at General Motors Corporation, a leading automotive company in one of Arconic’s most important and expanding market segments. Mr. O’Neal’s leadership, executive experience and financial expertise provide the Board with valuable insight.

Mr. O’Neal qualifies as an audit committee financial expert.

Director Whose Term Expires in 2019

Julie G. Richardson Director since: 2016 Age: 53 Committee: Audit Committee; Finance Committee Other Current Public Directorships: VEREIT, Inc., The Hartford Financial Services Group, Inc.

Career Highlights and Qualifications: Ms. Richardson served as a Senior Advisor to Providence Equity Partners, a media, communications, and information services-focused private equity firm with over $40 billion in assets, from November 2012 to October 2014. From 2003 until 2012, she was a Partner and Managing Director at Providence Equity, and oversaw the firm’s New York office. Prior to her time at Providence Equity, Ms. Richardson served as Vice Chairman, Investment Banking and Head of the Global Media, Communications and Technology Group at JPMorgan Chase & Co. from 1998 until 2003. From 1986 until 1998, Ms. Richardson held positions of increasing responsibility at Merrill Lynch & Co., Inc., including serving as Managing Director of Corporate Finance, Media and Telecom.

Previous Directorships: Ms. Richardson served as director of Stream Global Services, Inc., from October 2009 until September 2012.

Attributes and Skills: Ms. Richardson has over 25 years of experience in the investment industry, including nine years as a private equity investor and 16 years as an investment banker. Throughout her career, she has gained extremely broad and deep experience relating to corporate finance, capital raising, acquisitions and divestitures. Ms. Richardson brings to the Board an experienced investor and investment banking viewpoint, leadership skills and knowledge of the financial world. Additionally, Ms. Richardson has a valuable global perspective, with the majority of her leadership positions having had worldwide responsibilities.

Ms. Richardson qualifies as an audit committee financial expert.

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2017 PROXY STATEMENT
Item 1 Election of Directors (continued)

Nominating Board Candidates – Procedures and Director Qualifications

Shareholder Recommendations for Director Nominees

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Arconic Inc., Governance and Nominating Committee, c/o Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. The written submission should comply with all requirements set forth in the Company’s Articles of Incorporation and By-Laws. The committee will consider all candidates recommended by shareholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and Board member attributes.

Shareholder Nominations

The Company’s Articles of Incorporation provide that any shareholder entitled to vote at an annual shareholders’ meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. Not later than 90 days before the anniversary date of the immediately preceding annual meeting, the shareholder must provide to Arconic’s Corporate Secretary written notice of the shareholder’s intent to make such a nomination or nominations. The notice must contain all of the information required in the Company’s Articles of Incorporation and By-Laws.

Any such notice must be sent to our principal executive offices: Arconic Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. The deadline for receipt of any shareholder nominations for the 2018 annual meeting is [                ], 2018.

Minimum Qualifications for Director Nominees and Board Member Attributes

The Governance and Nominating Committee has adopted Criteria for Identification, Evaluation and Selection of Directors:

1.	Directors must have demonstrated the highest ethical behavior and must be committed to the Company’s values.
2.	Directors must be committed to seeking and balancing the legitimate long-term interests of all of the Company’s shareholders, as well as its other stakeholders, including its customers, employees and the communities where the Company has an impact. Directors must not be beholden primarily to any special interest group or constituency.
3.	It is the objective of the Board that all non-management directors be independent. In addition, no director should have, or appear to have, a conflict of interest that would impair that director’s ability to make decisions consistently in a fair and balanced manner.
4.	Directors must be independent in thought and judgment. They must each have the ability to speak out on difficult subjects; to ask tough questions and demand accurate, honest answers; to constructively challenge management; and at the same time, act as an effective member of the team, engendering by his or her attitude an atmosphere of collegiality and trust.
5.	Each director must have demonstrated excellence in his or her area and must be able to deal effectively with crises and to provide advice and counsel to the Chief Executive Officer and his or her peers.
6.	Directors should have proven business acumen, serving or having served as a chief executive officer, chief operating officer or chief financial officer of a significant, complex organization, or other senior leadership role in a significant, complex organization; or serving or having served in a significant policy-making or leadership position in a well respected, nationally or internationally recognized educational institution, not-for-profit organization or governmental entity; or having achieved a widely recognized position of leadership in the director’s field of endeavor, which adds substantial value to the oversight of material issues related to the Company’s business.

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Item1 Election of Directors (continued)

7.	Directors must be committed to understanding the Company and its industry; to regularly preparing for, attending and actively participating in meetings of the Board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with the director’s obligations to the Company. The number of other board memberships, in light of the demands of a director nominee’s principal occupation, should be considered, as well as travel demands for meeting attendance.
8.	Directors must understand the legal responsibilities of board service and fiduciary obligations. All members of the Board should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations. At least one member of the Board must satisfy the requirements of an “audit committee financial expert.”
9.	Directors must be self-confident and willing and able to assume leadership and collaborative roles as needed. They need to demonstrate maturity, valuing board and team performance over individual performance and respect for others and their views.
10.	New director nominees should be able to and committed to serve as a member of the Board for an extended period of time.
11.	While the diversity, the variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Governance and Nominating Committee will focus on any special skills, expertise or background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature.
12.	Directors should have reputations, both personal and professional, consistent with the Company’s image and reputation.

Process of Evaluation of Director Candidates

The Governance and Nominating Committee makes a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information or information provided by an independent search firm which identifies or provides an assessment of a candidate or a shareholder nominating or suggesting a candidate. If a consensus is reached by the committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, and a Board vacancy exists or is likely to occur, the candidate is contacted to confirm his or her interest and willingness to serve. The committee conducts interviews and may invite other Board members or senior Arconic executives to interview the candidate to assess the candidate’s overall qualifications. The committee considers the candidate against the criteria it has adopted in the context of the Board’s then current composition and the needs of the Board and its committees.

At the conclusion of this process, the committee reaches a conclusion and reports the results of its review to the full Board. The report includes a recommendation whether the candidate should be nominated for election to the Board. This procedure is the same for all candidates, including director candidates identified by shareholders.

The Governance and Nominating Committee has retained the services of a search firm that specializes in identifying and evaluating director candidates. Services provided by the search firm include identifying potential director candidates meeting criteria established by the committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member.

Two of the Board’s director nominees approved by the Governance and Nominating Committee for the 2017 Annual Meeting have not previously been elected by shareholders – namely, Dr. Alving and Mr. Hess. Dr. Alving was initially recommended by the search firm retained by the Governance and Nominating Committee, and Mr. Hess was initially recommended by an outside advisor to the Company.

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2017 PROXY STATEMENT

Director Compensation

Our non-employee director compensation program is designed to attract and retain outstanding director candidates who have the requisite experience and background as set forth in our Corporate Governance Guidelines, and to recognize the substantial time and effort necessary to exercise oversight of a complex global organization like Arconic and fulfill the other responsibilities required of our directors. Mr. Kleinfeld, our sole employee director, does not receive additional compensation for his Board service.

The Governance and Nominating Committee reviews director compensation periodically and recommends changes to the Board when it deems appropriate. In 2016, in connection with the separation of Alcoa Inc. into Arconic and Alcoa Corporation, the committee engaged an independent compensation consultant, Pearl Meyer & Partners, LLC, to conduct an independent review of our director compensation program. Pearl Meyer & Partners assessed the structure of our director compensation program compared to competitive market practices of similarly situated companies. Based on the market information and recommendations provided to the committee by Pearl Meyer & Partners, and taking into account various factors, including the responsibilities of the directors generally, the responsibilities of the Lead Director and committee chairs, the separation, and Company performance, the committee recommended to the Board, and the full Board approved, the current compensation program for non-employee directors, effective November 1, 2016. Consequently, for the period from November 1, 2016 through December 31, 2016, non-employee directors were compensated under the current compensation program, and for the period from January 1, 2016 through November 1, 2016, non-employee directors were compensated pursuant to the prior non-employee director compensation program, which is described in the Definitive Annual Proxy Statement for the 2016 Annual Meeting of Shareholders of Alcoa Inc., filed with the SEC on March 24, 2016.

Information regarding the retention of Pearl Meyer & Partners can be found under “Corporate Governance—Compensation Consultants” beginning on page 44.

Director Fees

The following table describes the components of compensation for non-employee directors:

Annual Compensation Element	2016 Amount
Cash Retainer for Non-Employee Directors	$ 120,000
Annual Equity Award for Non-Employee Directors	$ 120,000
Other Annual Cash Fees
● Lead Director Fee	$ 25,000
● Audit Committee Chair Fee (includes Audit Committee Member Fee)	$ 27,500
● Audit Committee Member Fee	$ 11,000
● Compensation and Benefits Committee Chair Fee	$ 20,000
● Other Committee Chair Fee	$ 16,500

Stock Ownership Requirement	$ 750,000

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Director Compensation (continued)

Directors’ Alignment with Shareholders

Stock Ownership Guideline for Directors

In order to further align the interests of directors with the long-term interests of our shareholders, non-employee directors are required to own, until retirement from the Board, at least $750,000 in Arconic common stock. Compliance with the ownership value requirement is measured annually and if the stock price declines in value, directors must continue to invest in Arconic stock until the stock ownership guideline is reached.

Under the director compensation program in effect prior to November 1, 2016, directors who were not in compliance with the ownership value requirement were required to invest at least 50% of the fees they received as directors in Arconic stock until the stock ownership guideline was reached, either by deferring fees into deferred share units under the Company’s 2005 Deferred Fee Plan for Directors or purchasing shares on the open market. Deferred share units provide directors with the same economic interest as if they own Arconic common stock. Specifically, the deferred share units track the performance of our common stock and accrue dividend equivalents that are equal in value to dividends paid on our common stock. Upon a director’s retirement from the Board, the deferred share units are settled in cash at a value equivalent to the then-prevailing market value of our common stock.

As of November 1, 2016, directors receive a portion of their annual compensation in Arconic deferred restricted share units, which count towards meeting the stock ownership value requirement. The annual deferred restricted share unit award vests on the first anniversary of the grant date, or, if earlier, the date of the next subsequent annual meeting of shareholders following the grant date, subject to continued service through the vesting date (however, accelerated vesting provisions apply for certain termination scenarios, such as death and change in control). Settlement of the annual deferred restricted share units is deferred pursuant to the Amended and Restated Deferred Fee Plan for Directors. Also, as of November 1, 2016, directors may elect to defer the cash portion of their annual compensation into additional Arconic deferred restricted share units (but not into deferred share units), as described under “Director Deferral Program” on page 30. Each Arconic deferred restricted share unit is an undertaking by the Company to issue to the recipient one share of Arconic common stock upon settlement. Deferred restricted share units do not accrue dividend equivalents.

Accordingly, whether a director holds shares of Arconic common stock, deferred share units or deferred restricted share units, directors have the same economic interest in the performance of the Company, which further aligns directors’ interests with those of our shareholders.

The following table shows the value of each non-employee director’s holdings in Arconic common stock, deferred restricted share units, or deferred share units as of February 17, 2017, based on the closing price of our common stock on the New York Stock Exchange on that date.

Non-Employee Directors	Director Since	Value of Arconic Stock, Deferred Share Units or Deferred Restricted Share Units
Amy E. Alving**	2016	$ 93,080
Arthur D. Collins, Jr.	2010	$2,581,502
Rajiv Gupta**	2002	$ 93,080
David P. Hess**	2017	$ 118,115
Sean O. Mahoney**	2016	$ 355,660
E. Stanley O’Neal	2008	$1,461,851
John C. Plant**	2016	$ 523,455
L. Rafael Reif	2015	$ 373,067
Julie Richardson**	2016	$ 93,080
Patricia F. Russo	2008	$1,145,912
Ulrich R. Schmidt**	2016	$ 318,302
Ratan N. Tata	2007	$ 741,918
**	Messrs. Mahoney, Plant and Schmidt were appointed to the Board of Directors effective February 5, 2016. Mr. Gupta, Dr. Alving and Ms. Richardson were appointed to the Board of Directors effective November 1, 2016. Mr. Hess was appointed to the Board of Directors effective March 10, 2017.

Prohibitions against Short Sales, Hedging, Margin Accounts and Pledging

Company policy prohibits members of the Board of Directors from pledging, holding in margin accounts, or engaging in short sales or hedging transactions with respect to any of their Company stock. The policy continues to align the interest of our directors with those of our shareholders.

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Director Compensation (continued)

2016 Director Compensation

The following table sets forth the total compensation of the Company’s non-employee directors for the year ended December 31, 2016.

Name[1] (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards($)(c)	All Other Compensation ($)(g)	Total ($)(h)
Amy E. Alving[2]	$ 21,833.33	$60,000.00		$ 81,833.33
Arthur D. Collins, Jr.	$232,499.65	$60,000.00	$ 1,952.24	$294,451.89
Rajiv Gupta[2]	$ 20,000.00	$60,000.00		$ 80,000.00
Sean O. Mahoney[3]	$230,083.32	$60,000.00		$290,422.53
E. Stanley O’Neal	$230,999.98	$60,000.00	$ 422.55	$230,999.98
John C. Plant[3]	$220,000.00	$60,000.00		$280,000.00
L. Rafael Reif	$220,000.00	$60,000.00	$ 422.55	$280,422.55
Julie Richardson[2]	$ 21,833.33	$60,000.00		$ 81,833.33
Patricia F. Russo	$261,500.00	$60,000.00		$321,499.99
Ulrich R. Schmidt[3]	$224,583.33	$60,000.00		$284,583.33
Martin S. Sorrell[4]	$240,000.00	$60,000.00		$300,000.00
Ratan N. Tata	$240,000.00	$60,000.00		$300,000.00

1	Klaus Kleinfeld is a Company employee and receives no compensation for services as a director; his compensation is reflected in the “2016 Summary Compensation Table” on page 77.
2	Amy E. Alving, Rajiv L. Gupta and Julie G. Richardson joined the Board of Directors, effective November 1, 2016.
3	Sean O. Mahoney, John C. Plant and Ulrich R. Schmidt joined the Board of Directors, effective February 5, 2016.
4	Martin S. Sorrell resigned from the Board of Directors, effective March 10, 2017.

Explanation of information in the columns of the table:

Fees Earned or Paid in Cash (Column (b)). This column reflects the cash fees earned by directors for Board and committee service in 2016, whether or not such fees were deferred.

Stock Awards (Columns (c)). The amounts in this column represent the grant date fair value of deferred restricted share unit awards granted to each non-employee director under the 2013 Arconic Stock Incentive Plan on November 30, 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The deferred restricted share unit award constitutes the equity portion of each director’s compensation for service from November 1, 2016 until the Company’s annual meeting of shareholders in 2017 and vests over such period. The awards included in this column are the sole stock awards held by non-employee directors as of December 31, 2016 and the aggregate number of deferred restricted share units outstanding for each non-employee director as of November 30, 2016.

Option Awards and Non-Equity Incentive Plan Compensation (Columns (d) and (e). In 2016, we did not issue any option awards to directors, and we do not have a non-equity incentive plan for directors. Accordingly, no such compensation is reported and we have omitted columns (d) and (e) from the table.

Changes in Pension Value and Nonqualified Deferred Compensation Earnings (Column (f)). The Company does not provide retirement benefits to non-employee directors. The last director to participate in the Company’s Fee Continuation Plan for Non-Employee Directors (which was frozen in 1995) retired from the Board effective May 1, 2015. Further, the Company does not pay above-market or preferential earnings on fees that are deferred. The Amended and Restated Deferred Fee Plan for Directors and a predecessor plan have the same investment options as the Company’s 401(k) tax-qualified savings plan for salaried employees. We therefore do not report changes in pension value or earnings on deferred fees and we have omitted column (f) from the table.

All Other Compensation (Column (g)). The amount shown in this column for Messrs. Collins, O’Neal and Reif represents imputed income related to a 2016 board event. Spouses were invited to attend this event and imputed income was charged to those directors whose spouses attended. This imputed income was primarily for air travel to and from New York and meals. Directors do not receive tax gross-ups for imputed income.

Director Deferral Program

Prior to November 1, 2016, non-employee directors were able to defer all or part of their cash compensation pursuant to the Company’s 2005 Deferred Fee Plan for Directors (or a predecessor plan) and to invest any such deferred amounts into Arconic deferred share units or into the other investment options provided under the Company’s 401(k) tax-qualified savings plan.

As of November 1, 2016, in connection with the adoption of the changes to the director compensation program recommended by Pearl Meyer & Partners, the Board of Directors adopted the Amended and Restated Deferred Fee Plan for Directors. Under the Amended and Restated Deferred Fee Plan for Directors, non-employee directors may elect to defer all or part of the cash portion of their annual compensation and to invest such deferred amounts into fully-vested Arconic restricted share units or into the investment options provided under the Company’s 401(k) tax-qualified savings plan other than the Arconic Stock Fund (which represents Arconic deferred share units). The annual equity award granted to non-employee directors in the form of Arconic restricted share units is, by its terms, deferred under the Amended and Restated Deferred Fee Plan for Directors.

Deferred amounts are paid either in a lump sum or installments, as elected by the director, upon retirement from the Board of Directors.

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2017 PROXY STATEMENT

Corporate Governance

Arconic is a values-based company. Our values guide our behavior at every level and apply across the Company on a global basis. The Board has adopted a number of policies to support our values and good corporate governance, which we believe are important to the success of our business and in advancing shareholder interests.

Our values have been recognized by numerous awards*:

Corporate Reputation and Leadership	Corporate Social Responsibility and Sustainability
• Most Admired Metals Companies FORTUNE Magazine, 2017	• Aluminum Industry Leader for Dow Jones World Index Dow Jones Sustainability Indexes, 2016
• Deal of the Year Platts Global Medal Awards, 2016	Research and Development • R&D 100 Award
R&D Magazine, 2016

* Includes awards received by Alcoa Inc., the predecessor to Arconic.

In addition to the other policies and procedures described in this section, we highlight below certain of our corporate governance practices:

Board Membership and Participation

•    Directors who serve on our audit committee may serve on only two other public companies’ audit committees.

•    Directors who serve as chief executive officers of public companies should not serve on more than two outside      public company boards in addition to Arconic’s Board.

•    Other directors should not serve on more than four outside public company boards in addition to Arconic Board.

•    Directors’ attendance at annual meetings is expected.

Prohibition against Short Sales, Hedging, Margin Accounts and Pledging

Our Insider Trading Policy contains restrictions that, among other things:

•    prohibit short sales of Arconic securities and derivative or speculative transactions in Arconic securities;

•    prohibit the use of financial instruments (including prepaid variable forward contracts, equity swaps, collars and      exchange funds) that are designed to hedge or offset any decrease in the market value of Arconic securities; and

•    prohibit directors and executive officers from holding Arconic securities in margin accounts or pledging Arconic      securities as collateral.

Shareholder Engagement

Our directors and executive officers value direct and recurring engagement with our shareholders as part of our continuing efforts to create shareholder value, to refine our corporate governance practices and to address any shareholder concerns. We have sought additional opportunities to meet with, and receive input from, our shareholders, including through Arconic’s first-ever “Investor Day” held in December 2016, and we intend to continue to seek such opportunities in the future.

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2017 PROXY STATEMENT
Corporate Governance (continued)

Proxy Access

Shareholders may nominate director candidates to Arconic’s Board and include those nominees in Arconic’s proxy statement in accordance with the Company’s By-Laws.

Shareholder Right to Call Special Meetings

Shareholders are permitted to call special meetings in accordance with the Company’s Articles of Incorporation and By-Laws.

Shareholder Action by Written Consent

Shareholders may act by written consent in accordance with the Company’s Articles of Incorporation and By-Laws.

Commitment toward Sustainability

The Company is committed to operating sustainably in the communities in which we do business.

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2017 PROXY STATEMENT
Corporate Governance (continued)

The Structure and Role of the Board of Directors

Board Leadership Structure

The Company’s current Board leadership structure comprises a combined Chairman of the Board and Chief Executive Officer, an independent director serving as the Lead Director and strong, active independent directors. Arconic has had a strong, independent Lead Director for a number of years. The Board believes this structure provides a very well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. A combined role of Chairman and Chief Executive Officer confers advantages, including those listed below:

•	By serving in both positions, the Chairman and Chief Executive Officer is able to draw on his detailed knowledge of the Company to provide the Board, in coordination with the Lead Director, leadership in focusing its discussions, review and oversight of the Company’s strategy, businesses, and operating and financial performance.
•	A combined role ensures that the Company presents its message and strategy to stakeholders with a unified voice.
•	The structure allows for open and effective communication between executives and the Board, as well as efficient decision making and focused accountability.

The Board believes that it is in the best interest of the Company and its shareholders for Mr. Kleinfeld to serve as Chairman and Chief Executive Officer, considering the strong role of our independent Lead Director and other corporate governance practices providing independent oversight of management as set forth below.

Our independent Lead Director has substantial responsibilities.

Our Lead Director:

•    Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•    Responds directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman or other directors as the Lead Director may deem appropriate;

•    Reviews and approves meeting agendas and schedules for the Board;

•    Ensures personal availability for consultation and communication with independent directors and with the Chairman, as appropriate;

•    Calls executive sessions of the Board;

•    Calls special meetings of the independent directors, as the Lead Directors may deem to be appropriate; and

•    In her capacity as Chair of the Governance and Nominating Committee, oversees the Board’s self-evaluation process.

Patricia F. Russo is our current Lead Director. Ms. Russo’s strength in leading the Board is complemented by her depth of experience in Board matters ranging from her service on the Company’s Compensation and Benefits Committee (including as Chair from May 2011 to May 2015), Governance and Nominating Committee (as the current Chair) and Executive Committee to her memberships on other company boards.

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2017 PROXY STATEMENT
Corporate Governance (continued)

Shareholders’ interests are protected by effective and independent oversight of management:

•    12 out of our 13 directors are independent as defined by the listing standards of the New York Stock Exchange (“NYSE”) and the Company’s Director Independence Standards.

•    7 out of 12 independent directors have joined the Board since February 2016, providing new independent oversight and diverse leadership experience.

•    The Board’s key standing committees are composed solely of independent directors. The Audit Committee, the Compensation and Benefits Committee, the Finance Committee and the Governance and Nominating Committee each comprises solely of independent directors. All members of the International Committee and the Executive Committee are independent directors other than Mr. Kleinfeld.

•    Our independent directors meet at every regular meeting in executive session without management or the Chairman and Chief Executive Officer present. These meetings are led by the Lead Director.

The Company’s corporate governance practices and policies are designed to protect shareholders’ long-term interests.

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2017 PROXY STATEMENT
Corporate Governance (continued)

The Board’s Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews the Company’s enterprise risk management and receives regular updates on risk exposures.

The Board as a whole has responsibility for risk oversight, including succession planning relating to the Chief Executive Officer (“CEO”) and risks relating to the competitive landscape, strategy, business conditions and capital requirements. The committees of the Board also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

The Audit Committee regularly reviews treasury risks (including those relating to cash generation, liquidity, pension funded status, insurance, credit, debt, interest rates and foreign currency exchange rates), financial and accounting risks, legal and compliance risks, and risks relating to cybersecurity, tax matters, environmental remediation, and internal controls.

The Cybersecurity Advisory Subcommittee was established by the Audit Committee to assist the Audit Committee in fulfilling its responsibility of reviewing the Company’s enterprise risk relating to cybersecurity.

The Compensation and Benefits Committee considers risks related to the attraction and retention of talent, the design of compensation programs and incentive arrangements, and the investment management of the Company’s principal retirement and savings plans. The Company has determined that it is not reasonably likely that risks arising from compensation and benefit plans would have a material adverse effect on the Company. See “Executive Compensation—Compensation Discussion and Analysis—Other Compensation Policies and Practices—What We Do—We Have a Conservative Compensation Risk Profile” on page 74.

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2017 PROXY STATEMENT
Corporate Governance (continued)

The Governance and Nominating Committee considers risks related to corporate governance, and oversees succession planning for the Board of Directors and the appropriate assignment of directors to the Board committees for risk oversight and other areas of responsibilities.

The Finance Committee reviews and provides advice and counsel to the Board regarding the Company’s capital structure, capital expenditures, financing and mergers and acquisitions activities and the risks relating to such activities.

The International Committee considers risks posed by global developments.

The Company believes that the Board leadership structure supports its role in risk oversight. There is open communication between management and directors, and all directors are actively involved in the risk oversight function.

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2017 PROXY STATEMENT
Corporate Governance (continued)

Director Qualifications, Board Diversity and Board Tenure

Our directors have a broad range of experience that spans different industries, encompassing the business, philanthropic, academic and governmental sectors. Directors bring to our Board a variety of skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of our shareholders. As described in the director biographies in “Item 1 Election of Directors,” directors bring to our Board attributes and skills that include those listed below:

Director Attributes and Skills
•	Leadership Experience	•	Aerospace Industry Experience	•	Technology/Innovation Expertise
•	International Experience	•	Risk Management Expertise	•	Corporate Governance Expertise
•	Finance Experience	•	Manufacturing/Industrial Experience	•	Human Resources Experience
•	Economics Expertise	•	Government Experience	•	Defense Industry Experience
•	Academia	•	Environmental and Sustainability	•	Information Technology
•	Automotive Industry		Experience		Experience
	Experience	•	Engineering Experience

Our policy on Board diversity relates to the selection of nominees for the Board. Our policy provides that while diversity and variety of experiences and viewpoints represented on the Board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Governance and Nominating Committee focuses on skills, expertise and background that would complement the existing Board, recognizing that the Company’s businesses and operations are diverse and global in nature. Reflecting the global nature of our business, our directors are citizens of the United States, Germany and India. We have three women directors as of the date of this proxy statement.

The following chart shows the tenure of the directors on our Board following the 2017 Annual Meeting of Shareholders, assuming that all of the Company’s director nominees are elected to new terms. The directors’ tenure is well distributed to create a balanced Board, which contributes to a rich dialogue representing a range of perspectives.

Board Meetings and Attendance

The Board met 11 times in 2016. Attendance by directors at Board and committee meetings averaged 93%. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served during 2016 (or, in the case of Dr. Alving and Ms. Richardson, and Messrs. Gupta, Mahoney, Plant and Schmidt, each of whom joined the Board in 2016, 75% or more of the aggregate of all such meetings after joining the Board), with the exceptions of Messrs. Reif and Sorrell. Messrs. Reif and Sorrell attended 71% and 63%, respectively, of such meetings as a result of the unusually high number of meetings held in 2016 in connection with the separation transaction and other matters and their respective significant other professional commitments.

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2017 PROXY STATEMENT
Corporate Governance (continued)

Under Arconic’s Corporate Governance Guidelines, all directors are expected to attend the annual meeting of shareholders. Eleven out of the fifteen members of the Board at the time attended the Company’s 2016 annual meeting. In addition to Board meetings, directors visit Arconic business operations to deepen their understanding of the Company and interact with on-site employees. In addition, new directors receive an orientation that includes meetings with key management and visits to Company facilities.

Board, Committee and Director Evaluations

The Board of Directors annually assesses the effectiveness of the full Board, the operations of its committees and the contributions of director nominees. The Governance and Nominating Committee oversees the evaluation of the Board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the Board.

38

2017 PROXY STATEMENT
Corporate Governance (continued)

Committees of the Board

There are six standing committees of the Board and one subcommittee of the Audit Committee. The Board has adopted written charters for each committee and subcommittee, which are available on our website at http: //www.arconic.com under “Investors—Corporate Governance—Committees.”

Each of the Audit, Compensation and Benefits, Governance and Nominating and Finance Committees consists solely of directors who have been determined by the Board of Directors to be independent in accordance with Securities and Exchange Commission (“SEC”) regulations, NYSE listing standards and the Company’s Director Independence Standards (including the heightened independence standards for members of the Audit and Compensation and Benefits Committees).

The following table sets forth the Board committees and the current members of each of the committees:

	Audit	Compensation and Benefits	Governance and Nominating	Finance	Executive	International

Amy E. Alving*[1]	X

Arthur D. Collins, Jr.*[1]		Chair

Rajiv L. Gupta*		X	X		X

David P. Hess*[2]

Klaus Kleinfeld					Chair	Chair

Sean O. Mahoney*	X			Chair		X

E. Stanley O’Neal*	X		X	X	X

John C. Plant*		X

L. Rafael Reif*						X

Julie G. Richardson*	X			X

Patricia F. Russo*		X	Chair		X

Ulrich R. Schmidt*	Chair		X	X	X

Ratan N. Tata*						X

2016 Meetings	9	10	17	N/A(3)	12	3
*	Independent Director
[1]	Mr. Collins was Chair of the Cybersecurity Advisory Subcommittee until October 31, 2016 and Dr. Alving was appointed Chair effective November 1, 2016.
[2]	Mr. Hess, an Independent Director, was appointed to the Board of Directors, effective March 10, 2017.
[3]	The Finance Committee was established effective February 23, 2017.

39

2017 PROXY STATEMENT
Corporate Governance (continued)

COMMITTEE	RESPONSIBILITIES
Audit Committee	•	Oversees the integrity of the financial statements and internal controls, including review of the scope and the results of the audits of the internal and independent auditors
	•	Appoints the independent auditors and evaluates their independence and performance
	•	Reviews the organization, performance and adequacy of the internal audit function
	•	Pre-approves all audit, audit-related, tax and other services to be provided by the independent auditors
	•	Oversees the Company’s compliance with legal, ethical and regulatory requirements
	•	Discusses with management and the auditors the policies with respect to risk assessment and risk management, including major financial risk exposures

Each member of the Audit Committee is financially literate, and the Board of Directors has determined that each member except for Dr. Alving qualifies as an “audit committee financial expert” under applicable SEC rules.

Cybersecurity Advisory Subcommittee	•	Assists the Audit Committee in regularly reviewing the state of the Company’s cybersecurity
	•	Regularly brings cybersecurity developments or issues to the attention of the Audit Committee

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2017 PROXY STATEMENT
Corporate Governance (continued)

Compensation and Benefits Committee

•    Establishes the Chief Executive Officer’s compensation based upon an evaluation of performance in light of approved goals and objectives

•    Reviews and approves the compensation of the Company’s officers

•    Oversees the implementation and administration of the Company’s compensation and benefits plans, including pension, savings, incentive compensation and equity-based plans

•    Reviews and approves general compensation and benefit policies

•    Approves the Compensation Discussion and Analysis for inclusion in the proxy statement

•    Has the sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement (see “Compensation Consultants” on page 44 regarding the committee’s engagement of a compensation consultant).

The Compensation and Benefits Committee may form and delegate its authority to subcommittees when appropriate (including subcommittees of management). Executive officers do not determine the amount or form of executive or director compensation although the Chief Executive Officer provides recommendations to the Compensation and Benefits Committee regarding compensation changes and incentive compensation for executive officers other than himself. For more information on the responsibilities and activities of the committee, including its processes for determining executive compensation, see the “Compensation Discussion and Analysis” section.

Executive Committee	• Has the authority to act on behalf of the Board.
Governance and Nominating Committee

•    Identifies individuals qualified to become Board members and recommends them to the full Board for consideration, including evaluating all potential candidates, whether initially recommended by management, other Board members or shareholders

•    Makes recommendations to the Board regarding Board committee assignments

•    Develops and annually reviews corporate governance guidelines for the Company, and oversees other corporate governance matters

•    Reviews related person transactions

•    Oversees an annual performance review of the Board, Board committees and individual director nominees

•    Periodically reviews and makes recommendations to the Board regarding director compensation

International Committee	• Provides a forum for additional discussion and input on international markets, business conditions and political developments.
Finance Committee

•    Reviews and provides advice and counsel to the Board regarding the Company’s:

○          capital structure;

○         financing transactions;

○          capital expenditures and capital plan;

○         acquisitions and divestitures;

○          share repurchase and dividend programs;

○         policies relating to interest rate, commodity and currency hedging; and

○          employee retirement plans.

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2017 PROXY STATEMENT
Corporate Governance (continued)

Voting for Directors

Arconic’s Articles of Incorporation and By-Laws provide a majority voting standard for election of directors in uncontested elections. If an incumbent director nominee receives a greater number of votes cast against his or her election than in favor of his or her election (excluding abstentions) in an uncontested election, the nominee must immediately tender his or her resignation, and the Board will decide, through a process managed by the Governance and Nominating Committee and excluding the nominee, whether to accept the resignation at its next regularly scheduled Board meeting. The Board’s explanation of its decision will be promptly disclosed in accordance with SEC rules and regulations. Any director nominee not already serving on the Board who fails to receive a majority of votes cast in an uncontested election will not be elected to the Board.

An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of shareholders. Elliott has notified Arconic that Elliott intends to nominate a slate of [four] nominees for election to the Board at the 2017 Annual Meeting in opposition to the nominees recommended by the Board. In that case, the five candidates for election as directors receiving the highest number of FOR votes will be elected at the 2017 Annual Meeting.

Communications with Directors

The Board of Directors is committed to meaningful engagement with Arconic shareholders and welcomes input and suggestions. Shareholders and other interested parties wishing to contact the Lead Director or the non-management directors as a group may do so by sending a written communication to the attention of the Lead Director c/o Arconic Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. To communicate issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, send a written communication to the Audit Committee c/o Arconic Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. Alternatively, you may place an anonymous, confidential, toll free call in the United States to Arconic’s Integrity Line at 855-585-8256. For a listing of Integrity Line telephone numbers outside the United States, go to http: //www.arconic.com “Who We Are—How We Work—Ethics and Compliance.”

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate, depending upon the facts and circumstances outlined in the communication.

The Board of Directors has asked the Corporate Secretary’s Office to submit to the Board all communications received, excluding only those items that are not related to Board duties and responsibilities, such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.

Director Independence

In its Corporate Governance Guidelines, the Board recognizes that independence depends not only on directors’ individual relationships, but also on the directors’ overall attitude. Providing objective, independent judgment is at the core of the Board’s oversight function. Under the Company’s Director Independence Standards, which conform to the corporate governance listing standards of the New York Stock Exchange, a director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary in the consolidated group. The Director Independence Standards comprise a list of all categories of material relationships affecting the determination of a director’s independence. Any relationship that falls below a threshold set forth in the Director Independence Standards, or is not otherwise listed in the Director Independence Standards, and is not required to be disclosed under Item 404(a) of SEC Regulation S-K, is deemed to be an immaterial relationship.

The Board has affirmatively determined that all the directors are independent except Mr. Kleinfeld, who is employed by the Company (and therefore does not meet the independence standards set forth in the Director Independence Standards). In the course of its determination regarding independence, the Board did not find any material relationships between the Company and any of the directors, other than Mr. Kleinfeld’s employment.

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2017 PROXY STATEMENT
Corporate Governance (continued)

Related Person Transactions

Review, Approval and Ratification of Transactions with Related Persons

The Company has a written Related Person Transaction Approval Policy regarding the review, approval and ratification of transactions between the Company and related persons. The policy applies to any transaction in which the Company or a Company subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A related person means any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member of any such person.

Under this policy, reviews are conducted by management to determine which transactions or relationships should be referred to the Governance and Nominating Committee for consideration. The Governance and Nominating Committee then reviews the material facts and circumstances regarding a transaction and determines whether to approve, ratify, revise or reject a related person transaction, or to refer it to the full Board or another committee of the Board for consideration. The Company’s Related Person Transaction Approval Policy operates in conjunction with other aspects of the Company’s compliance program, including its Business Conduct Policies which require that all directors, officers and employees have a duty to be free from the influence of any conflict of interest when they represent the Company in negotiations or make recommendations with respect to dealings with third parties, or otherwise carry out their duties with respect to the Company.

The Board has considered the following types of potential related person transactions and pre-approved them under the Company’s Related Person Transaction Approval Policy as not presenting material conflicts of interest:

(i)	employment of executive officers (except employment of an executive officer that is an immediate family member of another executive officer, director, or nominee for director) as long as the Compensation and Benefits Committee has approved the executive officers’ compensation;
(ii)	director compensation that the Board has approved;
(iii)	any transaction with another entity in which the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the other entity’s total annual revenues, if a related person’s interest arises only from:
(a)	such person’s position as an employee or executive officer of the other entity; or
(b)	such person’s position as a director of the other entity; or
(c)	the ownership by such person, together with his or her immediate family members, of less than a 10% equity interest in the aggregate in the other entity (other than a partnership); or
(d)	both such position as a director and ownership as described in (b) and (c) above; or
(e)	such person’s position as a limited partner in a partnership in which the person, together with his or her immediate family members, have an interest of less than 10%;
(iv)	charitable contributions in which a related person’s only relationship is as an employee (other than an executive officer), or a director or trustee, if the aggregate amount involved does not exceed the greater of $250,000 or 2% of the charitable organization’s total annual receipts;
(v)	transactions, such as the receipt of dividends, in which all shareholders receive proportional benefits;
(vi)	transactions involving competitive bids;
(vii)	transactions involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and
(viii)	transactions with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Transactions with Related Persons in 2016

Based on information provided by the directors, the executive officers, and the Company’s legal department, the Governance and Nominating Committee determined that there are no material related person transactions to be reported in this proxy statement. We indemnify our directors and officers to the fullest extent permitted by law against personal liability in connection with their service to the Company. This indemnity is required under the Company’s Articles of Incorporation and the By-Laws, and we have entered into agreements with these individuals contractually obligating us to provide this indemnification to them.

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2017 PROXY STATEMENT
Corporate Governance (continued)

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Benefits Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Benefits Committee.

Compensation Consultants

During 2016, the Compensation and Benefits Committee continued its retention of Pay Governance LLC as its independent compensation consultant. See “Compensation Discussion and Analysis—Other Compensation Policies and Practices—What We Do—The Compensation Committee Retains an Independent Compensation Consultant” on page 75. The committee assessed Pay Governance’s independence and found no conflict of interest. In its assessment, the committee took into account the following factors:

•	Pay Governance provides no other services to the Company;
•	the amount of fees received from the Company by Pay Governance as a percentage of Pay Governance’s total revenue;
•	the policies and procedures that Pay Governance has in place to prevent conflicts of interest;
•	any business or personal relationships between the consultant(s) at Pay Governance performing consulting services and any Compensation and Benefits Committee members or any executive officer; and
•	any ownership of Company stock by the consultant(s).

In addition, during 2016, the Governance and Nominating Committee continued to retain Pearl Meyer & Partners to provide consultation services regarding non-employee director compensation. The committee did not find any conflict of interest with Pearl Meyer and considered the following factors in its determination:

•	Pearl Meyer provides no other services to the Company;
•	the amount of fees received from the Company by Pearl Meyer as a percentage of Pearl Meyer’s total revenue;
•	the policies and procedures that Pearl Meyer has in place to prevent conflicts of interest;
•	any business or personal relationships between the consultant(s) at Pearl Meyer performing consulting services and any Board members or any executive officer; and
•	any ownership of Company stock by the consultant(s).

Corporate Governance Materials Available on Arconic’s Website

The following documents, as well as additional corporate governance information and materials, are available on our website at http://www.arconic.com under “Investors—Corporate Governance—Governance and Policies”:

•	Articles of Incorporation
•	By-Laws
•	Corporate Governance Guidelines
•	Business Conduct Policies
•	Code of Ethics for the CEO, CFO and Other Financial Professionals
•	Director Independence Standards
•	Related Person Transaction Approval Policy
•	Charters of each of our Board committees and subcommittee
•	Insider Trading Policy

Copies of these documents are also available in print form at no charge by sending a request to Arconic Inc., Corporate Communications, 201 Isabella Street, Pittsburgh, PA 15212-5858.

Information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the SEC.

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2017 PROXY STATEMENT
Corporate Governance (continued)

Business Conduct Policies and Code of Ethics

The Company’s Business Conduct Policies, which have been in place for many years, apply equally to the directors and to all officers and employees of the Company, as well as those of our controlled subsidiaries, affiliates and joint ventures. The directors and employees in positions to make discretionary decisions are surveyed annually regarding their compliance with the policies.

The Company also has a Code of Ethics applicable to the CEO, CFO and other financial professionals, including the principal accounting officer, and those subject to it are surveyed annually for compliance with it. Only the Audit Committee can amend or grant waivers from the provisions of the Company’s Code of Ethics, and any such amendments or waivers will be posted promptly at http://www.arconic.com. To date, no such amendments have been made or waivers granted.

Recovery of Incentive Compensation

The Board of Directors adopted the following policy in 2006:

If the Board learns of any misconduct by an executive officer that contributed to the Company having to restate all or a portion of its financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, take remedial action against the wrongdoer in a manner it deems appropriate. In determining what remedies to pursue, the Board shall take into account all relevant factors, including whether the restatement was the result of negligent, intentional or gross misconduct. The Board will, to the full extent permitted by governing law, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an executive officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the executive officer if: (a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement; (b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the executive officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the executive’s obligations to Arconic Inc. as the Board determines fit the facts surrounding the particular case. The Board may, in determining appropriate remedial action, take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such entities.

The 2009 and 2013 Arconic Stock Incentive Plans, the Incentive Compensation Plan for annual cash incentives and the Arconic Internal Revenue Code Section 162(m) Compliant Annual Cash Incentive Compensation Plan each incorporate the terms of this policy.

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2017 PROXY STATEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities with the SEC within specified periods. Due to the complexity of the reporting rules, the Company undertakes to file such reports on behalf of its directors and executive officers and has instituted procedures to assist them with these obligations. Based solely on a review of filings with the SEC and written representations from the Company’s directors and executive officers, the Company believes that in 2016 all of its directors and executive officers filed the required reports on a timely basis under Section 16(a).

Arconic Stock Ownership

Stock Ownership of Certain Beneficial Owners

The following shareholders reported to the Securities and Exchange Commission that they beneficially owned more than 5% of Arconic common stock as of December 31, 2016, except as noted below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)	Percent of Class
Elliott Associates, L.P. 40 West 57th Street New York, NY 10019 Elliott International, L.P. c/o Maples & Calder P.O. Box 309 Ugland House, South Church Street George Town Cayman Islands, British West Indies Elliott International Capital Advisors Inc. 40 West 57th Street New York, NY 10019 Christopher L. Ayers 2400 W. 75th Street Prairie Village, Kansas 66208 Elmer L. Doty 24 Robledo Drive Dallas, Texas 75230 Charles M. Hall 111 Faison Road Chapel Hill, North Carolina 27517 Bernd F. Kessler Burgstrasse 10 82064 Strasslach, Germany	Common Stock	51,102,133[1]	11.7%

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2017 PROXY STATEMENT

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)	Percent of Class
Patrice E. Merrin 92 Birch Avenue Toronto, Ontario M4V1C8
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	40,317,253[2]	9.2%
Blackrock, Inc. 55 East 52nd Street New York, NY 10022	Common Stock	32,493,063[3]	7.4%
1	As of February 28, 2017; as reported in a Schedule 13D amendment dated February 28, 2017: Elliott Associates L.P. had sole power to vote and dispose of 16,352,683 shares; Elliott International, L.P. had shared power to vote and dispose of 34,749,450 shares; Elliott International Capital Advisors Inc. had shared power to vote and dispose of 34,749,450 shares; Christopher L. Ayers had sole power to vote and dispose of 100 shares; and each of Elmer L. Doty, Charles M. Hall, Bernd F. Kessler and Patrice E. Merrin did not beneficially own any shares. In addition, these Elliott entities collectively had economic exposure comparable to approximately 1.7% of the shares of common stock outstanding pursuant to certain derivative agreements disclosed in the Schedule 13D amendment.
2	As reported in a Schedule 13G amendment dated February 9, 2017. The Vanguard Group, an investment adviser, reported that it had sole power to vote 682,187 shares, sole power to dispose of 39,544,956 shares, shared power to vote 94,567 of the reported shares, and shared power to dispose of 772,297 shares.
3	As reported in a Schedule 13G amendment dated January 18, 2017. BlackRock, Inc., a parent holding company, reported that it had sole power to vote 28,389,853 shares, sole power to dispose of 32,452,092 shares, and shared power to vote and dispose of 40,971 shares.

47

2017 PROXY STATEMENT
Arconic Stock Ownership (continued)

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Arconic common stock, as of February 17, 2017, by each director, each of the named executive officers, and all directors and executive officers (serving as of [                ], 2017) as a group.

Mr. Kleinfeld is required to own shares of Arconic common stock equal in value to six times his annual salary and each of the other named executive officers is required to own shares of Arconic common stock equal in value to three times his or her annual salary. These officers are required to maintain that investment until retirement from the Company.

Non-employee directors are required to own, until retirement from the Board, at least $750,000 in Arconic common stock. Compliance with the ownership value requirement is measured annually and if the stock price declines in value, directors must continue to invest in Arconic stock until the stock ownership guideline is reached. To satisfy this requirement, as of November 1, 2016, directors receive a portion of their annual compensation in Arconic deferred restricted share units under the 2013 Arconic Stock Incentive Plan and they may also purchase shares in the open market or elect to defer the cash portion of their annual compensation into additional Arconic deferred restricted share units. Directors may also satisfy this requirement by holding deferred share units under the Company’s 2005 Deferred Fee Plan for Directors (now, the Amended and Restated Deferred Fee Plan for Directors) or a predecessor plan.

Each Arconic deferred restricted share unit is an undertaking by the Company to issue to the recipient one share of Arconic common stock upon settlement and, in the case of annual deferred restricted share units, subject to continued service through the first anniversary of the grant date, or, if earlier, the date of the next subsequent annual meeting of shareholders following the grant date (however, accelerated vesting provisions apply for certain termination scenarios, such as death and change in control). Deferred restricted share units granted in lieu of cash compensation pursuant to a director’s deferral election are fully vested at grant. Deferred restricted share units do not accrue dividend equivalents.

Arconic deferred share units provide directors with the same economic interest as if they own Arconic common stock. The deferred share units track the performance of our common stock and accrue dividend equivalents that are equal in value to dividends paid on our common stock.

Name of Beneficial Owner	Shares of Common Stock[1]	Deferred Share Units[2]	Deferred Restricted Share Units[3]	Total
Directors
Amy E. Alving	—	—	3,112	3,112
Arthur D. Collins, Jr.	16,667	66,530	3,112	86,309
Rajiv L. Gupta	—	—	3,112	3,112
David P. Hess	3,949 [4]	—	— [4]	3,949
Sean O. Mahoney	—	8,779	3,112	11,891
E. Stanley O’Neal	—	45,763	3,112	48,875
John Plant	10,000 [5]	4,389	3,112	17,501
L. Rafael Reif	—	9,361	3,112	12,473
Julie G. Richardson	—	—	3,112	3,112
Patricia F. Russo	3,333 [6]	31,867	3,112	38,312
Ulrich R. Schmidt	3,333	4,197	3,112	10,642
Ratan N. Tata	21,693	—	3,112	24,805
Named Executive Officers
Klaus Kleinfeld *	2,298,326	12,754	—	2,311,080
Kenneth J. Giacobbe	18,653	—	—	18,653
William F. Oplinger	43,379	941	—	44,320
Christoph Kollatz	—	—	—	—
Kay H. Meggers	282,868	292	—	283,160
Karl Tragl	—	—	—	—
Olivier Jarrault	141,963	—	—	141,963
Audrey Strauss	236,108	—	—	236,108
All Directors and Executive Officers as a Group (21 individuals)	2,746,140	200,715	34,232	2,981,087

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2017 PROXY STATEMENT

*	Also serves as a director

1	This column shows beneficial ownership of Arconic common stock as calculated under SEC rules. Unless otherwise noted, each director and named executive officer has sole voting and investment power over the shares of Arconic common stock reported. None of the shares are subject to pledge. This column includes shares held of record, shares held by a bank, broker or nominee for the person’s account, shares held through family trust arrangements, and for executive officers, share equivalent units held in the Arconic Retirement Savings Plan which confer voting rights through the plan trustee with respect to shares of Arconic common stock. This column also includes shares of Arconic common stock that may be acquired under employee stock options that are exercisable as of February 17, 2017 or will become exercisable within 60 days after February 17, 2017 as follows: Mr. Kleinfeld (1,657,527); Mr. Giacobbe (5,040); Mr. Meggers (194,696); Mr. Jarrault (60,382); and Ms. Strauss (172,622); and all executive officers as a group 1,912,227). No awards of stock options have been made to non-employee directors. As of February 17, 2017, individual directors and executive officers, as well as all directors and executive officers as a group, beneficially owned less than 1% of the outstanding shares of common stock.
2	This column lists (i) for executive officers, deferred share equivalent units held under the Arconic Deferred Compensation Plan, and (ii) for directors, deferred share equivalent units held under the Amended and Restated Deferred Fee Plan for Directors and the Deferred Fee Plan for Directors (in effect before 2005). Each deferred share equivalent unit tracks the economic performance of one share of Arconic common stock and is fully vested upon grant, but does not have voting rights.
3	This column lists deferred restricted share units issued under the 2013 Arconic Stock Incentive Plan. Each deferred restricted share unit is an undertaking by the Company to issue to the recipient one share of Arconic common stock upon settlement and, in the case of annual deferred restricted share units, subject to continued service through the first anniversary of the grant date, or, if earlier, the date of the next subsequent annual meeting of shareholders following the grant date (however, accelerated vesting provisions apply for certain termination scenarios, such as death and change in control). Deferred restricted share units granted in lieu of cash compensation pursuant to a director’s deferral election are fully vested at grant. Deferred restricted share units do not accrue dividend equivalents.
4	Mr. Hess was appointed to the Board of Directors effective [ ], 2017. The initial disbursement of his director compensation will be made on [ ], 2017. Under Arconic’s director compensation program, Mr. Hess will receive an annual retainer of $240,000, plus any applicable Board committee fees, of which $120,000 shall be in deferred restricted share units. See “Director Compensation” on page 28.
5	Held by a trust of which Mr. Plant is the trustee and a beneficiary.
6	Held by a trust of which Ms. Russo is the trustee and a beneficiary.

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2017 PROXY STATEMENT

Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Under its written charter, the Audit Committee of the Board of Directors has sole authority and is directly responsible for the appointment, retention, compensation, oversight, evaluation and termination of the independent registered public accounting firm retained to audit the Company’s financial statements.

The Audit Committee annually evaluates the qualifications, performance and independence of the Company’s independent auditors. Based on its evaluation, the Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017. PricewaterhouseCoopers LLP or its predecessor, Coopers & Lybrand, has served continuously as the Company’s independent auditors since 1973. The Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

The Audit Committee is responsible for the approval of the engagement fees and terms associated with the retention of PricewaterhouseCoopers LLP. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection and evaluation of the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent registered public accounting firm.

Although the Company’s By-Laws do not require that we seek shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

The Board of Directors recommends a vote “FOR” ITEM 2, to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017.

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Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm (continued)

Report of the Audit Committee

In accordance with its written charter, the Audit Committee of the Board of Directors is responsible for assisting the Board to fulfill its oversight of:

•	the integrity of the Company’s financial statements and internal controls,
•	the Company’s compliance with legal and regulatory requirements,
•	the independent auditors’ qualifications and independence, and
•	the performance of the Company’s internal audit function and independent auditors.

It is the responsibility of the Company’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Company’s internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2016 (the independent auditors), is responsible for performing independent audits of the Company’s consolidated financial statements and internal control over financial reporting and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (GAAP) and on the effectiveness of the Company’s internal control over financial reporting. The independent auditors also review the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of PricewaterhouseCoopers LLP, the Audit Committee has (i) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the audit firm’s communications with the Audit Committee concerning independence, (ii) discussed with PricewaterhouseCoopers LLP the firm’s independence from the Company and management and (iii) considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the auditors’ independence. In addition, the Audit Committee has assured that the lead audit partner is rotated at least every five years in accordance with Securities and Exchange Commission and PCAOB requirements, and considered whether there should be a regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

The Audit Committee has reviewed with the independent auditors and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Audit Committee regularly monitored the progress of both in assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress to date.

At every regular meeting, the Audit Committee meets separately, and without management present, with the independent auditors and the Company’s Vice President—Internal Audit to review the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. The Audit Committee also meets separately at its regular meetings with the Chief Financial Officer and the Chief Legal Officer, and meets separately twice a year with the Chief Ethics and Compliance Officer.

The Audit Committee has met and discussed with management and the independent auditors the fair and complete presentation of the Company’s financial statements. The Audit Committee has also discussed and reviewed with the independent auditors all communications required by GAAP, including those described in Auditing Standards No. 16,

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“Communication with Audit Committees”, as adopted by the PCAOB. The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditors.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission. In addition, the Audit Committee has approved, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017.

The Audit Committee

Ulrich R. Schmidt, Chair

Amy E. Alving

Sean O. Mahoney

E. Stanley O’Neal

Julie G. Richardson

February 22, 2017

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Item 2 Ratification of Appointment of Independent Registered Public Accounting Firm (continued)

Audit and Non-Audit Fees

The following table shows fees for professional services rendered by PricewaterhouseCoopers LLP for the past two fiscal years ended December 31 (in millions):

	2016	2015
Audit Fees	$ 14.7	$ 13.8
Audit-Related Fees	$ 5.1	$ 5.5
Tax Fees	$ 0.3	$ 0.5
All Other Fees	$ 0.0	$ 0.1

The Audit Committee has adopted policies and procedures for pre-approval of audit, audit-related, tax and other services, and for pre-approval of fee levels for such services. See Attachment A, “Pre-Approval Policies and Procedures for Audit and Non-Audit Services.” All services set forth in the table above were approved by the Audit Committee before being rendered.

Audit Fees include the base audit fee, effects of foreign currency exchange rates on the base audit fee, scope adjustments to the base audit requirements, and accounting and audit advisory services. The increase in audit fees from 2015 to 2016 was principally due to fees paid to PwC through November 1, 2016 relating to the audit of the financial statements of the Alcoa Corporation business in anticipation of the Separation.

Audit-Related Fees include due diligence services for acquisitions and divestitures, audits of employee benefit plans, agreed-upon or expanded audit procedures for accounting or regulatory requirements, information system controls procedures, and review or verification of reported sustainability information. This category also includes fees associated with the audit and review by PwC of carve-out financial statements of the Alcoa Corporation business. The decrease in audit-related fees from 2015 to 2016 was principally due to a decrease in the amount of due diligence work performed.

Tax Fees include U.S. federal, state and local tax support and international tax support.

All Other Fees include benchmarking services across a number of Arconic entities.

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Item 3 Advisory Approval of Executive Compensation

As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Board of Directors is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2016 compensation of the individuals listed in the “2016 Summary Compensation Table” on page 77 (our “named executive officers”), as described in this proxy statement.

Because the vote is advisory, the result will not be binding on the Compensation and Benefits Committee and it will not affect, limit or augment any existing compensation or awards. The Compensation and Benefits Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

The Board has approved an annual frequency for advisory shareholder votes to approve executive officer compensation. Item 4 (Advisory Vote on Frequency of Advisory Vote on Executive Compensation) of this Proxy Statement asks for shareholder feedback on the Board’s current policy of an annual frequency for advisory shareholder votes to approve executive officer compensation. If, following the vote on that proposal, the annual frequency is retained, unless the Board determines otherwise, the next such vote will be held at the Company’s 2018 annual meeting.

We believe you should read the Compensation Discussion and Analysis and the compensation tables in determining whether to approve this proposal.

The Board of Directors recommends approval of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion, is hereby APPROVED.”

The Board of Directors recommends a vote “FOR” ITEM 3, to approve, on an advisory basis, the compensation of the Company’s named executive officers, as stated in the above resolution.

Compensation Committee Report

The Compensation and Benefits Committee (the “Committee”) has:

1.	reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement; and

2.	based on the review and discussions referred to in paragraph (1) above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement relating to the 2017 annual meeting of shareholders.

The Compensation and Benefits Committee

Arthur D. Collins, Jr., Chair

Rajiv L. Gupta

John C. Plant

Patricia F. Russo

February 22, 2017

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Executive Compensation | Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes the compensation and benefits of our named executive officers (our NEOs) with respect to our fiscal year 2016 and the related decisions made by the Compensation and Benefits Committee (the Compensation Committee) of the Board of Directors of Alcoa Inc. (with respect to decisions made prior to the separation) and Arconic Inc. (with respect to decisions made after the separation). For 2016, our NEOs are:

Klaus Kleinfeld, Chairman and Chief Executive Officer

Kenneth J. Giacobbe, Executive Vice President and Chief Financial Officer

William F. Oplinger, Former Executive Vice President and Chief Financial Officer

Christoph Kollatz, Executive Vice President, Corporate Development, Strategy & New Ventures

Kay H. Meggers, Executive Vice President and Group President, Global Rolled Products

Karl Tragl, Executive Vice President and Group President, Engineered Products and Solutions

Olivier Jarrault, Former Executive Vice President and Group President, Engineered Products and Solutions

Audrey Strauss, Former Executive Vice President, Chief Legal Officer and Secretary

Executive Summary

Executive Compensation Program Aligns Management Interests with Those of Shareholders in a Transformative Year

On November 1, 2016, Alcoa Inc. separated into two independent public companies, Alcoa Corporation and Arconic Inc.

Following the separation, Arconic comprises the Global Rolled Products (other than the rolling mill in Warrick, Indiana, and the 25.1% equity ownership stake in the Ma’aden Rolling Company), the Engineered Products and Solutions, and the Transportation and Construction Solutions segments. Alcoa Corporation comprises the Alumina and Primary Metals segments, the rolling mill in Warrick, Indiana, and the 25.1% equity ownership stake in the Ma’aden Rolling Company in Saudi Arabia. References in this CD&A to “Alcoa Inc.” refer to the combined company prior to the separation; references to “Arconic” refer to Arconic Inc. following the separation; and references to the “Company” refer generally to the entity as it existed throughout 2016 (for 10 months as Alcoa Inc. and two months as Arconic).

While the Company delivered solid operational and financial performance in 2016, a shortfall against targets resulted in payouts that were below target for long-term incentive (LTI) and slightly below target for annual incentive compensation (IC), consistent with the Company’s pay-for-performance practices.

During 2016, the Company exceeded its free cash flow (FCF) targets, while also reducing debt by $750 million and finishing the year with $1.9 billion in cash and the 19.9% stake in Alcoa Corporation worth approximately $1 billion. Despite significant productivity savings across every segment and profit and margin increases in all three Arconic segments, the Company missed achieving its 2016 adjusted Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) and revenue targets due to unanticipated declines in the aerospace and ground transportation markets. In line with the Company’s pay for performance policy, missing those targets resulted in a below target LTI payout and slightly below target IC payout.

Critical strategic decisions and strong project management drove the success of the separation and created significant shareholder value.

To address an unusually low commodity pricing environment at the time of the separation, which resulted in a reduced debt-carrying capacity of Alcoa Corporation, Arconic took on an extra debt burden. This enabled Alcoa Corporation to

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Executive Compensation | Compensation Discussion and Analysis (continued)

start with a strong balance sheet built to weather commodity cycles and has had a positive impact on Alcoa Corporation’s ability to create value for its shareholders. In order to counterbalance this increased burden, Arconic retained a 19.9% stake in Alcoa Corporation and is responsibly managing it to maximize shareholder value. On February 14, 2017, Arconic reduced its stake by more than 60%, selling 23 million shares of Alcoa Corporation stock. The Company will use the $888 million in proceeds to strengthen Arconic’s cash balance, providing flexibility to pay down debt and/or pursue share repurchases, based on an assessment of relative return.

To oversee the complex separation process, Alcoa Inc. formed a Separation Program Office that managed 294 projects affecting 266 sites in 27 countries. The separation was completed on schedule and on budget, with two highly qualified leadership teams ready on November 1, 2016 to assume responsibility for Alcoa Corporation and Arconic.

The separation has enhanced the respective businesses of Arconic and Alcoa Corporation and unlocked substantial value for their shareholders. Within the first 100 days, the pre-split shareholders of Alcoa Inc. have seen their investment increase in value by a combined 52.9% (including dividends) from the closing price on November 1, 2016. Arconic’s stock price has increased by 47.8% over that period.

The Compensation Committee decided not to have special separation awards for NEOs and to provide equity adjustments only for selected NEOs who had an outstanding impact on the separation results.

Based on input from investors and benchmarking analyses, the Company designed an executive compensation structure most suited to drive shareholder value for Arconic in 2017 and beyond.

The separation presented an opportunity to focus executive compensation practices on Arconic’s unique needs and opportunities. During 2015 and 2016, the Company’s directors and management took advantage of the expanded dialogue with investors concerning separation plans to also obtain investor insights related to their policies on compensation and governance matters and to obtain their comments on our 2016 Alcoa Inc. compensation plans and recommendations for compensation practices to be adopted by Arconic after the separation. In addition, Arconic management and the Compensation Committee reviewed the best practices of comparable companies in terms of compensation design and mix, short-term and long-term performance metrics, long-term incentive mix by award type, performance periods, vesting provisions, short-term and long-term incentive payout history, and stock ownership guidelines. All of these inputs resulted in revisions to the 2017 compensation design described in this CD&A and summarized below.

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Executive Compensation | Compensation Discussion and Analysis (continued)

Arconic’s compensation practices respond to investor/ISS feedback and best practices

Shareholder/ISS Feedback & Best Practices From Market Study*	Our Responses/Changes
Emphasize performance-based equity awards	80% of equity awards for CEO/NEOs based on performance, the highest percentage in the market study
Minimize adjustments to incentive plan results	For the 2-months post-separation in 2016 and in future years, incentive plan results not normalized for LME
Establish long-term targets for performance restricted share units (RSUs)	Beginning in 2017, performance RSUs earned based on 3-year targets set at beginning of 3-year performance period
Consider incentive metrics that are strongly linked to shareholder value and based on relative performance

Beginning in 2017, implemented new incentive compensation structure, including:

•    A return metric (return on net assets) for the performance RSUs

•    A relative TSR multiplier for the performance RSUs

•    Reduced weighting on non-financial metrics under the annual incentive plan from 20% to 10%

Remove grandfathered change-in-control (CIC) provisions to align with best practices	Eliminated the CEO’s grandfathered excise tax gross-up and modified single trigger provisions under the Change-in-Control Plan

* Market study of 17 companies in Arconic’s new CEO peer group

See “Attachment C—Calculation of Financial Measures” for the reconciliations to the most directly comparable GAAP (accounting principles generally accepted in the United States of America) measures and management’s rationale for the non-GAAP financial measures used in this CD&A, including adjusted net income, adjusted EBITDA, and free cash flow.

Compensation Design and Philosophy

The Company’s Compensation Philosophy and Investor Outreach Guided the 2016 Executive Compensation Plan and the Executive Compensation Plan and Practices Adopted for Arconic.

Arconic’s Executive Compensation Design, as discussed in greater detail below in this CD&A, relies on a diversified mix of pay instruments, including a fixed base salary, a performance-based annual incentive program, and a long-term equity incentive program which itself consists of multiple components. The incentive programs are designed to reward achievement in respect of various performance metrics, all of which are of great importance to building shareholder value.

Arconic’s Executive Compensation Philosophy is based on four guiding principles to drive pay-for-performance and shareholder alignment:

1.	Make equity LTI the most significant portion of total compensation for senior executives and managers, increasing the portion of performance-based equity incentives with the level of responsibility.

2.

Choose annual IC and LTI metrics that focus management’s actions on achieving the greatest positive impact on Arconic’s financial performance and that include a means to assess and motivate performance relative to peers.

3.	Set IC and LTI targets that challenge management to achieve continuous improvement in performance and deliver long-term growth.

4.	Target salary compensation at median, while using IC and LTI to reward exceptional performance and to attract and retain exceptional talent.

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Executive Compensation | Compensation Discussion and Analysis (continued)

Our 2016 executive compensation plans reflect our continued investor outreach efforts.   In the fall of 2015, the Company reached out to governance and compensation professionals at all of our largest 50 investors. We had calls or meetings with 21 of those investors to determine their priorities for the 2016 proxy season and to answer their questions about the Company’s compensation and governance practices. The CEO and CFO also had compensation and governance discussions during their meetings with equity investors. With 89% of the votes cast at the 2016 shareholders meeting in favor of our say-on-pay proposal, on an advisory basis, our investors reinforced their support of our compensation philosophy and plan.

Equity represents a significant portion of the compensation of the CEO and the other NEOs.

The emphasis on equity compensation and pay-for-performance begins with the CEO, whose 2016 target total direct compensation included nearly 90% pay at risk.

The 2016 target total direct compensation for the other continuing NEOs covered in this document also had a strong emphasis on performance-based compensation.

Type of Compensation	% of Target Compensation
Salary	18% to 37%
Annual Cash Incentive Compensation	17% to 25%
Equity Awards	38% to 64%

The Company Delivered Solid Operational and Financial Performance in 2016

The Company improved year-over-year performance results.

Excluding the impact of special items, Arconic reported 2016 adjusted income from continuing operations of $505 million, or $0.98 per share.

Full year 2016 combined segment adjusted EBITDA was $2.1 billion, up 9% year over year, with the Company recording a margin expansion of 140 basis points across all business segments. Full year 2016 consolidated adjusted EBITDA, excluding separation costs, was $1.7 billion. Company employees achieved $710 million in gross productivity savings, with net savings of $310 million.

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Executive Compensation | Compensation Discussion and Analysis (continued)

To further its de-leveraging program and strengthen its balance sheet, in December 2016, Arconic completed the early redemption of bonds in the aggregate principal amount of $750 million, ending the year with cash on hand of $1.9 billion and retained interest in Alcoa Corporation worth approximately $1 billion.

The 2016 performance of Alcoa Inc.’s Upstream business, Global Primary Products (GPP), was impacted by declining alumina prices and regional premiums.

GPP is a globally cost-competitive leader in the production of bauxite, alumina and aluminum, bolstered by a portfolio of value-added cast and rolled products as well as energy assets. The business delivered third-party revenue of $5.9 billion for the 10-month period January to October 2016, down 23% versus the prior year, along with $318 million in after-tax operating income (ATOI), down 63% versus prior year. Revenue results were heavily impacted by declining alumina prices and regional premiums as well as divestitures. Substantial productivity initiatives of over $575 million were not enough to offset these market factors, leading to the drop in ATOI.

Arconic’s Segments Continued to Deliver Strong Performance in 2016.    Arconic has continued to improve its profitability, with combined segment adjusted EBITDA margin increasing from 6.9% in 2008 to 16.6% in 2016. Every Arconic segment has also seen impressive margin growth over this time period:

•	EPS: Increased adjusted EBITDA percentage margin from 13% to 21%

•	GRP: Increased adjusted EBITDA percentage margin from 3% to 12%; adjusted EBITDA/metric ton (MT) from $113 to $364

•	TCS: Increased adjusted EBITDA percentage margin from 6% to 16%

Combined segment adjusted EBITDA was up 9% in full year 2016, with margin expansions in every segment.

EPS develops and manufactures high performance, engineered products and solutions for the aerospace, industrial gas turbine, commercial transportation and oil and gas markets. EPS recorded revenue of $5.7 billion, up 7% year over year, ATOI of $642 million, up 8% year over year, adjusted EBITDA of $1.2 billion, up 8% year over year and an adjusted EBITDA margin of 20.9%. EPS businesses secured landmark contracts in 2016, including three with Airbus, for 3D-printed metal parts.

GRP manufactures highly-differentiated aluminum sheet and plate products for the aerospace, automotive, commercial transportation, brazing and industrial markets. GRP recorded revenue of $4.9 billion, down 7% year over year, ATOI of $269 million, up 20% year over year, adjusted EBITDA of $577 million, up 13% year over year, and adjusted EBITDA of $364 per metric ton. GRP also continued to benefit from the aluminization of the automotive market: in 2016, automotive sheet shipments increased 40% year over year. Automotive sheet revenue is expected to grow from $117 million in 2011 to $1.3 billion in 2018.

TCS brands invented the industries they continue to lead today: Kawneer created the first modern storefront more than a century ago, while the Alcoa Wheels brand created the first forged aluminum truck wheel nearly 70 years ago. In 2016, TCS recorded revenue of $1.8 billion, down 4% year over year, ATOI of $176 million, up 6% year over year, adjusted EBITDA of $291 million, up 7% year over year, and an adjusted EBITDA margin of 16.1%.

In 2017, Arconic’s segment reporting metric will change from ATOI to adjusted EBITDA.

THE SEPARATION STRATEGY, DESIGN and MANAGEMENT DELIVERED SIGNIFICANT VALUE for SHAREHOLDERS

The Company completed the separation on schedule and on budget.   To ensure that the Company’s business units could focus on delivering on their customer and financial commitments without distraction from separation activities, the Company formed a Separation Project Office (SPO) to maintain tight cross-functional coordination over 35 workstreams

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Executive Compensation | Compensation Discussion and Analysis (continued)

with more than 20,000 milestones involving 294 projects affecting 266 sites in 27 countries. Under the direction of the SPO, the functional leaders renegotiated vendor contracts valued at $2.7 billion, trained more than 12,000 employees to provide post-separation continuity to customers and oversaw a massive information technology (IT) restructuring. The separation required a new global data center for Alcoa Corporation, separation of all regional internet gateways, and creation of 275 new servers. Two highly qualified leadership teams were ready on November 1, 2016 to assume responsibility for Alcoa Corporation and Arconic.

At separation, Alcoa Corporation started with a strong balance sheet enabled by Arconic taking debt and a 19.9% retained interest.  Due to the unusually low commodity pricing environment at the time of the separation, which would result in a strongly reduced debt-carrying capacity of Alcoa Corporation, Arconic took on an extra debt burden to allow for the separation to conclude on time and for Alcoa Corporation to start with a strong balance sheet built to weather commodity cycles. As a counter position, Arconic retained a 19.9% stake in Alcoa Corporation, with the intention of managing it to maximize the upside for our shareholders. On February 14, 2017, after a 67.7% rise in Alcoa Corporation stock, Arconic monetized more than 60% of its stake resulting in proceeds of $888 million. The proceeds strengthen Arconic’s cash balance, providing flexibility to pay down debt and/or pursue share repurchases, based on an assessment of relative return.

The separation delivered substantial shareholder value. The separation has enhanced the respective businesses of Arconic and Alcoa Corporation and unlocked significant value for their shareholders. Within the first 100 days, the pre-split shareholders of Alcoa Inc. have seen their investment increase in value by a combined 52.9% (including dividends) from the closing price on November 1, 2016. Arconic’s stock price has increased by 47.8% over that period, significantly more than the 12.6% increase of the S&P Industrial Index or the 14% increase of the S&P Aerospace and Defense Index.

The Company Set Aggressive Short- and Long-Term Business Plan Targets That Formed the Basis for Its IC and LTI Targets

The IC and LTI targets are based on corporate and business plan targets, which are publicly disclosed. In recent years, the targets were consistent with the Company’s overall strategy to build a globally competitive commodity business while profitably growing our value-add business.

Because of the diversity of Alcoa Inc. businesses, in recent years, including 2016, three-year business plans targets took varying forms for the upstream, midstream and downstream businesses. For example, because the upstream business largely competes in commodity markets, the focus has been on lowering costs. Targets were set to lower Alcoa’s position on the industry cost curves by the year in which the targets end. The midstream and downstream businesses have targets for profitable growth. In 2016, the targets for the midstream business were adjusted EBITDA/MT and revenue growth, and for the downstream, adjusted EBITDA margin percentage and revenue growth.

The three-year targets ending in 2016 were set based on consideration of the following parameters:

1.	Market/competitive positioning, both current and projected;

2.	Competitor financial benchmarking;

3.	Market conditions, both current and projected; and

4.	Historical performance.

The Company conducted a rigorous, iterative annual operational planning process that considered a series of factors:

1.	Progress toward attainment of three-year targets;

2.

Current and projected market conditions, which are based on assumptions about key financial parameters, such as foreign currency exchange rates (FX) and the prices of aluminum on the London Metal Exchange (LME), energy and raw materials;

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Executive Compensation | Compensation Discussion and Analysis (continued)

3.	Capital and operational projects to be completed during the year that increase our competitiveness, open new markets or drive additional profitability; and

4.	Historical performance and each business’ ability to overcome headwinds through ongoing productivity improvements.

Each group’s business plan was evaluated using a number of financial and non-financial metrics, including revenue growth, gross and net productivity, overhead expenditures, capital efficiency (both working capital and capital expenditures), overall profitability, cash generation (both cash from operations and FCF), safety, quality and customer metrics. The summation of these group plans then was compared with the financial position of the Company in the aggregate to determine whether the targets meet our financial ratio and cash requirements. As in previous years, the final result was the 2016 annual business plan.

This rigorous process has allowed the Company to establish one-year and three-year business plan goals on which to base its IC and LTI targets. The annual business plan interacts with the three-year targets as progress points for the long-term goals, driving long-term value for the Company’s shareholders. This process drove the multi-year productivity gains and increases in profitable growth that facilitated Alcoa Inc.’s transformation strategy and successful separation.

Framework for the 2016 Incentive Structure.  Anticipating the completion of the separation in the second half of 2016, the Compensation Committee established a framework for measuring performance under the 2016 IC and performance-based restricted share unit awards both prior to and after the separation. Targets were set for 2016 performance of Alcoa Inc. and for Arconic. For addition information see “—2016 Annual Cash Incentive Compensation” and “—2016 Equity Awards: Stock Options and Performance-Based Restricted Share Units.”

The Company Chose 2016 Metrics That Drive Long-Term Economic Value, and IC and LTI Targets that Drove Solid Performance

Our choice of 2016 metrics was directly related to the key priorities of our businesses and aligned with our shareholders.  Alcoa Inc. consistently chose IC metrics that motivate high performance in the current market environment and LTI metrics that are aligned with its long-term strategy.

•

Financial metrics represented 80% of the total IC target. In 2016, Alcoa Inc.’s financial IC metrics were 40% for adjusted EBITDA to represent investor priorities for profitable growth and 40% for adjusted free cash flow (FCF) to maintain a focus on liquidity leading up to the separation.

•

Non-financial metrics represented 20% of the total IC target. Safety, environmental stewardship and diversity are intrinsic to Alcoa Inc.’s values and have an impact on business performance. The safety metric focuses on reducing the number of serious injuries. Given the significant environmental impact of the Upstream portfolio, the environmental metric drives reduction of carbon dioxide emissions and strengthening Alcoa Inc.’s energy efficiency. Our diversity metric tracks executive and professional representation of women globally and of minorities in the United States, reinforcing our goal to draw on the broadest possible talent pool in attracting the best and brightest to Alcoa and building on diverse viewpoints.

•	Long-term metrics. Alcoa Inc.’s LTI metrics – 75% for adjusted EBITDA margin growth and 25% for revenue growth – reinforce the long-term objective of profitable growth in our value-add businesses.

To drive management behavior that maximizes financial performance and value, Alcoa holds managers accountable for factors they can directly control.  Because the Company’s compensation philosophy is not to reward or punish management for factors that are outside their control, we normalize for those factors. As part of the financial planning process to establish the annual business plan for an upcoming year, we established assumptions for the London Metal Exchange (LME) price of aluminum (and related regional premium prices) as well as foreign currency exchange rates (FX), both of which can have significant effects on financial results and neither of which management performance can impact.

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Executive Compensation | Compensation Discussion and Analysis (continued)

LME: Without normalization, in years when the LME price of aluminum rises rapidly relative to assumptions in the business plan, such as in 2014, IC and LTI would be less effective as a performance incentive because management would receive an unearned benefit. Conversely, when the LME price of aluminum falls dramatically, as it did in 2015, failure to normalize would demotivate employees by putting any IC and LTI awards out of reach for reasons beyond their control. Instead, Alcoa Inc.’s use of normalization enabled Alcoa Inc. to drive operational and financial performance, particularly in recent years of volatile LME aluminum prices. While normalization reinforces management accountability and pay-for-performance, the significant equity portion of executive compensation reinforces management’s alignment with our shareholders’ experience as investors in the Company. Going forward, Arconic will eliminate normalization for LME aluminum price changes under incentive plan results due to the spinoff of the upstream business.

FX: Since Alcoa Inc.’s revenues were largely U.S. dollar-denominated, while costs in non-U.S. locations were largely denominated in local currency, the volatility of FX also has had a significant impact on Alcoa Inc.’s upstream earnings. As our commodities are traded in U.S. dollars, we have typically seen an inverse correlation to FX. Therefore, to avoid double counting, the normalization for the LME aluminum price swings needs to be corrected by concurrent normalization of FX.

Because Alcoa Inc. generally did not hedge FX or LME fluctuations, normalization is a practice that Alcoa Inc. followed for many years to ensure that management remained highly focused on achieving and surpassing operational and strategic goals that benefit our top- and bottom-line performance.

As the chart below shows, normalization was necessary and appropriate in 2016 for Alcoa Inc. Since LME and regional premiums had the greatest impact on the commodity segment of the portfolio, which transferred to Alcoa Corporation in the separation, the Compensation Committee decided that LME normalization would not apply to Arconic’s results for the final two months of 2016.

Uncontrollable market forces had significant impact on Alcoa Inc.’s 2016 financial results.

Market Force	Benchmark	2016 Sensitivity for Net Income ($M)
LME	+/-$100/MT	+/-$190
FX	USD +/-10%	+/-$225

The Company set 2016 financial targets that drive long-term shareholder value. As described in this CD&A, Alcoa Inc. had a rigorous process to develop the financial targets on which it based its IC and LTI targets. Given the impact of a variety of external factors affecting Alcoa Inc.’s financial performance, the target-setting process took into account the complexities of the business and the multiple external factors that impact it. As the Company successfully addressed the challenging situation facing the aluminum industry during the past eight years, its incentive targets played a major role in driving Alcoa Inc.’s year-over-year improvements in underlying operational fundamentals and financial performance. The 2016 IC and LTI financial targets were established to continue that progress. Following the review of the Company’s 2016 business plan by Alcoa Inc.’s Board of Directors in February 2016, the Compensation Committee approved the metrics and targets after assessing the relevance of the metrics to Alcoa Inc.’s strategy and value creation and the difficulty and appropriateness of the targets to drive performance.

The Company’s IC and LTI structure is an important motivator for achieving and exceeding targets. To attract, motivate, align and retain high performing executives, Alcoa designs its compensation programs at median base salary levels while providing cash and equity incentives that motivate exceptional performance. Given the demanding leadership

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Executive Compensation | Compensation Discussion and Analysis (continued)

challenges confronting the aluminum industry in recent years, the prospect of an upside in IC and LTI has proven to be a major retention factor and has had a demonstrable impact on motivating managers to overcome those obstacles and achieve strong operational and financial performance. Those incentives also helped to retain top talent during a period of uncertainty and heightened threat of poaching by competitors. We maximize the impact of IC and LTI incentives by setting a steep slope to threshold and flatter slope to maximum payout. This dis-incentivizes below-target performance by eliminating payouts for missing targets by more than a small margin and motivates significant upside performance.

2016 Payouts for IC and LTI Awards Reflected 2016 Performance Against Aggressive Targets, While Designed to Reward and Retain Talent

As described in “—2016 Annual Cash Incentive Compensation” and “—2016 Equity Awards: Stock Options and Performance-Based Restricted Share Units,” the Compensation Committee established a framework for applying IC and LTI both prior to and after the separation based on the corporate and business assignment of executives. Following is a report of the IC and LTI results for Alcoa Inc. and Arconic.

The 2016 Annual Cash Incentive Compensation payout was 99% of target. The corporate annual cash IC plan for 2016 was designed to achieve operating goals set at the beginning of the year for Alcoa Inc. and Arconic. Because the separation occurred on November 1, 2016, the final IC plan results for Corporate employees reflected results against 10-month targets for Alcoa Inc. prorated for 10 months plus results against full-year targets for Arconic prorated for 2 months. The final 2016 IC result was 100.7% (Alcoa Inc.) *10/12 + 90.2% (Arconic) *2/12 = 99.0%. This represents a 5% reduction of the IC payout formula due to a contractor fatality in our Brazilian Upstream business. (See IC chart in “—2016 Annual Cash Incentive Compensation”)

The 2016 Performance-Based Restricted Share Unit Payout was 87.2% of target.   Long-term stock incentives are performance-based. We grant long-term stock awards to align executives’ interests with those of shareholders, link compensation to stock price performance over a multi-year period and support the retention of our management team. In January 2016, stock awards in the form of stock options (X% of target grant date value) and performance-based restricted share units (X% of target grant date value) were made to each of the NEOs. The final 2016 result for the performance RSUs was 89.4% (Alcoa Inc.) *10/12 + 76.3% (Arconic) *2/12 = 87.2%. (See LTI charts in “—2016 Equity Awards: Stock Options and Performance-Based Restricted Share Units”)

Below-target IC/LTI was due to aerospace industry transition and soft commercial transportation market.  The IC miss against plan was primarily caused by a profitability shortfall in the EPS Group, which derives roughly 75% of its revenues from aerospace customers. As the aerospace industry shifted to production of next-generation commercial aircraft, our customers undertook a destocking of their inventories of parts for current models. Meanwhile, Arconic incurred additional costs as it ramped up to respond to an anticipated increase in demand within its aircraft engines business. With more than $13 billion in multi-year aerospace contracts signed in the past two years, the 2016 issues are not expected to have a long-term impact on EPS. The profitability shortfall in EPS was partially offset by strong cash performance within GRP as well as the inclusion of the 10-month performance of Alcoa Inc.’s Upstream business (now Alcoa Corporation). The biggest driver of below-target LTI was the continued decline in the North American commercial transportation market, which resulted in a significant revenue shortfall against plan.

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Executive Compensation | Compensation Discussion and Analysis (continued)

For 2017 and Beyond, the Compensation Committee Made Changes to Arconic’s Executive Compensation Plans that Reinforce a Commitment to Best-in-Class Compensation and Governance Practices

Beginning after the announcement of the planned separation of Alcoa Inc. in September 2015, the Chairman and CEO, the Lead Director and the Compensation Committee Chairman had more than 80 meetings with portfolio managers, investor governance officials and proxy advisory firms to discuss separation plans and obtain investor insights and recommendations for Arconic’s 2017 executive compensation and governance practices.

The Company also did an exhaustive benchmarking study of companies with a strong track record in executive compensation practices and analyzed the proxies of the 17 companies in Arconic’s new CEO peer group (see “—Comparator Peer Groups.”). The study addressed compensation design and mix, short-term and long-term performance metrics, long-term incentive mix by award type, performance periods, vesting provisions, short-term and long-term incentive payout history, stock ownership guidelines and change-in-control provisions. In a few areas, the study found practices that were unsuitable for Alcoa, Inc. due to limitations caused by the volatility of its commodity market. In several instances, the study identified practices that were ideally suited to the unique needs and opportunities of Arconic.

Based on the investor insights and the peer benchmarking study, as well as counsel from the Compensation Committee’s independent consultant, Pay Governance, the Committee made the following important decisions in relation to the design of Arconic’s executive compensation plans and practices:

Compensation Pay Mix: The Committee endorsed the Company’s strong adherence to the compensation principles of pay-for-performance and the emphasis on equity as a major component of the compensation package to ensure shareholder alignment. Arconic’s CEO receives 80% of his equity award in the form of performance-based restricted share units, which was the highest percentage of the 17 companies in the new CEO peer group (see “—Comparator Peer Groups.” for the list of the new peers).

Demonstrating the Company’s alignment between pay and performance, given the financial performance of the Company in 2016 and the significant positive impact on shareholder value, the realizable value of the January 2016 equity grants for the CEO has increased by 8% as of December 31, 2016:

Equity Component	Value at Grant as Shown in Summary Compensation Table	Realizable Value as of 12/31/2016	Realizable Value as % of Summary Compensation Table
Performance Restricted Share Units	$ 7,912,221	$9,247,474*	117%
Stock Options	$ 1,978,002	$1,387,225**	70%
Total	$ 9,890,223	$10,634,699	108%
*	Units granted 1/19/16, including the earned amount in respect of the first one-year performance period, as described in “—2016 Equity Awards: Stock Options and Performance-Based Restricted Share Units.”
**	“In the money” value of stock options granted during 2016 based on the year-end stock price of $18.54 per share. Although these options are not exercisable on 12/31/16, they have a 10-year term, and their final realizable value will depend on the stock price at the time of exercise.

Annual Incentive Plan Structure: The Compensation Committee decided to move from 80% financial and 20% non-financial IC goals to 90% financial and 10% non-financial IC goals for Arconic’s 2017 executive compensation plan. The financial metrics will be split between absolute Earnings Before Interest and Tax (EBIT) (45%) and Free Cash Flow (45%), incentivizing management to deliver profitable growth and efficient allocation of capital. Maintaining determination of 10% of the IC based on safety and diversity ensures that Arconic’s leaders continue to be incentivized to live by the Company’s values and adhere to high standards of social responsibility. Because the heavy environmental impact of Alcoa Inc.’s commodity business is not a factor for Arconic, the Company eliminated the environmental metric.

Long-Term Equity Plan Structure: Beginning with the January 2017 performance-based restricted share unit grants, and annually thereafter, performance-based restricted share unit awards will be earned based on performance against 3-year average targets set at the beginning of the performance period, rather than three 1-year targets.

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Executive Compensation | Compensation Discussion and Analysis (continued)

Return on Net Assets: To highlight Arconic’s increased priority on capital efficiency, 50% of the 2017 performance-based restricted share unit awards will be based on return on net assets (RONA). The remainder of the award will be based on 25% for revenue growth and 25% for adjusted EBITDA margin.

Relative Total Shareholder Return (TSR): To reinforce the importance of shareholder alignment and to comply with the increased emphasis on relative metrics, the 2017 performance restricted share unit awards will be subject to up to a 10% TSR multiplier. Failure to achieve a three-year TSR equivalent to that of Arconic’s peers will result in a payout decline of up to 10%; a three-year TSR that is higher than that of Arconic’s peers will result in up to a 10% increased payout.

Challenging Payout Curves: The Committee has continued the practice of setting payout curves with a steep drop-off below target to incentivize hitting target and flatter curve above target so that higher payouts can only be earned with significant performance above target. In the 2017 annual incentive plan, the curves are even more challenging. To earn 50% of the payout for the EBIT metric requires performance at 91% of target, while the 150% payout level requires performance at 118% of target. Similarly, under the 2017 long-term incentive plan, which is based on 3-year average performance, to earn 50% of the payout for the RONA metric requires performance at 80% of target, while the 150% payout level requires performance at 130% of target.

Change-in-control (CIC) Plan: With the support of management, the Compensation Committee on January 13, 2017 approved amendments to the existing CIC plan to adhere to best practices. Effective February 27, 2017 the following plan changes took effect:

•	Eliminated grandfathered modified single trigger, for which Mr. Kleinfeld was the only remaining eligible participant.

•	Eliminated grandfathered excise tax reimbursement benefit, for which Mr. Kleinfeld was the only remaining eligible participant.

•	Raised the threshold triggering a CIC from 20% to 30% of shares or total voting power that are acquired.

•	Reduced severance benefit levels of all participants except the CEO, whose benefit levels are in line with market practice.

Those changes to the executive compensation and CIC plans were made as part of Arconic’s goal to maintain best-in-class practices for executive compensation and corporate governance. They are also designed to meet the unique needs of Arconic’s executive compensation to support our goals for attracting, motivating and retaining key executives; aligning executives’ interests with those of Arconic’s shareholders; and generating superior operating results that impact Arconic’s TSR.

COMPENSATION DESIGN AND ANALYSIS

Analysis of 2016 Compensation Decisions

The Compensation Committee uses its business judgment to determine the appropriate compensation targets and awards for the NEOs, in addition to assessing several factors that include:

•	Market positioning based on peer group data (described below);

•	Individual, Group, and Corporate performance;

•	Complexity and importance of the role and responsibilities;

•	Aggressiveness of targets;

•	Signing of contracts that will positively impact future performance;

•	Unanticipated events impacting target achievement;

•	Retention of key individuals in a competitive talent market; and

•	Leadership and growth potential.

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Executive Compensation | Compensation Discussion and Analysis (continued)

Based on these factors, an individual multiplier is applied to each NEO IC award and equity grant to reflect the Committee’s assessment of that individual’s 2016 performance.

Comparator Peer Groups

To help determine total direct compensation for the CEO in 2016, we used a peer group consisting of 10 Materials and 10 Industrials companies that are relevant to and aligned with Alcoa Inc.’s upstream (materials) and mid/downstream (industrials) businesses. This was the same peer group used to help determine CEO pay in 2015. Pay Governance, the Compensation Committee’s independent compensation consultant, has reviewed and endorsed this peer group. The companies in the CEO peer group are:

Materials Companies	Industrials Companies
• Dow Chemical	• 3M
• DuPont	• Cummins
• Freeport McMoran	• Danaher
• Huntsman	• Deere
• International Paper	• Eaton
• LyondellBasell Industries	• Emerson Electric
• PPG Industries	• General Dynamics
• Newmont Mining	• L-3 Communications
• Nucor	• Northrop Grumman
• United States Steel	• Raytheon
2016 Median Revenue: $18,628 million

For other executive level positions, we continued to use Towers Watson survey data for companies with revenues between $15 billion and $50 billion (excluding financial companies) to help estimate competitive compensation for 2016 decisions. This peer group reflects the broad-based group of companies with which we compete for non-CEO executive talent. The Compensation Committee’s independent compensation consultant has reviewed and endorsed this peer group. For 2016, 137 companies met the revenue and industry criteria and were used to compare compensation for all of the executive level positions, except the CEO position. See “Attachment B-1—Alcoa Inc. Peer Group Companies for Market Information for 2016 Executive Compensation Decisions.”

In 2016, the Compensation Committee approved a new CEO peer group that reflects the mix of Arconic’s businesses. This peer group was used to make 2017 compensation decisions. The companies in the new CEO peer group are:

Arconic’s New CEO Peer Group (for 2017 Pay Decisions)
• BorgWarner Inc.	• Northrop Grumman Corporation
• Cummins Inc.	• PACCAR Inc
• Danaher Corporation	• Parker-Hannifin Corporation
• Delphi Automotive PLC	• Raytheon Company
• Eaton Corporation plc	• Rockwell Collins, Inc
• Honeywell International Inc.	• Spirit AeroSystems Holdings, Inc.
• Illinois Tool Works Inc.	• Stanley Black & Decker, Inc.
• Ingersoll-Rand plc	• Textron Inc.
• L-3 Communications Holdings, Inc.
2016 Median Revenue: $13,788 million

In 2016, the Compensation Committee also approved a new peer definition for other executive level positions within the Towers Watson survey to better reflect the mix of Arconic’s businesses after the separation. This peer group was used to make compensation decisions related to Arconic following the separation and consists of companies heavily weighted towards industrials with revenues between $7 billion and $30 billion. See “Attachment B-2—Arconic Inc. Peer Group Companies for Market Information for 2016 Executive Compensation Decisions Following the Separation.”

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Executive Compensation | Compensation Discussion and Analysis (continued)

The data from each of these peer groups described above is considered in establishing executive compensation targets and to ensure that Arconic provides and maintains compensation levels in line with the market, including similar companies, and to attract, retain and motivate employees.

Performance-Based Pay Decisions

Chairman and Chief Executive Officer—Mr. Kleinfeld.  In January 2016, the Compensation Committee awarded Mr. Kleinfeld performance share awards and stock options with a total grant-date value of $9,890,223, based on his individual performance in 2015. Eighty percent of the award ($7,912,221) was granted as performance share awards, and 20% of the award ($1,978,002) was granted as stock options. In making this decision, the Compensation Committee considered the operational performance of the Company as Alcoa Inc. in 2015, the performance of the Company’s stock during 2015, the importance of aligning Mr. Kleinfeld’s compensation with shareholders as he led preparations for the separation of Alcoa and the median level of equity as reported for the then CEO peer group based on 10 Industrials and 10 Materials companies aligned with Alcoa Inc.’s upstream (materials) and mid/downstream (industrials) businesses. The grant-date value of the January 2016 award represents an 8.0% decrease over the prior year’s award for 2014 performance, given the extremely challenging environment for commodities in 2015 which had an adverse impact on stock price. Mr. Kleinfeld’s annual IC award for 2016 of $2,137,320 was slightly below plan target reflecting 10 months of Alcoa Inc. performance (100.7% of plan target) prior to separation and 2 months of Arconic Inc. performance (90.2% of plan target) following separation. The award was based on the corporate IC plan weighted result of 99.0%, as described above, and a corresponding 100% individual multiplier.

Former Executive Vice President and Chief Financial Officer—Mr. Oplinger. Mr. Oplinger served as the Chief Financial Officer of Alcoa Inc. from January 1, 2016 up until the separation, after which he continued as Chief Financial Officer of Alcoa Corporation. In January 2016, Mr. Oplinger was granted performance share awards valued at $1,280,061 and stock options valued at $320,014, which was in line with the total target award value and which, along with other unvested equity awards in Alcoa Inc., have since been converted into unvested equity awards in Alcoa Corporation in accordance with the terms of the Employee Matters Agreement entered into between Arconic and Alcoa Corporation in connection with the separation. As Mr. Oplinger became the Chief Financial Officer of Alcoa Corporation and ceased to be an employee of Alcoa Inc. (and Arconic Inc. as the legacy entity) upon separation, his final IC award for 2016 became subject to approval by the Board of Directors of Alcoa Corporation, a legally separate entity. Consequently, Mr. Oplinger did not receive an annual cash incentive award payment from the Company and the amount disclosed for his 2016 Non-Equity Incentive Plan Compensation is $0 for the purposes of the Company’s 2016 Summary Compensation Table. However, his annualized target for the year as a named executive officer of Alcoa Inc. is included in the 2016 Grant of Plan-Based Awards Table.

Executive Vice President and Chief Financial Officer—Mr. Giacobbe. Mr. Giacobbe was appointed Chief Financial Officer of Arconic effective upon the separation. In January 2016, Mr. Giacobbe was granted performance share awards valued at $195,190 and restricted share units valued at $195,190, which was above the target award due to his strong performance in 2015 in his prior role of Group Chief Financial Officer of Engineered Products and Solutions. Mr. Giacobbe’s annual IC award for 2016 of $281,824 was above target at 107% due to the IC plan result and his performance review for 2016. The award was based on 10 months of Alcoa Inc. performance (100.7% of plan target) prior to separation and 2 months of Arconic Inc. performance (90.2% of plan target) following separation. The award was based on the corporate IC plan weighted result of 99.0%, as described above, and a corresponding 110% individual multiplier. Mr. Giacobbe received a 17% salary increase effective June 1, 2016, based on his performance in transition as the designated Chief Financial Officer of Arconic and a subsequent 15% increase effective upon separation to bring his salary closer to the median of the peer group in his new role.

Executive Vice President and Group President, Engineered Products and Solutions—Mr. Tragl. Mr. Tragl commenced employment with Alcoa Inc. in February 2016 as Executive Vice President and Group President, Transportation and Construction Solutions. Mr. Tragl did not receive an annual long-term incentive award in January 2016 but was granted a one-time special performance share award valued at $1,600,176 in July 2016 following his appointment as Executive Vice President and Group President, Engineered Products and Solutions. These awards were earned based on EPS performance in 2016 against the metrics and targets below and will vest three years from the date of grant:

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Executive Compensation | Compensation Discussion and Analysis (continued)

2016 Special Performance-Based Equity Grant Targets and Results for Karl Tragl

Performance Measure	Payout Percentage					2016 Result	Plan Result	Weighting	% of Target Award Earned in 2016
	0%	50%	100% (Target)	150%	200%
Revenue $M (Excluding Remmele)	$5,780	$5,830	$5,900-$6,100	$6,240	$6,380	$5,705	0.0%	25%	0.0%
Adjusted EBITDA $M	$1,058	$1,200	$1,239-$1,342	$1,469	$1,630	$1,195	47.7%	75%	35.8%
TOTAL								100%	35.8%

The earned value of the special performance-based equity award was $444,700 as of December 30, 2016, based on Arconic’s closing stock price of $18.54 on that date (see the “2016 Grants of Plan-Based Awards” table). Mr. Tragl’s annual IC award for 2016 of $557,756 was above target at 128.7% due to his performance review for 2016. The award was determined based on the following: (1) 50% on the corporate IC plan and 50% on the IC plan results for the TCS business group, prorated for the period from January 1, 2016 through May 2016 during which he led the TCS business group, (2) 50% on the corporate IC plan and 50% on the IC plan results for the EPS business group, prorated for the remainder of 2016, and (3) an individual multiplier of 150%. The TCS and EPS groups’ IC plans for 2016 had the same design as the corporate plan and similar financial metrics. The TCS group’s IC plan result for 2016 was 92.3%. The EPS group’s IC plan result for 2016 was 68.3% in light of missed targets based on aggressive forecasts incorporating the Firth Rixson acquisition and decelerating demand in the aerospace sector (see the discussion on EPS performance in “—The Company Delivered Solid Operational and Financial Performance in 2016”). Mr. Tragl received a 5% salary increase effective May 16, 2016 upon his appointment as Executive Vice President and Group President, Engineered Products and Solutions and to bring his salary closer to the median of the peer group.

Executive Vice President, Corporate Development, Strategy & New Ventures—Mr. Kollatz. In January 2016, Mr. Kollatz was granted performance share awards valued at $344,010 and restricted share units valued at $344,010, which was above the target award due to his strong performance review in 2015. Mr. Kollatz’ annual IC award for 2016 of $551,877 was above target at 148.4% based on the corporate IC plan weighted result of 99.0%, as described above, and a corresponding 150% individual multiplier. Mr. Kollatz received a 5.0% salary increase effective March 1, 2016. Mr. Kollatz’s compensation awards were based on his strong performance in 2015 and 2016 when he assumed the additional responsibility to lead the Separation Program Office and drive the complex separation process to a successful conclusion on schedule and on budget (as described in “—The Separation strategy, design and management delivered significant value for shareholders.”) in addition to his other duties.

Executive Vice President and Group President, Global Rolled Products—Mr. Meggers. In January 2016, Mr. Meggers was granted performance share awards valued at $1,280,061 and stock options valued at $320,014, which was in line with the total target award value. Mr. Meggers’s annual IC award for 2016 of $556,528 was above target at 117.7% based on the corporate IC plan weighted result of 99.0%, as described above, and 50% on the IC plan results for the GRP business group, which he leads, and an individual multiplier of 110%. The GRP group’s IC plan for 2016 had the same design as the corporate plan and similar financial metrics. The GRP group’s IC plan result for 2016 was 115.2% based on the group’s contribution to the overall corporate results (see the discussion on GRP performance in “—The Company Delivered Solid Operational and Financial Performance in 2016”). Mr. Meggers received an 11.1% salary increase effective March 1, 2016 based on his strong performance in 2015 and to bring his salary closer to the median of the peer group. This was his first salary increase since 2011.

Former Executive Vice President and Group President, Engineered Products and Solutions—Mr. Jarrault. Mr. Jarrault served as the Company’s Executive Vice President and Group President, EPS from January 1, 2016 and resigned in May 2016. In January 2016, Mr. Jarrault was granted performance share awards valued at $1,600,076 and stock options valued at $400,002, which was above the target award, based on his performance review in 2015. Based on Mr. Jarrault’s retirement eligibility at the time of his departure, his 2016 award grant will continue to vest in accordance with the terms and conditions

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Executive Compensation | Compensation Discussion and Analysis (continued)

governing those awards. Mr. Jarrault’s annual IC award for 2016 of $298,215 was below target at 84.5%. The award was based 50% on the corporate IC plan result of 100.7% reflecting Alcoa Inc. performance prior to separation, as described above, and 50% on the IC plan result of 68.3% for the EPS business group, which he led until May 2016, and an individual multiplier of 100%.

Former Executive Vice President, Chief Legal Officer and Secretary—Ms. Strauss. Ms. Strauss served as the Company’s Executive Vice President, Chief Legal Officer and Secretary from January 1, 2016 until her retirement upon completion of the separation. In January 2016, Ms. Strauss was granted performance share awards valued at $1,408,121 and stock options valued at $352,005, which was above the target award due to her strong performance review in 2015 and virtually the same total grant-date value as the prior year. Ms. Strauss’ annual IC award for 2016 of $838,601 was above target at 148.4% based on the corporate IC plan weighted result of 99.0%, as described above, and a corresponding 150% individual multiplier. Ms. Strauss was also granted a cash bonus of $200,000 for 2016 performance. Her individual multiplier and additional cash bonus recognize her outstanding contributions to the successful completion of a complex separation that required a wide range of legal negotiations, including transferring 1,592 vendor contracts, establishing 25 new legal entities, and handling 113 legal name changes. She also oversaw the many required filings with the U.S. Securities and Exchange Commission and Internal Revenue Service as well as a multitude of other government approvals with agencies in the U.S. and the other countries where we do business.

2016 Annual Cash Incentive Compensation

The corporate annual cash IC plan for 2016 was designed to achieve operating goals set at the beginning of the year for both Alcoa Inc. and Arconic.

After establishing the targets for the financial measures, the payout ranges were set above and below the target as shown in the tables below:

•	The steep curve to achieve 100% performance is intended to drive maximum effort.

•	The payouts above target are aligned with achievement levels that ensure a strong return on the additional IC paid.

Because the separation occurred on November 1, 2016, the final IC plan results for Corporate employees were calculated based on results against 10-month targets for Alcoa Inc. prorated for 10 months plus results against full-year target for Arconic prorated for 2 months. The final 2016 IC result was 100.7% (Alcoa Inc.) *10/12 + 90.2% (Arconic) *2/12 = 99.0%.

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Executive Compensation | Compensation Discussion and Analysis (continued)

2016 Annual Cash Incentive Compensation Plan Design, Targets and Results – Alcoa Inc.

		Defined Corporate Level Payout
		Percentage
	Metric	0%	50%	100% (Target)	150%	200%	Result	IC Result	Weighting	Formula Award
($ in millions)
Financial Measures[1]	Adjusted FCF
		-$1,169	-$939	-$710	-$252	$207	-$533	119%	40%	47.7%
	Adjusted EBITDA

		$2,023	$2,205	$2,386	$2,790	$3,194	$2,360	93%	40%	37.1%
										84.8%
Non- Financial Measures	Safety[2]
	DART		0.499	0.48		0.458	0.36	200%	5.0%	10.0%
	Environment[3]
	CO2 Emissions Reduction (metric tons)		131,000	195,000		285,000	101,000	0%	5.0%	0.0%
	Diversity[4]
	Executive Level Women, Global		22.7%	22.8%		23.3%	23.2%	167%	2.5%	4.2%
	Executive Level Minorities, U.S.		15.9%	16.0%		16.5%	16.2%	126%	2.5%	3.1%
	Professional Level Women, Global		27.9%	28.0%		28.5%	28.3%	142%	2.5%	3.6%
	Professional Level Minorities, U.S.		18.9%	19.0%		19.5%	18.6%	0%	2.5%	0.0%
										10.9%
IC RESULT (CALCULATED)									100%	105.7%
5% REDUCTION DUE TO FATALITY										-5.0%
FINAL ALCOA INC. IC RESULT										100.7%
2016 Annual Cash Incentive Compensation Plan Design, Targets and Results – Arconic Inc.
		Defined Corporate Level Payout
		Percentage
	Metric	0%	50%	100% (Target)	150%	200%	Result	IC Result	Weighting	Formula Award
($ in millions)
Financial Measures[1]	Adjusted FCF
		-$7	$140	$286	$579	$872	$549	145.0%	40%	58.0%
	Adjusted EBITDA
					$2,328
		1,766	$1,894	$2,023		$2,634	$1,854	34.5%	40%	13.8%
										71.8%
Non- Financial Measures	Safety[2]
	DART		0.534	0.512		0.484	0.426	200%	5.0%	10.0%
	Environment[3]
	CO2 Emissions Reduction (metric tons)		31,600	63,100		126,300	58,600	93%	5.0%	4.6%

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Executive Compensation | Compensation Discussion and Analysis (continued)

	Defined Corporate Level Payout
	Percentage
Metric	0%	50%	100% (Target)	150%	200%	Result	IC Result	Weighting	Formula Award
Diversity[4]
Executive Level Women, Global		23.7%	23.8%		24.2%	24.2%	200%	2.5%	5.0%
Executive Level Minorities, U.S.		15.5%	15.6%		16.0%	15.3%	0%	2.5%	0.0%
Professional Level Women, Global		29.5%	29.6%		30.0%	29.6%	100%	2.5%	2.5%
Professional Level Minorities, U.S.		19.7%	19.8%		20.2%	19.7%	50%	2.5%	1.3%
									8.8%
IC RESULT (CALCULATED)								100%	95.2%
5% REDUCTION DUE TO FATALITY									-5.0%
FINAL ARCONIC INC. IC RESULT									90.2%

FX (for Alcoa Inc. and Arconic Inc results) and the price of aluminum on the LME (Alcoa Inc. results only) were normalized to plan rates and prices to eliminate the effects of fluctuation in such rates and prices, both of which are factors outside management’s control. See “Attachment C—Calculation of Financial Measures” for calculation of financial measures and for the definition of Adjusted FCF and Adjusted EBITDA. The threshold payout is 0% for the financial metrics and 50% for the non-financial metrics. The maximum payout for each metric is 200%. For performance between defined levels, the payout is interpolated.

1

For more information on the target setting for the financial metrics, see discussion in “—The Company Chose 2016 Metrics That Drive Long-Term Economic Value, and IC and LTI Targets that Drove Solid Performance.”

2

Safety targets were based on reductions in the DART (Days Away, Restricted and Transfer) rate, which measures injuries and illnesses that involve one or more days away from work per 100 full-time workers and days in which work is restricted or employees are transferred to another job due to injury per 100 full-time workers.

3	The environmental target highlights our commitment to reduce CO2 emissions in 2016 and make progress against previously set 2030 environmental goals.
4

Diversity targets were established to increase the representation of executive and professional women on a global basis and to increase the representation of minority executives and professionals in the United States.

2016 Equity Awards: Stock Options and Performance-Based Restricted Share Units

Long-term stock incentives are performance-based. We grant long-term stock awards to NEOs to align their interests with those of shareholders, link their compensation to stock price performance over a multi-year period and support their retention. In January 2016, stock awards were made to all of the NEOs.

In general, we provide two types of annual equity awards to the NEOs (except as otherwise noted in the section entitled “Performance-Based Pay Decisions” above):

•

20% of the grant date value of 2016 equity awards for each of our NEOs is granted in the form of stock options. We believe that stock options further align our NEOs’ interests with those of our shareholders because the options have no value unless the stock price increases. Stock options vest ratably over a three-year period (one-third vests each year on the anniversary of the grant date) subject to continued employment (subject to certain exceptions) and have a ten-year term.

•	80% of the grant date value of 2016 equity awards for each of our NEOs was granted in the form of performance-based restricted share units.

°

Performance-based restricted share units support longer-term operational targets, which differ from the financial metrics in our IC plan. Since the grant occurred prior to the separation and the performance of Alcoa Inc. was still subject to the volatility of the aluminum market, performance for the 2016 awards is measured as the 3-year average achievement against annual targets. Awards vest and are paid at the end of three-year performance period subject to continued employment (with certain exceptions).

°

Beginning with the January 2017 performance-based restricted share unit grants, the awards will be earned based on performance against 3-year targets, rather than three 1-year targets. For further discussion, see “—For 2017 and Beyond, the Compensation Committee Made Changes to Arconic’s Executive Compensation Plans that Reinforce a Commitment to Best-in-Class Compensation and Governance Practices.”

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Executive Compensation | Compensation Discussion and Analysis (continued)

2016-2018 Performance-Based Restricted Share Unit Design and Results for 2016

As described above, the 2016 performance goals for performance-based restricted share units were based on a combination of goals applicable to Alcoa Inc. pre-separation and goals applicable to Arconic post-separation. The final 2016 result for the performance-based restricted share units was 89.4% (Alcoa Inc.) *10/12 + 76.3% (Arconic) *2/12 = 87.2%.

	Weight	0%	50%	100% (Target)	150%	200%	Actual Result	% of Target	Weighted Result
Arconic (10-month)

Revenue Growth (%)	25.0%	8.0%	9.3%	10.6%	13.2%	15.9%	1.7%	0.0%	0.0%

Adjusted EBITDA Margin (%)	75.0%	11.8%	13.2%	14.5%	16.0%	18.0%	14.9%	113.5%	85.1%

Arconic Measures	100.0%								85.1%

GPP (10- month)

Aluminum EBITDA/MT ($)	50.0%	34	71	108	183	257	108	100.1%	50.1%

Alumina EBITDA/MT ($)	50.0%	31	35	39	45	50	38	87.0%	43.5%

GPP Measures	100.0%								93.6%

Alcoa Inc. Corporate

Arconic	50.0%								42.5%

GPP	50.0%								46.8%

Alcoa Inc. Corp Measures	100.0%								89.4%

	Weight	0%	50%	100%	150%	200%	Actual Result	% of Target	Weighted Result
Arconic (Full-year)

Revenue Growth (%)	25.0%	8.0%	9.3%	10.6%	13.2%	15.9%	0.9%	0.0%	0.0%

Adjusted EBITDA Margin (%)	75.0%	11.8%	13.2%	14.5%	16.0%	18.0%	14.5%	101.7%	76.3%

Arconic Final Payout	100.0%								76.3%

Other Compensation Policies and Practices

We highlight below certain executive compensation practices, both practices we have implemented to incentivize performance and certain other practices that we have not implemented because we do not believe they would serve shareholders’ long-term interests.

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Executive Compensation | Compensation Discussion and Analysis (continued)

What We Do

We Pay for Performance. We link our executives’ compensation to measured performance in key financial and nonfinancial areas. As noted above, performance against rigorous adjusted FCF, adjusted net income, adjusted EBITDA margin, revenue growth, safety, environmental, and workplace diversity targets is measured in determining compensation. These metrics, coupled with the individual performance multipliers, incentivize individual, business group, and corporate performance. The Company’s strategic priorities are reflected in these compensation metrics.

We Consider Peer Groups in Establishing Compensation. Our aluminum industry peers do not provide an adequate basis for compensation comparison purposes because there are too few of them, they are all located outside of the United States and they do not disclose sufficient comparative compensation data. As previously stated under “— Analysis of 2016 Compensation Decisions,” for 2016 compensation decisions, we used a focused peer group consisting of 10 Materials and 10 Industrials companies that are relevant to and aligned with Alcoa’s upstream (materials) and midstream and downstream (industrials) businesses to help set target total direct compensation for the CEO. We used Towers Watson’s broad-based survey data for companies with revenues between $15 billion and $50 billion (excluding financial companies) for 2016 compensation decisions to help estimate competitive compensation for other executive level positions. We target our compensation structure at the median of each of these groups of companies. As discussed above, the peer group has been modified for 2017 to reflect the impact of the separation.

We Review Tally Sheets. The Compensation Committee reviews tally sheets that summarize various elements of historic and current compensation for each NEO in connection with making annual compensation decisions. This information includes compensation opportunity, actual compensation realized and wealth accumulation. We have found that the tally sheets help us synthesize the various components of our compensation program in making decisions.

We Have Robust Stock Ownership Guidelines. Our stock ownership requirements further align the interests of management with those of our shareholders by requiring executives to hold substantial equity in Arconic until retirement. Our stock ownership guidelines require that the CEO retain equity equal in value to six times his base salary and that each of the other NEOs retain equity equal in value to three times salary. Unlike many of our peers, we do not count any unvested or unexercised options, restricted share units, performance-based restricted share units or any stock appreciation rights towards compliance purposes. Our guidelines reinforce management’s focus on long-term shareholder value and commitment to the Company. Until the stock ownership requirements are met, each executive is required to retain until retirement 50% of shares acquired upon vesting of restricted share units (including performance-based restricted shares units) or upon exercise of stock options that vest after March 1, 2011, after deducting shares used to pay for the option exercise price and taxes. As of Jan. 31, 2017, Messrs. Kleinfeld and Meggers have met the guidelines. The other continuing NEOs–Messrs. Giacobbe, Kollatz and Tragl–who were appointed to their current positions within the past two years, have not yet met the guidelines.

We Schedule and Price Stock Option Grants to Promote Transparency and Consistency. We grant stock options to named executive officers at a fixed time every year—generally the date of the Board and Compensation Committee meetings in January. The exercise price of employee stock options is the closing price of our stock on the grant date, as reported on the New York Stock Exchange.

We Have Claw Back Policies Incorporated into Our Incentive Plans. The 2009 and 2013 Arconic Stock Incentive Plans, the Incentive Compensation Plan for annual cash incentives and the Arconic Internal Revenue Code Section 162(m) Compliant Annual Cash Incentive Compensation Plan each contain provisions permitting recovery of performance-based compensation. These provisions are explained in “Corporate Governance—Recovery of Incentive Compensation.”

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Executive Compensation | Compensation Discussion and Analysis (continued)

We Have Double-Trigger Equity Vesting in the Event of a Change in Control. Awards granted under our equity compensation plans do not immediately vest upon a change in control if a replacement award is provided. The replacement award will vest immediately if, within a two-year period following a change in control, a plan participant is terminated without cause or leaves for “good reason.”

Performance based stock awards will be converted to time-vested stock awards upon a change in control under the following terms: (i) if 50% or more of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on actual performance completed as of the date of the change in control; or (ii) if less than 50% of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on the target number or value.

We Have a Conservative Compensation Risk Profile. The Compensation Committee evaluates the risk profile of our compensation programs when establishing policies and approving plan design, and the Board of Directors annually considers risks related to compensation in its oversight of enterprise risk management. These evaluations have noted numerous ways in which compensation risk is effectively managed or mitigated, including the following factors:

•	A balance of corporate and business unit weighting in incentive compensation plans;

•	A balanced mix between short-term and long-term incentives;

•	Caps on incentives;

•	Use of multiple performance measures in the annual cash incentive compensation plan and the equity incentive plan, with a focus on operational targets to drive free cash flow and profitability;

•	Discretion retained by the Compensation Committee to adjust awards;

•	Stock ownership guidelines requiring holding substantial equity in the Company until retirement;

•	Claw back policies applicable to all forms of incentive compensation;

•	Anti-hedging provisions in the Company’s Insider Trading Policy; and

•	Restricting stock options to 20% of the value of equity awards to senior officers.

In addition, (i) no business unit has a compensation structure significantly different from that of other units or that deviates significantly from the Company’s overall risk and reward structure; (ii) unlike financial institutions involved in the financial crisis, where leverage exceeded capital by many multiples, the Company has a conservative leverage policy; and (iii) compensation incentives are not based on the results of speculative trading. In 1994, the Board of Directors adopted resolutions creating the Strategic Risk Management Committee with oversight of hedging and derivative risks and a mandate to use such instruments to manage risk and not for speculative purposes. As a result of these evaluations, we have determined that it is not reasonably likely that risks arising from our compensation and benefit plans would have a material adverse effect on the Company. See discussion in “The Board’s Role in Risk Oversight.”

We Consider Tax Deductibility When Designing and Administering Our Incentive Compensation. Section 162(m) of the Internal Revenue Code limits deductibility of certain compensation to $1 million per year for the Company’s Chief Executive Officer and each of the three other most highly compensated executive officers (other than the Chief Financial Officer) who are employed at year-end. If certain conditions are met, performance-based compensation may be excluded from this limitation. Our shareholder-approved incentive compensation plans are designed with the intention that performance-based compensation paid under them may be eligible to qualify for deductibility under Section 162(m) and, in making compensation decisions, the Compensation Committee considers the potential deductibility of the proposed compensation. However, the Compensation Committee retains flexibility in administering our compensation programs and may exercise discretion to authorize awards or payments that it deems to be in the best interests of the Company and its shareholders which may not qualify for tax deductibility.

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Executive Compensation | Compensation Discussion and Analysis (continued)

The Compensation Committee Retains an Independent Compensation Consultant. The Compensation Committee has authority under its charter to retain its own advisors, including compensation consultants. In 2016, the Committee directly retained Pay Governance LLC, which is independent and without conflicts of interest with the Company. See “Corporate Governance—Compensation Consultants” on page 44. Pay Governance LLC provided advice as requested by the Committee, on the amount and form of certain executive compensation components, including, among other things, executive compensation best practices, insights concerning SEC and say-on-pay policies, analysis and review of the Company’s compensation plans for executives and advice on setting the CEO’s compensation. Pay Governance LLC also provided advice on the Compensation Discussion and Analysis in this proxy statement. Pay Governance LLC did not provide any services to the Company other than the services provided directly to the Compensation Committee. We use comparative compensation data from the proxy statements of the CEO peer group and survey data from Towers Watson to help evaluate whether our compensation programs are competitive with the market. The latter is not customized based on parameters developed by Towers Watson. Towers Watson does not provide any advice or recommendations to the Compensation Committee on the amount or form of executive or director compensation.

We Actively Engage in Compensation and Governance-Related Discussions with Investors. We engage with investors throughout the year to obtain comments and insights that guide our executive compensation programs. Conversations with governance and compensation professionals at our investors help us understand investor priorities and provide us with guidance on our compensation and governance practices.

What We Don’t Do

We Do Not Pay Dividend Equivalents on Stock Options and Unvested Restricted Share Units. Dividend equivalents are not paid currently on any restricted share units (including performance-based restricted share units), but are accrued and paid only if the award vests. Dividend equivalents that accrue on restricted share units will be calculated at the same rate as dividends paid on the common stock of the Company. Dividend equivalents are not paid on stock options.

We Do Not Allow Share Recycling. The 2009 and 2013 Arconic Stock Incentive Plans prohibit share recycling. Shares tendered in payment of the purchase price of a stock option award or withheld to pay taxes may not be added back to the available pool of shares.

We Do Not Allow Repricing of Underwater Stock Options (including cash-outs). The 2009 and 2013 Arconic Stock Incentive Plans prohibit repricing, including cash-outs of underwater stock options.

We Do Not Allow Hedging or Pledging of Company Stock. Short sales of Arconic securities (a sale of securities which are not then owned) and derivative or speculative transactions in Arconic securities by our directors, officers and employees are prohibited. No director, officer or employee or any designee of such director, officer or employee is permitted to purchase or use financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Arconic securities. Directors and officers subject to Section 16 of the Securities Exchange Act of 1934 are prohibited from holding Arconic securities in margin accounts, pledging Arconic securities as collateral, or maintaining an automatic rebalance feature in savings plans, deferred compensation or deferred fee plans.

We Do Not Have Excise Tax Gross-Ups in Our Change in Control Severance Plan. As amended effective February 27, 2017, the Change in Control Severance Plan provides that no excise or other tax gross-ups will be paid, and severance benefits will be available only upon termination of employment for “good reason” by an officer or without cause by the Company within three years after a change in control of the Company. For a discussion of the Change in Control Severance Plan, see “Potential Payments upon Termination or Change in Control” on page 86.

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Executive Compensation | Compensation Discussion and Analysis (continued)

We Do Not Enter into Multi-Year Employment Contracts. It is the policy of the Compensation Committee not to enter into multi-year employment contracts with senior executives providing for guaranteed payments of cash or equity compensation.

We Do Not Provide Significant Perquisites. Consistent with our executive compensation philosophy and our commitment to emphasize performance-based pay, we limit the perquisites that we provide to our executive officers, including the NEOs, to perquisites that serve reasonable business purposes. (See “Notes to 2016 Summary Compensation Table—Column (i)—All Other Compensation”.) For the Chief Executive Officer only, the Company provides for personal use of Company aircraft and a Company car, and maintenance of security features of his personal residence. The transportation benefits provided to the Chief Executive Officer are for security and efficiency reasons and to enable him to focus as much of his personal time on Company business as possible. No tax gross-ups are provided on these perquisites.

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Executive Compensation | Compensation Discussion and Analysis (continued)

2016 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Klaus Kleinfeld	2016	$1,440,000	$—	$7,912,221	$1,978,002	$2,137,320	$3,111,941	$226,304	$16,805,788
Chairman and Chief	2015	$1,440,000	$—	$8,600,394	$2,150,025	$1,816,020	$3,246,848	$232,942	$17,486,229
Executive Officer	2014	$1,440,000	$—	$6,960,058	$1,740,011	$3,228,984	$4,568,900	$220,569	$18,158,522
Kenneth J. Giacobbe Executive Vice President and Chief Financial Officer	2016	$386,250	$—	$390,391	$—	$281,824	$149,741	$429,478	$1,637,674
William F. Oplinger[1]	2016	$458,333	$—	$1,280,061	$320,014	$—	$351,494	$23,650	$2,433,552
Former Executive Vice	2015	$541,667	$—	$1,600,406	$400,020	$479,375	$327,386	$37,500	$3,386,354
President and Chief
Financial Officer	2014	$500,000	$—	$1,288,037	$322,028	$849,375	$413,526	$30,000	$3,402,966
Christoph Kollatz Executive Vice President, Corporate Development, Strategy & New Ventures	2016	$531,250	$—	$688,019	$—	$551,877	$—	$104,068	$1,875,214
Kay H. Meggers Executive Vice President and Group President, Global Rolled Products	2016	$491,667	$—	$1,280,061	$320,014	$556,528	$—	$27,414	$2,675,684
Karl Tragl[2] Executive Vice President and Group President, Engineered Products and Solutions	2016	$453,125	$—	$1,600,176	$—	$557,756	$—	$125,243	$2,811,300
Olivier M. Jarrault[3]	2016	$352,917	$—	$1,600,076	$400,002	$298,215	$—	$1,558,997	$4,210,207
Former Executive Vice
President and Group	2015	$595,833	$—	$1,600,406	$400,020	$288,830	$302,283	$15,900	$3,203,272
President, Engineered
Products and Solutions	2014	$550,000	$—	$1,600,027	$400,014	$845,625	$510,445	$25,600	$3,931,711
Audrey Strauss	2016	$565,000	$200,000	$1,408,121	$352,005	$838,601	$—	$67,351	$3,631,078
Former Executive Vice	2015	$565,000	$—	$1,408,208	$352,013	$550,027	$—	$76,189	$2,951,437
President, Chief Legal
Officer and Secretary	2014	$565,000	$—	$1,408,042	$352,018	$844,619	$—	$78,277	$3,247,956

Notes to 2016 Summary Compensation Table

1Mr. Oplinger terminated employment with the Company and became Chief Financial Officer of Alcoa Corporation effective as of November 1, 2016, the date of the separation. This table reflects (a) base salary paid to Mr. Oplinger by the Company through November 1, 2016; (b) stock options and performance-based restricted share unit awards granted to Mr. Oplinger by the Company through November 1, 2016, which were assumed by Alcoa Corporation in connection with the separation, and the change in value of Mr. Oplinger’s pension, which was assumed by Alcoa Corporation in connection with the separation, through November 1, 2016. Mr. Oplinger did not receive an annual cash incentive award payment from the Company for 2016 due to his termination of employment with the Company in connection with the separation.

2The 2016 bonus amount for Mr. Tragl represents half of his negotiated sign-on bonus of $150,000. The bonus is payable in two equal installments, the first of which was paid upon the commencement of his employment in February 2016 and the second which will be paid upon his first anniversary of employment.

3Compensation for Mr. Jarrault reflects payments up until August 1, 2016, the termination date of his employment. His pension value declined by $328,033 but displays as $0 for purposes of the summary compensation table which does not allow negative adjustments to the total.

4The 2016 bonus amount for Ms. Strauss represents a one-time bonus of $200,000, associated with her continued service following the separation and her contributions towards successful completion of the transaction.

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Executive Compensation | Compensation Discussion and Analysis (continued)

Columns (e) Stock Awards and (f) Option Awards—

The amounts shown in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of equity awards granted in 2016 determined in accordance with FASB ACS Topic 718 based on the assumptions and methodologies set forth in Note P to Arconic’s Annual Report on Form 10-K for fiscal year 2016. These values reflect the number of actual awards that were granted prior to the 1-for-3 reverse stock split in October 2016 and separation in November 2016 (as reflected in the “2016 Grant of Plan-Based Awards” table below). With respect to the performance-based restricted share units granted in 2016, the grant date fair value included in the “Stock Awards” column represents the target payout at the grant date based upon the probable outcome of the performance conditions. The minimum value at the grant date of these performance-based restricted share units assuming that threshold performance levels are not achieved is $0, and the maximum value at the grant date assuming that the highest level of performance is achieved is: Mr. Kleinfeld, $15,824,442, Mr. Giacobbe, $390,381, Mr. Oplinger, $2,560,122, Mr. Kollatz, $688,019, Mr. Meggers, $2,560,122, Mr. Tragl, $3,200,352, Mr. Jarrault, $3,200,152, and Ms. Strauss, $2,816,242.

Column (i)—All Other Compensation.

Company Contributions to Savings Plans.

Name	Company Matching Contribution		3% Retirement Contribution		Total Company Contribution
	Savings Plan	Def. Comp. Plan	Savings Plan	Def. Comp. Plan
Klaus Kleinfeld	$15,900	$70,500	$7,950	$ 0	$94,350
Kenneth J. Giacobbe	$13,808	$ 0	$ 0	$ 0	$13,808
William F. Oplinger	$15,900	$ 2,750	$ 0	$ 0	$18,650
Christoph Kollatz	$15,900	$15,975	$7,950	$15,369	$55,194
Kay H. Meggers	$ 0	$ 0	$7,950	$19,464	$27,414
Karl Tragl	$ 0	$ 0	$7,950	$ 4,988	$12,938
Olivier M. Jarrault	$15,900	$ 0	$ 0	$ 0	$15,900
Audrey Strauss	$15,900	$18,000	$7,950	$25,501	$67,351

Company Aircraft, Car Service and Security. In 2016, the incremental cost of Mr. Kleinfeld’s personal use of Company aircraft was valued at $75,315 and Mr. Kleinfeld had personal use of a Company car and driver valued at $51,540. The Company also covered maintenance of security features of the CEO’s personal residence at a cost of $5,099 in 2016.

Relocation Expenses. In 2016, Arconic provided benefits totaling $112,305, including a gross-up amount of $22,526, to Mr. Tragl related to his relocation to New York, NY, from Germany, where he started his employment in his prior role as Executive Vice President and Group President, Transportation and Construction Solutions. Mr. Kollatz received benefits totaling $48,874, including a gross-up amount of $7,725, pursuant to his relocation in 2015 to New York, NY from Germany. Arconic also provided $408,844 in relocation benefits to Mr. Giacobbe related to his move to New York, NY pursuant to his appointment of Executive Vice President and Chief Financial Officer of the Company and $6,826 in tax services related to an international assignment in a prior role when he was based in Switzerland.

Charitable Contributions. In 2016, the Alcoa Foundation matched $5,000 each in contributions made by Mr. Oplinger to an approved charitable organization and by Mr. Jarrault to an educational institution.

Severance Payments. Pursuant to his executive severance agreement, Mr. Jarrault was paid the following amounts on February 1, 2017, which was 6 months following his termination date:

•	Lump sum severance of $1,210,000, which is equivalent to two years of salary.
•	Lump sum payment estimated at $278,097, which is equivalent to the value of two years additional pension service.
•	Lump sum payment of $50,000 for the release of legal claims against the Company.
•	Continuation of health care benefits for two years.

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Executive Compensation | Compensation Discussion and Analysis (continued)

2016 GRANTS OF PLAN-BASED AWARDS

The following table reflects grants of plan-based awards as of the applicable grant date. Equity-based awards were subsequently adjusted to reflect the impact of the 1-for-3 reverse stock split of Alcoa Inc. common stock in October 2016 and in connection with the separation. See the table entitled “2016 Outstanding Equity Awards at Fiscal Year End” for the number of equity-based awards outstanding as of December 31, 2016, after the adjustments to reflect the reverse stock split and the separation.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price of	2016 Grant Date Fair Value of Stock and
Name	Grant Dates	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units[3] (#)	Underlying Options [4] (#)	Option Awards ($/sh)	Option Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Klaus Kleinfeld		$1,080,000	$2,160,000	$6,480,000
	01/19/16				0	1,173,920	2,347,840		933,020	$6.74	$9,890,223

Kenneth J. Giacobbe		$131,209	$262,417	$787,251
	01/19/16				0	28,960	57,920	28,960			$390,391

William F. Oplinger		$229,167	$458,333	$1,374,999
	01/19/16				0	189,920	379,840		150,950	$6.74	$1,600,075

Christoph Kollatz		$265,625	$531,250	$1,593,750
	01/19/16				0	51,040	102,080	51,040			$688,019

Kay H. Meggers		$236,364	$472,727	$1,418,181
	01/19/16				0	189,920	379,840		150,950	$6.74	$1,600,075

Karl Tragl		$216,674	$433,348	$1,300,044
	07/21/2016				0	150,960	301,920				$1,600,176

Olivier M. Jarrault		$176,459	$352,917	$1,058,751
	01/19/16				0	237,400	474,800		188,680	$6.74	$2,000,078

Audrey Strauss		$282,500	$565,000	$1,695,000
	01/19/16				0	208,920	417,840		166,040	$6.74	$1,760,126

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Executive Compensation | Compensation Discussion and Analysis (continued)

1	2016 annual cash incentive awards made under the Incentive Compensation Plan. See “Compensation Discussion and Analysis.”
2	Performance based restricted share units, granted under the 2013 Arconic Stock Incentive Plan, which vest on the third anniversary of grant, subject to achievement of performance conditions and generally subject to continued employment. See “Compensation Discussion and Analysis.”
3	Time-vested restricted share unit awards, retention and other special awards granted under the 2013 Arconic Stock Incentive Plan, which vest 3 years after the grant date.
4	Time vested stock options granted under the 2013 Arconic Stock Incentive Plan, which vest ratably over a three-year period, generally subject to continued employment and have a maximum term of ten years.

Grants of Plan-Based Awards (Actual Awards)

The “2016 Grants of Plan Based Awards” table sets forth the 2016 cash incentive and equity incentive opportunity for the NEOs. The 2016 award targets and performance are discussed in “Compensation Discussion and Analysis.”

Mr. Kleinfeld

On January 19, 2016, Mr. Kleinfeld received an annual grant of 933,020 stock options and a performance-based restricted share unit award with a target amount of 1,173,920 restricted share units. The earned amount of the first third of the performance-based restricted share unit award was 341,220 restricted share units (or 151,442 restricted share units on a post reverse stock split and separation basis). He was paid cash incentive compensation for 2016 in the amount of $2,137,320.

Mr. Giacobbe

On January 19, 2016, Mr. Giacobbe received an annual grant of 28,960 restricted share units and a performance-based restricted share unit award with a target amount of 28,960 restricted share units. The earned amount of the first third of the performance-based restricted share unit award was 8,418 restricted share units (or 3,736 restricted share units on a post reverse stock split and separation basis). He was paid cash incentive compensation for 2016 in the amount of $281,824.

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Executive Compensation | Compensation Discussion and Analysis (continued)

Mr. Oplinger

On January 19, 2016, Mr. Oplinger received an annual grant of 150,950 stock options and a performance-based restricted share unit award with a target amount of 189,920 restricted share units. These awards were assumed by Alcoa Corporation, which will also determine and pay his final cash incentive compensation for 2016.

Mr. Kollatz

On January 19, 2016, Mr. Kollatz received an annual grant of 51,040 restricted share units and a performance-based restricted share unit award with a target amount of 51,040 restricted share units. The earned amount of the first third of the performance-based restricted share unit award was 14,836 restricted share units (or 6,585 restricted share units on a post reverse stock split and separation basis). He was paid cash incentive compensation for 2016 in the amount of $551,877.

Mr. Meggers

On January 19, 2016, Mr. Meggers received an annual grant of 150,950 stock options and a performance-based restricted share unit award with a target amount of 189,920 restricted share units. The earned amount of the first third of the performance-based restricted share unit award was 48,240 restricted share units (or 21,410 restricted share units on a post reverse stock split and separation basis). He was paid cash incentive compensation for 2016 in the amount of $556,528.

Mr. Tragl

On July 21, 2016, Mr. Tragl received a performance-based restricted share unit award with a target amount of 150,960 restricted share units. The earned amount of the performance-based restricted share unit award was 54,044 restricted share units (or 23,986 restricted share units on a post reverse stock split and separation basis). He was paid cash incentive compensation for 2016 in the amount of $557,756.

Mr. Jarrault

On January 19, 2016, Mr. Jarrault received an annual grant of 188,680 stock options and a performance-based restricted share unit award with a target amount of 237,400 restricted share units. The earned amount of the first third of the performance-based restricted share unit award was 47,401 restricted share units (or 21,038 restricted share units on a post reverse stock split and separation basis). He was paid cash incentive compensation for 2016 in the amount of $298,215.

Ms. Strauss

On January 19, 2016, Ms. Strauss received an annual grant of 166,040 stock options and a performance-based restricted share unit award with a target amount of 208,920 restricted share units. The earned amount of the first third of the performance-based restricted share unit award was 60,726 restricted share units (or 26,952 restricted share units on a post reverse stock split and separation basis). She was paid cash incentive compensation for 2016 in the amount of $838,601.

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Executive Compensation | Compensation Discussion and Analysis (continued)

2016 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Klaus Kleinfeld
Stock Awards[1]						554,421	$10,278,965*	429,166	$7,956,738*
Performance	393,372	-	-	30.51	2020/01/26
Options

Time-Vested	-	414,097	-	15.19	2026/01/19
Options[2]	71,159	142,317	-	35.04	2025/01/20
	181,282	90,640	-	24.88	2024/01/16
	324,947	-	-	20.01	2023/01/16
	216,919	-	-	22.92	2022/01/20
	170,016	-	-	36.60	2021/01/25

Kenneth.J. Giacobbe
Stock Awards[1]						39,074	$724,432*	10,425	$193,280*

Time-Vested	5,040	-	-	22.92	2022/01/20
Options [2]

William F. Oplinger[3]
Stock Awards[1]						-	-	-	-

Time-Vested	-	-	-	-	-
Options [2]

Christoph Kollatz

Stock Awards[1]						32,938	$610,671*	15,101	$279,973*

Kay H. Meggers
Stock Awards[1]						87,777	$1,627,386*	68,371	$1,267,598*

Time-Vested	-	66,994		15.19	2026/01/19
Options [2]	10,591	21,182	-	35.04	2025/01/20
	33,340	16,670	-	24.88	2024/01/16
	72,915	-	-	20.01	2023/01/16
	28,257	-	-	22.92	2022/01/20

Karl Tragl
Stock Awards[1]						23,986	$444,700*	-	-

Olivier M. Jarrault
Stock Awards[1]						98,021	$1,817,309*	85,467	$1,584,558*

Time-Vested	-	83,740	-	15.19	2021/08/01
Options [2]	13,240	26,478	-	35.04	2021/08/01

	41,675	20,837	-	24.88	2021/08/01
	50,236	-	-	22.92	2021/08/01
	17,899	-	-	36.60	2021/01/25
	16,004	-	-	30.51	2020/01/26

Audrey Strauss
Stock Awards[1]						103,505	$1,918,983*	75,213	$1,394,449*

Time-Vested	-	73,692	-	15.19	01/01/2022
Options [2]	11,651	23,300	-	35.04	01/01/2022
	36,674	18,337	-	24.88	01/01/2022
	69,746	-		20.01	01/01/2022

* Calculated using the closing price of Arconic’s common stock on December 30, 2016 which was $18.54 per share.

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Executive Compensation | Compensation Discussion and Analysis (continued)

1	Stock awards in column (g) include earned performance-based restricted share unit awards and time-vested restricted share unit awards. Stock awards in column (i) include unearned performance-based restricted share unit awards at the target level. In January 2017, the payout for certain performance-based restricted share unit awards was determined. The full earned amount is shown in column (g). All stock awards are in the form of restricted share units that vest three years from the date of grant, generally subject to continued employment and are paid in common stock when they vest.
2.	Time-vested options include stock options granted at the regular annual grant date when the Compensation Committee meets in January. Options granted since 2009 have a term of ten years and vest over three years (1/3 each year), generally subject to continued employment.
[3]	Mr. Oplinger did not hold any Arconic equity awards as of fiscal year end. His equity awards granted in 2016 were assumed by Alcoa Corporation in connection with the separation.

2016 OPTION EXERCISES AND STOCK VESTED

This table sets forth the value and number of stock options on the actual date of exercise and the value and number of restricted share units on the actual date of vesting for each of the named executive officers in 2016, which were prior to the reverse stock split of Alcoa Inc. common stock in October 2016 and the separation in November 2016 so do not reflect any adjustments to account for these two events.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Klaus Kleinfeld	-	-	796,610	$5,369,151
Kenneth J. Giacobbe	-	-	23,680	$159,603
William F. Oplinger	-	-	97,159	$654,852
Christoph Kollatz	-	-	-	-
Kay H. Meggers	-	-	178,758	$1,204,829
Karl Tragl	-	-	-	-
Olivier M. Jarrault	110,290	$190,294	178,758	$1,204,829
Audrey Strauss	-	-	170,982	$1,152,419

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Executive Compensation | Compensation Discussion and Analysis (continued)

2016 Pension Benefits

Name[1]	Plan Name(s)		Years of Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Klaus Kleinfeld	Individual Agreement		9.25	$19,047,979	N/A

Kenneth J. Giacobbe	Arconic Retirement Plan		12.53	$312,593
	Excess Benefits Plan C			$331,445

		Total		$644,038	N/A
William F. Oplinger[2]	Arconic Retirement Plan		16.61	$397,536
	Excess Benefits Plan C			$1,213,977

		Total		$1,611,513	N/A
Olivier M. Jarrault	Arconic Retirement Plan		13.66	$317,040
	Excess Benefits Plan C			$1,285,463

		Total		$1,602,503	$7,626

1	Ms. Strauss and Messrs. Kollatz, Meggers, and Tragl do not appear in the table as they are not eligible to participate in the defined benefit pension plan, which was closed to employees hired after March 1, 2006.

2	Mr. Oplinger’s years of credited service and present values are calculated through November 1, 2016 when Mr. Oplinger began serving as the Chief Financial Officer of Alcoa Corporation. In connection with the separation, Alcoa Corporation assumed all liability for Mr. Oplinger’s pension.

Valuation and Assumptions: For a discussion of the valuation method and assumptions applied in quantifying the present value of the accumulated benefit, please refer to the following sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Pension and Other Postretirement Benefits” and Note U to the Consolidated Financial Statements.

Qualified Defined Benefit Plan. In 2016, Messrs. Giacobbe, Oplinger, and Jarrault participated in the Arconic Retirement Plan. The Arconic Retirement Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers a majority of U.S. salaried employees. Benefits under the plan are based upon years of service and final average earnings. Final average earnings include salary plus 100% of annual cash incentive compensation, and are calculated using the average of the highest consecutive five of the last ten years of earnings. The amount of annual compensation that may be taken into account under the Arconic Retirement Plan is subject to a limit imposed by the U.S. tax code, which was $265,000 for 2016. The base benefit payable at age 65 is 1.1% of final average earnings up to the Social Security covered compensation limit plus 1.475% of final average earnings above the Social Security covered compensation limit, times years of service. Benefits are payable as a single life annuity, a reduced 50% joint and survivor annuity, or a reduced 75% joint and survivor annuity upon retirement.

Nonqualified Defined Benefit Plans. Messrs. Giacobbe, Oplinger and Jarrault participate in the Excess Benefits Plan C. This plan is a nonqualified plan which provides for benefits taking into account compensation that exceeds the limits on compensation imposed by the U.S. tax code. The benefit formula is identical to the Arconic Retirement Plan formula. Benefits under the nonqualified plan are payable as a reduced 50% joint and survivor annuity if the executive is married. Otherwise, the benefit is payable as a single life annuity.

Individual Agreements. Mr. Kleinfeld is entitled to a supplemental retirement benefit payable annually after retirement equal to the excess of the product of 4.35% multiplied by years of service multiplied by average final compensation, over a retirement pension payable by Siemens AG (Mr. Kleinfeld’s previous employer).

Arconic Retirement Savings Plan. For U.S. salaried employees hired on or after March 1, 2006, including Messrs. Kleinfeld, Kollatz, Meggers and Tragl and Ms. Strauss, the Company makes an Employer Retirement Income Contribution (ERIC) in an amount equal to 3% of salary and annual incentive eligible for contribution to the Arconic Retirement Savings Plan as a pension contribution in lieu of a defined benefit pension plan, which was available to employees hired before March 1, 2006. The Company contributed $7,950 to each of these individuals’ accounts in 2016. In addition, all U.S. salaried employees, including the named executive officers, are eligible to receive a Company matching contribution of 100% up to the first 6% of deferred salary. In 2016, the Company matching contribution amount was $15,900 each for Messrs. Kleinfeld, Oplinger, Kollatz and Jarrault, and Ms. Strauss and $13,808 for Mr. Giacobbe. These amounts are included in the column “All Other Compensation” in the “2016 Summary Compensation Table.”

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Executive Compensation | Compensation Discussion and Analysis (continued)

2016 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in 2016 ($) (b)	Registrant Contributions in 2016 ($) (c)	Aggregate Earnings in 2016 (d)		Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/2016 FYE ($) (f)
Klaus Kleinfeld	$70,500	$70,500	$ $	22,309 E 4,025 D	—	$1,433,701
Kenneth J. Giacobbe	—	—		$432 E	—	$24,001
William F. Oplinger[1]	$32,083	$2,750	$ $	45,230 E 165 D	—	$896,549
Christoph Kollatz	$15,975	$31,344		$3,078 E	—	$55,831
Kay H. Meggers	—	$19,464		$45,992 E	—	$853,544
				$99 D
Karl Tragl	—	$4,988		$52 E	—	$5,040
Olivier M. Jarrault	—	—		—	—	—
Audrey Strauss	$18,000	$43,501	$ $	3,600 E 365 D	—	$298,400

E—Earnings

D—Dividends on Arconic common stock or share equivalents

1Mr. Oplinger’s values are calculated through November 1, 2016 when Mr. Oplinger began serving as the Chief Financial Officer of Alcoa Corporation. In connection with the separation, Alcoa Corporation assumed all liability for Mr. Oplinger’s deferred compensation account.

The investment options under the nonqualified Deferred Compensation Plan are the same choices available to all salaried employees under the Arconic Retirement Savings Plan and the named executive officers do not receive preferential earnings on their investments. The named executive officers may defer up to 25% of their salaries in total to the Arconic Retirement Savings Plan and Deferred Compensation Plan and up to 100% of their annual cash incentive compensation to the Deferred Compensation Plan.

The Company contributes matching contributions on employee base salary deferrals that exceed the limits on compensation imposed by the U.S. tax code. In 2016, the Company matching contribution amount was $70,500 for Mr. Kleinfeld, $2,750 for Mr. Oplinger, $15,975 for Mr. Kollatz, and $18,000 for Ms. Strauss.

In addition, when the U.S. tax code limits on Employer Retirement Income Contributions (ERIC) to the Arconic Retirement Savings Plan are reached, the ERIC contributions are made into the Deferred Compensation Plan. In 2016, the Company contributed $15,369 for Mr. Kollatz, $19,464 for Mr. Meggers, $4,988 for Mr. Tragl, and $25,501 for Ms. Strauss. Mr. Kleinfeld does not receive these deferred compensation contributions due to his individual pension agreement. Messrs. Giacobbe, Oplinger and Jarrault do not receive these deferred compensation contributions because they participate in the Company’s defined benefit pension plan.

These amounts are included in the column “All Other Compensation” in the “2016 Summary Compensation Table.”

All nonqualified pension and deferred compensation obligations are general unsecured liabilities of the Company until paid. Upon termination of employment, deferred compensation will be paid in cash as a lump sum or in up to ten annual installments, depending on the individual’s election, account balance and retirement eligibility.

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Executive Compensation | Compensation Discussion and Analysis (continued)

Potential Payments upon Termination or Change in Control

Executive Severance Agreements.  Arconic has, from time to time, entered into severance agreements with certain executives to facilitate transitioning of key executive positions in an orderly manner that suits the needs of the Company. These agreements require the executives to agree to a two-year non-competition and non-solicitation provision. Mr. Meggers and Mr. Kleinfeld each are party to executive severance agreements, which provide that, if the applicable executive’s employment is terminated without cause, he will receive a cash severance payment equal to, in the case of Mr. Meggers, two years of base salary, and, in the case of Mr. Kleinfeld, two years of base salary and two years of target annual cash incentive, continued health care benefits for a two-year period, and two additional years of pension accrual calculated as described in the agreements. Each agreement also provides for a lump sum cash payment of $50,000 upon execution of a general release of legal claims against the Company prior to the scheduled payment date. No severance payments will be made under these agreements unless the general release is signed and not revoked. If severance payments or benefits are payable under the Change in Control Severance Plan, described below, no payments will be paid under the executive severance agreements.

The following table shows the severance payments and benefits that would have been payable to Messrs. Kleinfeld and Meggers under their executive severance agreements upon a termination without cause on December 31, 2016.

Name	Estimated net present value of cash severance payments	Estimated net present value of additional pension credits	Estimated net present value of continued health care benefits	Total
Klaus Kleinfeld	$7,079,261	$4,066,123	$39,986	$11,185,370
Kay Meggers	$1,026,286	$58,577	$13,055	$1,097,918

Messrs. Giacobbe, Kollatz and Tragl do not have an executive severance agreement. Ms. Strauss had an executive severance agreement, but her agreement terminated upon her retirement effective December 31, 2016. Mr. Jarrault had an executive severance agreement pursuant to which he received severance payments and benefits, as shown in the Summary Compensation Table above, in connection with his termination of employment on August 1, 2016. Mr. Oplinger had an executive severance agreement that was assumed by Alcoa Corporation in connection with the separation.

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Executive Compensation | Compensation Discussion and Analysis (continued)

The Company adopted a new Executive Severance Plan effective as of February 27, 2017. All of the continuing NEOs participate in the plan, including Messrs. Kleinfeld and Meggers, who waived the severance benefits under their individual agreements in consideration for their eligibility to participate in the plan. The plan provides that, upon a termination of employment without cause and subject to execution and non-revocation of a general release of legal claims against the Company, the applicable NEO will receive a cash severance payment equal to one times (or, in the case of Mr. Kleinfeld, two times) the sum of the NEO’s base salary and target annual cash incentive, continued health care benefits for a two-year period, and two additional years of pension accrual calculated as described in the plan.

Potential Payments upon a Change in Control. The Company maintains a Change in Control Severance Plan for certain key executives, including the continuing NEOs. The plan is designed to serve shareholders by assuring that the Company will have the continued dedication of the covered executives, notwithstanding the possibility, threat or occurrence of a change in control. These protections are intended to encourage the executives’ full attention and dedication to the Company in the event of any threatened or pending change in control, which can result in significant distraction by virtue of the personal uncertainties and risks that executives frequently face under such circumstances. Severance benefits under the Change in Control Severance Plan are provided on a termination of employment without cause or resignation by the executive for good reason, in either case within three years after a change in control of the Company. The terms of the Change in Control Severance Plan as adopted in 2002 included a provision allowing certain eligible executives to resign for any reason during a window period of 30 days which begins six months after a change in control and receive severance benefits under the plan. The Compensation Committee removed this provision for new entrants on and after January 1, 2010 and, as of December 31, 2016, Mr. Kleinfeld was the only remaining participant who was eligible for this benefit. Effective February 27, 2017, the Company eliminated this window period resignation right for Mr. Kleinfeld.

Severance benefits under the Change in Control Severance Plan as of December 31, 2016 included (i) a cash payment equal to three times annual salary plus target annual cash incentive compensation, (ii) continuation of health care benefits for three years, (iii) three additional years of pension credit calculated as described in the plan, and (iv) six months of outplacement benefits. As discussed more fully below, the benefits were reduced for most participants, effective February 27, 2017.

The terms of the Change in Control Severance Plan as adopted in 2002 included an excise tax reimbursement provision. The Compensation Committee removed the excise tax reimbursement provision effective for new plan participants on and after January 1, 2010 and, as of December 31, 2016, Mr. Kleinfeld was the only remaining participant who was eligible for this benefit. Effective February 27, 2017, the Compensation Committee eliminated the excise tax reimbursement provision for Mr. Kleinfeld.

Also effective February 27, 2017, the Compensation Committee reduced the severance benefits under the Change in Control Severance Plan for participants below the level of Chief Executive Officer, bringing them in line with current market practices in the Company’s peer group. Consequently, the current benefit for continuing NEOs, other than Mr. Kleinfeld, who experience a qualifying termination is (i) a cash payment equal to two times annual salary plus target annual cash incentive compensation, (ii) continuation of health care benefits for two years, (iii) two additional years of pension credit calculated as described in the plan, and (iv) six months of outplacement benefits.

The terms of Arconic’s 2013 Stock Incentive Plan provide that unvested equity awards, including awards held by the continuing NEOs, do not immediately vest upon a change in control if a replacement award is provided. However, the replacement award will vest immediately if, within a two-year period following a change in control, a plan participant is terminated without cause or leaves for good reason. Performance-based stock awards will be converted to time-vested stock awards upon a change in control under the following terms: (i) if 50% or more of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on actual performance completed as of the date of the change in control; or (ii) if less than 50% of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on the target number or value.

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Executive Compensation | Compensation Discussion and Analysis (continued)

The following table shows the severance payments and benefits that would have been payable to the continuing NEOs under the Change in Control Severance Plan if both a change in control and a termination without cause or resignation for good reason occurred on December 31, 2016, under the terms of the plan as in effect on such date, as well as the estimated net present value of unvested equity awards that would have become vested upon such termination or resignation. Equity award values are estimated using the Company’s closing stock price on December 30, 2016, which was $18.54 per share.

Change in Control Severance Benefits

Name	Estimated net present value of change in control severance and benefits	Potential excise tax liability and gross-up for excise taxes	Total
Klaus Kleinfeld	$20,501,115	$0 Not eligible beginning 2/27/17	$20,501,115
Kenneth J. Giacobbe	$3,436,341	Not eligible	$3,436,341
Christoph Kollatz	$3,157,901	Not eligible	$3,157,901
Kay H. Meggers	$3,581,595	Not eligible	$3,581,595
Karl Tragl	$3,349,719	Not eligible	$3,349,719

Retirement benefits. If Mr. Kleinfeld had voluntarily terminated employment as of December 31, 2016, it is estimated that his supplemental executive retirement pension would have paid an annual annuity of $1,245,067 starting at age 60. If Mr. Giacobbe had voluntarily terminated employment as of December 31, 2016, it is estimated that his pension would have paid an annual annuity of $36,055 starting at age 55.

Messrs. Kollatz, Meggers and Tragl are not eligible to participate in the defined benefit pension plan, which was closed to employees hired after March 1, 2006.

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Item 4 Advisory Vote on Frequency of Advisory Vote on Executive Compensation

The Company is presenting the following proposal, which gives you the opportunity to vote on the frequency of the required advisory vote on the compensation of the company’s named executive officers. This proposal is required by SEC rules. You may elect to have the vote held annually, every two years or every three years, or you may abstain. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the company has adopted a policy that it will follow the alternative that receives the plurality of votes cast.

The Board of Directors recommends that you vote in favor of an advisory vote on executive compensation annually so that our shareholders may provide us with direct and timely input on our executive compensation program. We believe that current best corporate practices and governance trends favor an annual advisory vote and have previously determined to hold an annual advisory vote. While we believe that annually is an appropriate timeframe in which to solicit shareholders’ feedback on compensation design, this proposal is not to approve or disapprove of the company’s recommendation.

The Board of Directors recommends that an advisory vote on the compensation of named executive officers be held each year.

Item 4–Frequency of advisory vote on the compensation of named executive officers (select one option):

Three years [        ]        Two years [        ]        One year [        ]        Abstain [        ]

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2017 PROXY STATEMENT

Items 5, 6 and 7 Eliminate Supermajority Voting Provisions in Articles of Incorporation

Our Company has a simple majority voting standard for fundamental corporate changes, such as a merger or sale of the Company. There are no supermajority requirements in our By-Laws. However, there are three provisions in our Articles of Incorporation that require a supermajority vote. Under Pennsylvania law, amendments to those provisions of the Articles of Incorporation require the approval of the holders of 80% of the outstanding common stock of the Company. In recent years, at several annual meetings, the Board of Directors has recommended to shareholders that they approve eliminating these three supermajority vote requirements in our Articles of Incorporation. However, these proposals did not receive sufficient support of the shareholders to be adopted. The Board of Directors is re-submitting these proposals, which are summarized below, for approval by shareholders. The Board of Directors once again recommends that shareholders vote FOR each of the three proposals so that shareholders are generally permitted to act by a vote of a majority of the votes entitled to be cast. That standard will ensure that actions may be taken to reflect the expressed views of the holders of a majority of the voting power, rather than requiring that a supermajority percentage of the Company’s outstanding shares be voted in favor of a proposal, which can result in the failure of the proposal to be approved if more than 20% of the Company’s outstanding shares simply fail to vote either for or against the proposal.

Each of the supermajority voting proposals requires the approval of the holders of 80% of the outstanding common stock of the Company. If such proposals receive the approval of less than 80% of the outstanding common stock of the Company, the Company intends to submit for shareholder approval at or prior to the 2018 annual meeting one or more proposals to effect the transfer of the Company’s jurisdiction from Pennsylvania to Delaware by means of a reincorporation merger. The Board structure of the Delaware corporation that would be owned by the Company’s shareholders as a result of the reincorporation merger would be declassified, and its organizational documents would not contain any supermajority vote requirements.

The three supermajority voting requirements that the Company is proposing to eliminate require an 80% shareholder vote to (a) amend Article SEVENTH of the Articles of Incorporation, which provides that certain repurchases of capital stock from interested shareholders require approval by the Company’s other shareholders; (b) amend Article EIGHTH of the Articles of Incorporation, which addresses the Board size, the classified Board structure, nominations for the election of directors, removal of directors and filling vacancies on the Board; and (c) remove directors with or without cause.

The proposed amendments to the Company’s Articles of Incorporation to eliminate these supermajority provisions are described under Items 5, 6 and 7.

You will have the opportunity to vote separately on each of these proposed amendments to the Company’s Articles of Incorporation. The Board of Directors recommends that shareholders vote FOR each of the three proposals.

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2017 PROXY STATEMENT

Item 5 Eliminate Supermajority Voting Requirement in the Articles of Incorporation Regarding Amending Article SEVENTH (Fair Price Protection)

Item 5 requests approval to eliminate the supermajority voting requirement in Article SEVENTH of the Articles of Incorporation by approving the changes set forth below:

Article SEVENTH. F.

“Notwithstanding any other provisions of the Articles or the By-Laws of the Company (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the By-Laws of the Company), the affirmative vote of the holders of not less than ~~eighty percent (80%)~~ a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Seventh.”

Article SEVENTH provides that the Company may not knowingly engage, directly or indirectly, in any stock repurchase with a purchase price in excess of the fair market value of shares from an interested shareholder (a person who has held 5% or more of the Company’s voting stock within two years of the repurchase) without the affirmative vote of at least a majority of the outstanding voting shares, exclusive of those owned by the interested shareholder (with exceptions for self-tenders and Board approved open market purchase programs).

Please see Attachment D on page 117 for the current text of the Articles of Incorporation.

The Board of Directors recommends a vote FOR Item 5, to eliminate the supermajority voting requirement that applies for any amendments to Article SEVENTH (Fair Price Protection).

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Item 6 Eliminate Supermajority Voting Requirement in the Articles of Incorporation Regarding Amending Article EIGHTH (Director Elections)

Item 6 requests approval to eliminate the supermajority voting requirement in Article EIGHTH of the Articles of Incorporation by approving the changes set forth below:

Article EIGHTH. B.

“Notwithstanding any other provisions of the Articles or the By-Laws of the Company (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the By-Laws of the Company), the affirmative vote of not less than ~~eighty percent (80%)~~ a majority of the votes which all shareholders of the then outstanding shares of capital stock of the Company would be entitled to cast in an annual election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Eighth.”

Article EIGHTH provides for processes and procedures related to the structure and composition of the Board of Directors, including the process for determining the size of the Board, the classified Board structure, nominations for the election of directors, removal of directors, and filling vacancies on the Board.

Please see Attachment D on page 117 for the current text of the Articles of Incorporation.

The Board of Directors recommends a vote FOR Item 6, to eliminate the supermajority voting requirement that applies for any amendments to Article EIGHTH (Director Elections).

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Item 7 Eliminate Supermajority Voting Requirement in Article EIGHTH of the Articles of Incorporation Relating to the Removal of Directors

Item 7 requests approval to eliminate the supermajority voting requirement that applies to any removal of directors by approving the changes set forth below:

Article EIGHTH. A. (4)

“Any director, any class of directors, or the entire Board of Directors may be removed from office by shareholder vote at any time, with or without assigning any cause, but only if shareholders entitled to cast at least ~~80%~~ a majority of the votes which all shareholders of the then outstanding shares of capital stock of the Company would be entitled to cast at an annual election of directors or of such class of directors shall vote in favor of such removal.”

If the foregoing change is approved by shareholders, any removal of directors would require the approval of holders of a majority of the Company’s outstanding voting power.

Please see Attachment D on page 117 for the current text of the Articles of Incorporation.

The Board of Directors recommends a vote FOR Item 7, to eliminate the supermajority voting requirement in the Articles of Incorporation relating to the removal of directors.

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Item 8 Eliminate the Classified Board Structure by Approving Amendments to the Articles of Incorporation

Under Article EIGHTH of the Articles of Incorporation, the Board of Directors is divided into three classes, as nearly equal in number as possible, composed of directors each serving terms of office of three years. The Board of Directors recommends that shareholders approve an amendment to the Articles of Incorporation that will eliminate this classified Board structure, so that directors will be elected on an annual basis. The Board of Directors considered arguments in favor and against continuation of the classified Board structure and determined that it is in the Company’s best interests to recommend this declassification amendment.

The Board of Directors considered, among other things, that a classified Board structure provides time to solicit higher bids in a hostile takeover situation because it is more difficult to change a majority of directors on the Board in a single year. A classified Board structure also fosters continuity and stability, not only on the Board but also in the overall management of the business of the Company, because a majority of directors will always have experience as continuing directors of the Company. The Board of Directors also noted that it previously recommended in favor of a declassification proposal that the Company submitted to shareholders at the Company’s 2012 annual meeting of shareholders. The proposal did not receive sufficient support of shareholders to be adopted at that time.

While the Board of Directors believes that these are important considerations, it also considered potential advantages of declassification, including the ability of shareholders to evaluate directors annually. An annually elected Board structure is perceived by many institutional shareholders as increasing the accountability of directors to such shareholders. After carefully weighing these considerations, the Board of Directors has approved the proposed amendment to the Articles of Incorporation described below.

If the proposed declassification amendment is approved by shareholders at the 2017 Annual Meeting, all of the Company’s directors, including directors elected at the 2017 Annual Meeting, would serve until the 2018 annual meeting, and thereafter would be eligible for annual re-election. Accordingly, if the proposed measure is approved, the Board of Directors will be completely declassified, the terms of all directors will expire at the 2018 annual meeting, and all directors elected at and after the 2018 annual meeting will be elected on an annual basis with one-year terms.

The proposed amendment to the Articles of Incorporation to eliminate the classified Board structure and provide for the annual election of directors will be approved if 80% of the shares outstanding are voted in favor of the proposal, and the proposal will become effective upon the filing of the amendments with the Secretary of State of the Commonwealth of Pennsylvania.

If the proposed declassification amendment is not approved by the shareholders, the Board intends to take such actions as may be necessary to provide for all directors to be subject to annual elections by, for example, submitting for shareholder approval at or prior to the 2018 annual meeting one or more proposals to effect the transfer of the Company’s jurisdiction from Pennsylvania to Delaware by means of a reincorporation merger. The Board structure of the Delaware corporation that would be owned by the Company’s shareholders as a result of the reincorporation merger would not have a classified Board structure.

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Proposed amendments to Article EIGHTH, Section A(2) are set forth below.

“~~Beginning with the Board of Directors to be elected at~~Until the annual meeting of shareholders held in ~~1985~~2018, directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. ~~At such meeting, each class of directors shall be elected in a separate election. Directors of the first class shall be elected for a term of office to expire at the 1986 annual meeting of shareholders, those of the second class shall be elected for a term of office to expire at the 1987 annual meeting of shareholders, and those of the third class shall be elected for a term of office to expire at the 1988 annual meeting of shareholders. At each annual election held after the 1985 annual meeting of shareholders the class of directors then being elected shall be elected to hold office for a term of office to expire at the third succeeding annual meeting of shareholders after their election.~~Effective at the 2018 annual meeting of shareholders, the foregoing classification of the Board of Directors shall cease and the terms of all directors shall expire at such annual meeting of shareholders. Directors elected at the 2018 annual meeting of shareholders and each annual election held thereafter shall be elected for a term expiring at the next annual meeting of shareholders. If the number of directors is increased, any additional director elected to fill a vacancy resulting from such increase shall hold office for a term expiring at the next annual meeting of shareholders. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Each director shall hold office for the term for which elected and until his or her successor shall have been elected and qualified, except in the case of earlier death, resignation or removal.”

Proposed amendments to Article EIGHTH, Section A(5) are set forth below.

“Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders ~~at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director~~.”

Please see Attachment D on page 117 for the current text of the Articles of Incorporation.

The Board of Directors recommends a vote FOR Item 8, to eliminate the classified Board structure by approving amendments to the Articles of Incorporation set forth above.

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Item 9 Shareholder Proposal

The following shareholder proposal will be voted on at the annual meeting if properly presented by or on behalf of the shareholder proponent. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, sponsored this proposal.

The Board of Directors recommends a vote “FOR” this proposal for the reasons set forth following the proposal.

The text of the shareholder proposal follows:

“Proposal 9 — Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner.

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving our charter and bylaws.

Please vote to enhance shareholder value:

Simple Majority Vote- Proposal 9.”

Board of Directors’ Statement in Support

The Board has considered the above proposal carefully, and agrees that it is in the best interests of our shareholders. The Board therefore recommends that you vote “FOR” the proposal.

The Board believes that shareholders should generally be able to act by majority vote. For this reasons, the Board has previously approved proposals to eliminate the supermajority provisions in the Company’s Articles of Incorporation, and has approved proposals to do so again at the 2017 Annual Meeting, which such proposals are included in this proxy statement as follows:

●	Item 5 – Elimination of the supermajority voting requirement in the Articles of Incorporation regarding amending Article SEVENTH (fair price protection)
●	Item 6 – Elimination of the supermajority voting requirement in the Articles of Incorporation regarding amending Article EIGHTH (director elections)
●	Item 7 – Elimination of the supermajority voting requirement in the Articles of Incorporation relating to the removal of directors

In addition to this Item 9, the Board also recommends a vote in favor of the above items, each of which will implement the change requested by the shareholder proposal by authorizing amendments to the Company’s Articles of Incorporation if approved by shareholders. If Items 5, 6 and 7 are approved by shareholders, the Company will file articles of amendment to the Company’s Articles of Incorporation that will eliminate the supermajority voting provisions.

The Board of Directors recommends a vote “FOR” ITEM 9, the shareholder proposal, for the reasons discussed above.

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Questions and Answers

About the Meeting and Voting

1.	Has Arconic been notified that a shareholder intends to propose alternative director nominees at the 2017 Annual Meeting?

Yes.  Elliott has notified Arconic that Elliott intends to nominate a slate of [four] nominees for election to the Board of Directors at the meeting in opposition to the nominees recommended by the Board of Directors. The Arconic Board of Directors does not endorse any Elliott nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors. The Board of Directors strongly urges you not to sign or return any Green proxy card sent to you by Elliott. If you have previously submitted a Green proxy card sent to you by Elliott, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

2.	How does the Board of Directors recommend that shareholders vote?

The Arconic Board of Directors unanimously recommends that shareholders vote shares on the WHITE proxy card as follows:

●	FOR the election of each of the director nominees proposed by the Board of Directors (Item 1);
●	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2017 (Item 2);
●	FOR the approval, on an advisory basis, of executive compensation (Item 3);
●	FOR the approval, on an advisory basis, of the advisory vote on executive compensation to be held every year (Item 4);
●	FOR an amendment of the Articles of Incorporation to eliminate the supermajority voting requirement in the Articles of Incorporation regarding amending Article SEVENTH (fair price protection) (Item 5);
●	FOR an amendment of the Articles of Incorporation to eliminate the supermajority voting requirement in the Articles of Incorporation regarding amending Article EIGHTH (director elections) (Item 6);
●	FOR an amendment of the Articles of Incorporation to eliminate the supermajority voting requirement in the Articles of Incorporation relating to the removal of directors (Item 7);
●	FOR the approval of an amendment of the Articles of Incorporation to eliminate the classification Board of Directors (Item 8); and
●	FOR the approval of a shareholder proposal (Item 9).

3.	Who is entitled to vote and how many votes do I have?

If you were a holder of record of Arconic common stock, par value $1.00 per share (the “common stock”), at the close of business on March 1, 2017, you are eligible to vote at the annual meeting. For each matter presented for vote, you have one vote for each share you own.

4.	What is the difference between holding shares as a shareholder of record/registered shareholder and as a beneficial owner of shares?

Shareholder of Record or Registered Shareholder.  If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” or a “registered shareholder” of those shares.

Beneficial Owner of Shares.  If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

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Questions and Answers About the Meeting and Voting (continued)

5.	How do I vote if I am a shareholder of record?

By Telephone or Internet. All shareholders of record can vote by touchtone telephone within the U.S., U.S. territories and Canada, or through the Internet. We request that you vote your shares using the toll-free telephone number on the WHITE proxy card, or through the Internet, using the procedures and instructions described on the WHITE proxy card. WHITE proxy cards are being solicited on behalf of the Arconic Board of Directors. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly.

By Mail. All shareholders of record can also vote by mail, by signing, dating and returning the enclosed WHITE proxy card. WHITE proxy cards are being solicited on behalf of the Arconic Board of Directors. If you sign and return your WHITE proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Board of Directors.

In Person. All shareholders of record may vote in person at the meeting. See Question 9 below regarding how to vote in person at the annual meeting.

Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible by using the enclosed WHITE proxy card. The proxy committee will vote your shares according to your directions.

6.	How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on the election of directors or any of the other matters to be considered at the annual meeting, unless you provide specific instructions by completing and returning the voting instruction form from your broker, bank or other financial institution or following the instructions provided to you for voting your shares via telephone or the Internet. Please return your signed and dated WHITE proxy card or voting instruction form to your broker, bank or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the annual meeting. If you wish to vote your shares at the meeting, you must obtain a legal proxy from that entity and bring it with you to hand in with your ballot.

7.	How will my shares be voted if I submit a WHITE proxy card but do not specify how I want to vote?

If you are the record holder of your shares and do not specify on your WHITE proxy card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, your shares will be voted in accordance with the recommendations of the Arconic Board of Directors as described in Question 2 above.

If you are a beneficial owner of shares and return instructions to the record holder with respect to the WHITE proxy card but do not specify how you want to vote, your shares will be voted by the record holder in line with the Board’s recommendations. If your shares are held of record by a bank, broker or other nominee, the Company urges you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the shareholder voting at the annual meeting.

As of the date of this proxy statement, the Board knows of no business other than that set forth above to be transacted at the annual meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the WHITE proxy card, to whom you are granting your proxy and to whom such proxy confers discretionary authority to vote on any unanticipated matters, to vote in accordance with their best judgment on such matters.

8.	What should I do if I receive a Green proxy card or other proxy materials from Elliott?

Elliott has notified Arconic that Elliott intends to nominate a slate of [four] nominees for election to the Board of Directors at the meeting in opposition to the nominees recommended by our Board of Directors. You may receive a proxy statement, Green proxy card and other solicitation materials from Elliott. Arconic is not responsible for the accuracy of any information provided by or relating to Elliott or its nominees contained in solicitation materials filed or disseminated by or on behalf of Elliott or any other statements that Elliott may make.

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Questions and Answers About the Meeting and Voting (continued)

The Arconic Board of Directors does not endorse any Elliott nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board of Directors on your WHITE proxy card. The Board of Directors strongly urges you not to sign or return any Green proxy card sent to you by Elliott. Voting to “withhold” with respect to any Elliott nominee on a Green proxy card sent to you by Elliott is not the same as voting for the Board of Directors’ nominees because a vote to “withhold” with respect to any Elliott nominee on its Green proxy card will revoke any WHITE proxy you may have previously submitted. To support the Board of Directors’ nominees, you should vote FOR the Board’s nominees on the WHITE proxy card and disregard, and not return, any Green proxy card sent to you by Elliott. If you have previously submitted a Green proxy card sent to you by Elliott, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted.

If you have any questions or need assistance voting, please contact Innisfree M&A Incorporated (“Innisfree”), our proxy solicitor assisting us in connection with the annual meeting. Shareholders may call toll free at 1-877-750-5836. Banks and brokers may call collect at 1-212-750-5833.

9.	How can I attend the annual meeting?

Only shareholders and authorized guests of the Company may attend the meeting and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). If you hold your shares in Street-name (i.e., through a bank or broker), you must also provide proof of share ownership, such as a letter from your bank or broker or a recent brokerage statement. Street-name holders planning on voting in person at the annual meeting must provide a “legal proxy” from their bank or broker.

10.	What does it mean if I receive more than one WHITE proxy card or set of proxy materials?

If your shares are held in more than one account, you will receive more than one WHITE proxy card, and in that case, you can and are urged to vote all of your shares by signing, dating and returning all WHITE proxy cards you receive from the Company. If you choose to vote by phone or via the Internet, please vote once for each WHITE proxy card you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will be voted.

If Elliott proceeds with its previously announced alternative nominations, you will likely receive multiple mailings from Elliott, and the Company will likely conduct multiple mailings prior to the annual meeting date to ensure shareholders have the Company’s latest proxy information and materials to vote. The Company will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by the Board of Directors, then you should only submit the WHITE proxy cards.

11.	How do I vote if I participate in one of the employee savings plans?

You must provide the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically using the Internet. You cannot vote your shares in person at the annual meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by [                ], on [                ], 2017.

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Questions and Answers About the Meeting and Voting (continued)

12.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting (please note that, in order to be counted, the revocation or change must be before your proxy is voted at the annual meeting or by [                ] on [                ], 2017, in the case of instructions to the trustee of an employee savings plan). To revoke your proxy or change your voting instructions:

•	Vote again by telephone or at the Internet website;
•	Mail a proxy card or voting instruction form that is dated later than the prior one;
•	Shareholders of record may vote in person at the annual meeting;
•	Shareholders of record may notify Arconic’s Corporate Secretary in writing that a prior proxy is revoked; or
•	Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

Only the latest validly executed proxy that you submit will be counted.

13.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
•	to allow for the tabulation and certification of votes; or
•	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management.

IVS Associates, Inc., the independent proxy tabulator used by Arconic, counts the votes and acts as the judge of election for the 2017 Annual Meeting.

14.	What is the effect of an “ABSTAIN” vote?

Abstentions are considered to be present and entitled to vote with respect to each relevant proposal. Abstentions are counted for the purpose of determining whether a quorum is present, but are not considered votes cast FOR or AGAINST a particular proposal. As a result of the voting requirements for each of the proposals to be considered at the annual meeting (see Question 17 below), abstentions will have no effect on the outcome of Items 1, 2, 3, 4 and 9, but will have the same effect as a vote AGAINST Items 5, 6, 7 and 8.

15.	What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a discretionary matter but does not vote on non-discretionary matters because the beneficial owner did not provide voting instructions on those matters. Given the delivery to brokers of competing sets of proxy materials, the NYSE rules governing brokers’ discretionary authority will not permit such brokers to exercise discretionary authority regarding any of the proposals to be voted on at the annual meeting, whether “routine” or not, to the extent Street-name holders have been provided with Elliott’s materials. Therefore, if you hold your shares in street name, it is important that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the annual meeting.

16.	What constitutes a “quorum” for the meeting?

A quorum consists of a majority of the outstanding shares, present at the meeting or represented by proxy. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions and broker non-votes (if any) count as “shares present” at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum unless you vote to abstain on all proposals.

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Questions and Answers About the Meeting and Voting (continued)

17.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 1, 2017, the record date for the meeting, Arconic had outstanding [                    ] shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote on all matters to be voted on.

Arconic’s Articles of Incorporation and By-Laws provide that an election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of shareholders. Elliott has notified Arconic that Elliott intends to nominate a slate of [four] nominees for election to the Board at the 2017 Annual Meeting in opposition to the nominees recommended by the Board. This means that, if Elliott in fact nominates any individuals for election as directors at the meeting, the election will be considered to be contested. In that case, the five candidates for election as directors receiving the highest number of FOR votes will be elected at the annual meeting. Abstentions and broker non-votes (if any) will have no effect on the outcome of the director elections.

For Item 2 (ratification of appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2017) and Item 9 (shareholder proposal), approval requires that the votes cast in favor of the proposal exceed the votes cast against the proposal. “Votes cast” on these proposals means votes FOR or AGAINST a particular proposal, whether by proxy or in person. Abstentions and broker non-votes (if any) will have no effect on the outcome of these proposals.

Item 3 (advisory vote to approve executive compensation) and Item 4 (advisory vote on frequency of advisory vote on executive compensation) are non-binding, advisory votes requiring further action by the Company to implement any changes. The Company has a practice of taking action to implement changes supported by a majority of its shareholders. Abstentions and broker non-votes (if any) will have no effect on the outcome of these proposals.

For Item 5 (amendment of the Articles of Incorporation to eliminate the supermajority voting requirement in the Articles of Incorporation regarding amending Article SEVENTH (fair price protection), Item 6 (amendment of the Articles of Incorporation to eliminate the supermajority voting requirement in the Articles of Incorporation regarding amending Article EIGHTH (director elections), Item 7 (amendment of the Articles of Incorporation to eliminate the supermajority voting requirement in the Articles of Incorporation relating to the removal of directors) and Item 8 (amendment of the Articles of Incorporation to eliminate the classification of the Board of Directors), authorization requires the approval of shareholders holding 80% of the shares outstanding. Abstentions and broker non-votes (if any) will have the same effect as a vote AGAINST each of these proposals.

18.	Who pays for the solicitation of proxies?

Arconic is paying the costs of preparing, assembling, printing, mailing and distributing these proxy materials, as well as the costs of this proxy solicitation on behalf of the Board of Directors. The Company will provide copies of these proxy materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. After the proxy solicitation materials become available to shareholders, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Company has retained Innisfree for an approximate fee of up to $[                ] plus expense reimbursement to assist in proxy solicitation activities. Innisfree expects that approximately [                ] of its employees will assist in the solicitation. In addition, Arconic will reimburse brokers, custodians, nominees and other persons holding shares for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies. The total amount estimated to be spent for the Company’s proxy solicitations related to the annual meeting is estimated to be approximately $[                ], approximately $[                ] of which has been incurred to date. Costs represented by the amounts normally expended for a solicitation for an election of directors in the absence of a contest have not been excluded from these estimates. Costs represented by salaries and wages of regular employees and officers have been excluded from these estimates. Additional information about persons who are participants in this proxy solicitation is set forth in Appendix A.

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Questions and Answers About the Meeting and Voting (continued)

19.	How do I comment on Company business?

Your comments are collected when you vote using the Internet. We also collect comments from the proxy card if you vote by mailing the proxy card. You may also send your comments to us in care of the Corporate Secretary: Arconic Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. Although it is not possible to respond to each shareholder, your comments help us to understand your concerns.

20.	May I nominate someone to be a director of Arconic?

Yes, please see “Nominating Board Candidates—Procedures and Director Qualifications” on page 26 for details on the procedures for shareholder nominations of director candidates.

21.	When are 2018 shareholder proposals due?

To be considered for inclusion in the Company’s 2018 proxy statement, shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than [                ], 2017. Address all shareholder proposals to: Arconic Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. Shareholder nominations for candidates for election at the 2018 annual meeting which the shareholder wishes to include in the Company’s proxy materials relating to the 2018 annual meeting must be received by the Company at the above address on or prior to [                ], 2018, together with all information required to be provided by the shareholder in accordance with the proxy access provision in the Company’s By-Laws. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2018 annual meeting, notice of intention to present the proposal, including all information required to be provided by the shareholder in accordance with the Company’s By-Laws, must be received in writing at our principal executive offices by [                ], 2018. Address all notices of intention to present proposals at the 2018 annual meeting to: Arconic Inc., Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608.

22.	What is “householding”?

Shareholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources. Householding will not in any way affect dividend check mailings.

We will deliver promptly upon written or oral request a separate copy of the Annual Report, proxy statement, or other proxy materials, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please direct such requests to Diane Thumma at Arconic Inc., 201 Isabella Street, Pittsburgh, PA 15212-5858, Attention: Diane Thumma, or email to diane.thumma@arconic.com or call 1-412-553-1245.

Shareholders of record may request to begin or to discontinue householding in the future by contacting our transfer agent, Computershare, at 1-888-985-2058 (in the U.S. and Canada), 1-201-680-6578 (all other locations), by mail to Computershare, P.O. Box 30170, College Station, TX 77842-3170 or through the Computershare website, www.computershare.com. Shareholders owning their shares through a bank, broker or other nominee may request to begin or to discontinue householding by contacting their bank, broker or other nominee.

23.	Can I access the proxy materials on the Internet?

Yes.  The Company’s proxy statement and 2016 Annual Report are available at [            ].

24.	How may I obtain a copy of Arconic’s Annual Report on Form 10-K?

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2016 (not including exhibits and documents incorporated by reference), at your request. Please direct all requests to Arconic Inc., Corporate Communications, 201 Isabella Street, Pittsburgh, PA 15212-5858.

25.	Who should I contact if I have questions or need assistance voting?

Please contact Innisfree, our proxy solicitor assisting us in connection with the annual meeting. Shareholders may call toll free at 1-877-750-5836. Banks and brokers may call collect at 1-212-750-5833.

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Attachments

ATTACHMENT A	—	Pre-Approval Policies and Procedures For Audit and Non-Audit Services

I.	Statement of Policy

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. Any proposed services exceeding pre-approved cost levels under this policy will require specific pre-approval by the Audit Committee before the service is provided.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.	Delegation

The Audit Committee delegates pre-approval authority to the Chairman of the Committee. In addition, the Chairman may delegate pre-approval authority to one or more of the other members of the Audit Committee. The Chairman or member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.	Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide.

IV.	Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor.

V.	Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance and support, without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

VI.	All Other Services

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor.

VII.	Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

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Attachment A (continued)

VIII.    Supporting Documentation

With respect to each proposed pre-approved service, the independent auditor has provided detailed descriptions regarding the specific services to be provided. Upon completion of services, the independent auditor will provide to management detailed back-up documentation, including hours, personnel and task description relating to the specific services provided.

IX.    Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.

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Attachments

ATTACHMENT B-1 — Alcoa Inc. Peer Group Companies for Market Information for 2016 Executive Compensation Decisions

(CEO peer group listed on page 66)

3M	DuPont	NextEra Energy Inc.
ABB	Duke Energy	Nike
ACH Food	EMC	Nokia
AES Corporation	EMD Millipore	Northrop Grumman
AbbVie	Eaton	Occidental Petroleum
Accenture	Eli Lilly	Office Depot
Adecco	Emerson Electric	Pacific Gas & Electric
Agrium	EnLink Midstream	Pfizer
Air Liquide	Ericsson	Philips Electronics
Altria Group	Exelon	Qualcomm
American Electric Power	Faurecia US Holdings	Ricoh Americas
Amgen	FirstEnergy	Rio Tinto
Anadarko Petroleum	Freeport-McMoRan	Rolls-Royce North America
Arrow Electronics	Gap	Sanofi
Arvato Finance Services	General Dynamics	Sasol USA
AstraZeneca	General Mills	Schlumberger
Avnet	Gilead Sciences	Schneider Electric
BAE Systems	GlaxoSmithKline	Sears
Baxter	HBO	Sodexo
Beam Suntory	HCA Healthcare	Southern Company Services
Bechtel Nuclear, Security & Environmental	HollyFrontier Corporation	Southwest Airlines
Berkshire Hathaway Energy	Honeywell	Sprint
Best Buy	Iberdrola Renewables	Starbucks Coffee
Boehringer Ingelheim US	Iberdrola USA	SuperValu Stores
Bristol-Myers Squibb	Indianapolis Power & Light Company	Syngenta
C&S Wholesale Grocers	International Paper	Sysco Corporation
CHS	Jabil Circuit	T-Mobile USA
CNH Industrial	Johnson Controls	TRW Automotive
Carnival	KPMG	Takeda Pharmaceuticals
CenturyLink	Kimberly-Clark	Tenet Healthcare Corporation
Chesapeake Energy	Kinder Morgan	Tesoro
Coca-Cola	L’Oréal	Teva Pharmaceutical
Colgate-Palmolive	Lafarge North America	Thermo Fisher Scientific
Compass	Lear	Time Warner
ConAgra Foods	Lehigh Hanson	Time Warner Cable
Continental Automotive Systems	Liberty Global	Turbomeca
Cox Enterprises	Lockheed Martin	Tyson Foods
DENSO International	LyondellBasell	Union Pacific Corporation
DIRECTV Group	Medtronic	United States Steel
Danaher	Merck & Co	United Water
Delhaize America	Messier Bugatti Dowty	University of California
Delta Air Lines	Micron Technology	Veolia Environmental Services North America
Devon Energy	Mondelez	Walt Disney
Diageo North America	Monroe Energy, LLC	Whirlpool
Dignity Health	Monsanto	eBay
Direct Energy	NRG Energy

105

2017 PROXY STATEMENT

Attachments

ATTACHMENT B-2 — Arconic Peer Group Companies for Market Information for 2016 Executive Compensation Decisions Following the Separation

(CEO peer group listed on page 66)

3M	Dominion Resources	Lear
American Electric Power	Dover	Mosaic
Avnet	Eastman Chemical	Navistar International
Edison International	Eaton	Northrop Grumman
FirstEnergy	Ecolab	Occidental Petroleum
Kinder Morgan	Emerson Electric	Parker Hannifin
NRG Energy	Entergy	Praxair
Air Products and Chemicals	Freeport-McMoRan	Stanley Black & Decker
Arrow Electronics	Goodyear Tire & Rubber	Stryker
Ball	Huntsman	Terex
BorgWarner	Ingersoll Rand	Textron
Consolidated Edison	International Paper	Thermo Fisher Scientific
Corning	Jabil Circuit	United States Steel
Crown Holdings	Jacobs Engineering	W.W. Grainger
Danaher	L-3 Communications	Whirlpool

106

2017 PROXY STATEMENT

Attachments

ATTACHMENT C — Calculation of Financial Measures

RECONCILIATION OF ADJUSTED INCOME

	Year ended
($ in millions, except per share amounts)	December 31, 2016	December 31, 2015
Net (loss) income attributable to Arconic	$(941)	$(322)
Discontinued operations(1)	(121)	165
Special items(2):
Restructuring and other charges	155	214
Discrete tax items(3)	1,290	216
Other special items(4)	196	39
Tax impact(5)	(74)	(14)
Net income attributable to Arconic – as adjusted	$505	$298
Diluted EPS(6):
Net (loss) income attributable to Arconic common shareholders	$(2.31)	$(0.93)
Net (loss) income attributable to Arconic common shareholders – as adjusted	$0.98	$0.54

Net (loss) income attributable to Arconic – as adjusted is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Arconic excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net (loss) income attributable to Arconic determined under GAAP as well as Net income (loss) attributable to Arconic – as adjusted.

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for all periods presented.

(2)	In the second quarter of 2016, management changed the manner in which special items are presented in Arconic’s reconciliation of Adjusted Income. This change resulted in special items being presented on a pretax basis and the related tax and noncontrolling interest’s impacts on special items being aggregated into separate respective line items. The special items for the year ended December 31, 2015 were updated to conform to the current period presentation.

(3)	Discrete tax items include the following:
•	for the year ended December 31, 2016, a charge for valuation allowances related to the November 1, 2016 separation (see Note 1 above) ($1,267), a net charge for the remeasurement of certain deferred tax assets due to tax rate and tax law changes ($51), a net benefit for valuation allowances not associated with the separation ($18), and a net benefit for a number of small items ($10); and
•	for the year ended December 31, 2015, a charge for valuation allowances related to certain deferred tax assets in the U.S. and Iceland ($190), a net charge for other valuation allowances and for a number of small items ($26).

(4)	Other special items include the following:
•	for the year ended December 31, 2016, costs associated with the planned separation of Alcoa ($205), unfavorable tax costs associated with the redemption of company-owned life insurance policies ($100), a favorable adjustment to the contingent earn-out liability and a post-closing adjustment both of which related to the November 2014 acquisition of Firth Rixson ($76), a favorable tax benefit related to the currency impacts of a distribution of previously taxed income ($49), and unfavorable tax costs associated with the sale of a US subsidiary with book goodwill ($16); and
•	for the year ended December 31, 2015, costs associated with the acquisitions of RTI International Metals and TITAL ($28), an impairment of goodwill related to the soft alloy extrusions business in Brazil ($25), costs associated with the planned separation of Alcoa ($24), a gain on the sale of land ($19), and a gain on the sale of an equity investment in a China rolling mill ($19).

107

2017 PROXY STATEMENT
Attachment C (continued)

(5)	The tax impact on special items is based on the applicable statutory rates whereby the difference between such rates and Arconic’s consolidated estimated annual effective tax rate is itself a special item (see footnote 2 above). The noncontrolling interest’s impact on special items represents Arconic’s partners’ share of certain special items.

(6)	At a special meeting of Arconic common shareholders held on October 5, 2016, shareholders approved a 1-for-3 reverse stock split of Arconic’s outstanding and authorized shares of common stock which became effective on October 6, 2016. All share and per share data for all periods presented have been updated to reflect the reverse stock split.

The average number of shares applicable to diluted EPS for Net (loss) income attributable to Arconic common shareholders excludes certain share equivalents as their effect was anti-dilutive (see footnote 4 to the Statement of Consolidated Operations). However, certain of these share equivalents may become dilutive in the EPS calculation applicable to Net income attributable to Arconic common shareholders – as adjusted due to a larger and/or positive numerator. Specifically:

•	for the year ended December 31, 2016, share equivalents associated with both outstanding employee stock options and awards and convertible notes related to the acquisition of RTI International Metals were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 453,118,372 (after-tax interest expense of $9 needs to be added back to the numerator since the convertible notes were dilutive); and
•	for the year ended December 31, 2015, share equivalents associated with employee stock options and awards were dilutive based on Net income attributable to Arconic common shareholders – as adjusted, resulting in a diluted average number of shares of 424,628,747.

108

2017 PROXY STATEMENT
Attachment C (continued)

RECONCILIATION OF ADJUSTED EBITDA

	Year ended
($ in millions)	December 31, 2016	December 31, 2015
Net loss attributable to Arconic	$(941)	$(322)
Discontinued operations(1)	(121)	165
Loss from continuing operations after income taxes and noncontrolling interest	(1,062)	(157)
Add:
Net income attributable to noncontrolling interests	–	1
Provision for income taxes	1,476	339
Other (income) expenses, net	(94)	(28)
Interest expense	499	473
Restructuring and other charges	155	214
Impairment of goodwill	–	25
Provision for depreciation and amortization	535	508
Adjusted EBITDA	1,509	1,375
Separation costs	193	24
Adjusted EBITDA excluding separation costs	$1,702	$1,399
Adjusted EBITDA Measures:
Sales	$12,394	$12,413
Adjusted EBITDA Margin	12.2%	11.1%
Total Debt	$8,084	$8,827
Debt-to-Adjusted EBITDA Ratio	5.36	6.42

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for all periods presented.

109

2017 PROXY STATEMENT
Attachment C (continued)

RECONCILIATION OF COMBINED SEGMENT ADJUSTED EBITDA

($ in millions, except metric per ton amounts)	Year ended December 31, 2016	Year ended December 31, 2015
Net (loss) income attributable to Arconic	$(941)	$(322)
Discontinued operations(1)	(121)	165
Unallocated amounts (net of tax):
Impact of LIFO	11	(66)
Metal price lag	(21)	115
Interest expense	324	307
Noncontrolling interests	–	1
Corporate expense	306	252
Impairment of goodwill	–	25
Restructuring and other charges	114	192
Other(2)	1,415	317
Combined segment After-tax operating income (ATOI)	$1,087	$986
Add combined segment:
Depreciation and amortization	504	479
Income taxes	472	430
Other	–	(2)
Combined segment Adjusted EBITDA	$2,063	$1,893
Third party sales	$12,394	$12,477
Adjusted EBITDA Margin	16.6%	15.2%

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Other line in the table above includes gains/losses on asset sales and other nonoperating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for all periods presented.

(2)	Other includes a charge for valuation allowances related to the November 1, 2016 separation ($1,267) and a net charge for the remeasurement of certain deferred tax assets due to tax rate and tax law changes ($51).

110

2017 PROXY STATEMENT
Attachment C (continued)

	Year ended December 31,
($ in millions, except metric per ton amounts)	2008
After-tax operating income (ATOI)	$532
Add:
Depreciation and amortization	361
Income taxes	275
Other	6
Adjusted EBITDA	$1,174
Add: Wire harness and electrical distribution adjusted EBITDA	(115)
Adjusted EBITDA including wire harness and electrical distribution	$1,059	(2)
Third Party Sales	$14,144
Add: Wire harness and electrical distribution third party sales	1,206
Third Party Sales including wire harness and electrical distribution	$15,350	(2)
Adjusted EBITDA Margin including wire harness and electrical distribution	6.9	%(2)

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Other line in the table above includes gains/losses on asset sales and other nonoperating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	For 2008, a reconciliation of combined segments adjusted EBITDA to combined segments ATOI, which was the segment profit metric at the time, has been provided. A reconciliation to Net (loss) income attributable to Arconic is not available without unreasonable efforts.

(2)	Includes the wire harness and electrical distribution business which was sold in 2009 and reflected in discontinued operations in the 2008 historical presentation.

111

2017 PROXY STATEMENT
Attachment C (continued)

RECONCILIATION OF GLOBAL ROLLED PRODUCTS ADJUSTED EBITDA

	Year ended
($ in millions)	December 31, 2016	December 31, 2015	December 31, 2008
After-tax operating income (ATOI)	$269	$225	$(15)
Add:
Depreciation and amortization	201	203	190
Income taxes	107	85	50
Other	–	(1)	4
Adjusted EBITDA	$577	$512	$229
Total shipments (thousand metric tons) (kmt)	1,587	1,570	2,029
Adjusted EBITDA / Total shipments ($ per metric ton)	$364	$326	$113
Third Party Sales	$4,864	$5,253	$7,659
Adjusted EBITDA Margin	11.9%	9.7%	3.0%

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Other line in the table above includes gains/losses on asset sales and other nonoperating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

112

2017 PROXY STATEMENT
Attachment C (continued)

RECONCILIATION OF ENGINEERED PRODUCTS AND SOLUTIONS(1) ADJUSTED EBITDA

	Year ended
($ in millions)	December 31, 2016	December 31, 2015	December 31, 2008
After-tax operating income (ATOI)	$642	$595	$465
Add:
Depreciation and amortization	255	233	118
Income taxes	298	282	225
Other	–	–	2
Adjusted EBITDA	$1,195	$1,110	$810
Add: Wire harness and electrical distribution adjusted EBITDA	N/A	N/A	(115)
Adjusted EBITDA including wire harness and electrical distribution	$1,195	$1,110	$695	(1)
Third Party Sales	$5,728	$5,342	$4,215
Add: Wire harness and electrical distribution third party sales	N/A	N/A	1,206
Third Party Sales including Wire harness and electrical distribution	$5,728	$5,342	$5,421	(1)
Adjusted EBITDA Margin including wire harness and electrical distribution	20.9%	20.8%	12.8	%(1)

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Other line in the table above includes gains/losses on asset sales and other nonoperating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	Includes the wire harness and electrical distribution business which was sold in 2009 and reflected in discontinued operations in the 2008 historical presentation.

113

2017 PROXY STATEMENT
Attachment C (continued)

RECONCILIATION OF TRANSPORTATION AND CONSTRUCTION SOLUTIONS ADJUSTED EBITDA

	Year ended
($ in millions)	December 31, 2016	December 31, 2015	December 31, 2008
After-tax operating income (ATOI)	$176	$166	$82
Add:
Depreciation and amortization	48	43	53
Income taxes	67	63	–
Other	–	(1)	–
Adjusted EBITDA	$291	$271	$135
Third Party Sales	$1,802	$1,882	$2,270
Adjusted EBITDA Margin	16.1%	14.4%	5.9%

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Other line in the table above includes gains/losses on asset sales and other nonoperating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

114

2017 PROXY STATEMENT
Attachment C (continued)

RECONCILIATION OF FREE CASH FLOW

($ in millions)	Ten Months Ended October 31, 2016 (1)	Twelve Months Ended December 31, 2016 (2)
Cash from Operations	$277	$870
Capital expenditures	(913)	(1,125)
Free cash flow	$(636)	$(255)
Adjustments for incentive compensation (3)	$103	$804
Free cash flow – as adjusted for incentive compensation	$(533)	$549

Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand Arconic’s asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

(1)

Because the separation occurred on November 1, 2016, the final IC plan results for Corporate employees were calculated based on results against 10-month targets for Alcoa Inc. prorated for 10 months plus results against full-year targets for Arconic prorated for 2 months. This column represents 10-month results for Alcoa Inc.

(2)

Because the separation occurred on November 1, 2016, the final IC plan results for Corporate employees were calculated based on results against 10-month targets for Alcoa Inc. prorated for 10 months plus results against full-year targets for Arconic prorated for 2 months. This column represents 12-month results for Arconic Inc.

(3)	Adjustments for incentive compensation include the following:
•

for the ten months ended October 31, 2016, a negative amount ($226) for capital expenditures and equity contributions to the joint venture in Saudi Arabia contemplated in Alcoa Inc.’s 2016 Plan but deferred until 2017; a positive amount ($297) for costs related to the Separation Transaction; and a positive amount ($32) for other miscellaneous adjustments including the normalization of London Metal Exchange aluminum prices and foreign currency exchange rates realized in 2016 results to those contemplated in Alcoa Inc.’s 2016 Plan; and

•

for the twelve months ended December 31, 2016, a negative amount ($36) for capital expenditures contemplated in Arconic Inc.’s 2016 Plan but deferred until 2017; a positive amount ($372) for costs related to the Separation Transaction; and a positive amount ($468) for other miscellaneous adjustments including the normalization of London Metal Exchange aluminum prices and foreign currency exchange rates realized in 2016 results to those contemplated in Arconic Inc.’s 2016 Plan as well as the elimination of Alcoa Corporation’s free cash flow and the elimination of certain corporate allocations to the segments.

115

2017 PROXY STATEMENT
Attachment C (continued)

RECONCILIATION OF ADJUSTED EBITDA FOR INCENTIVE COMPENSATION

($ in millions)	Ten Months Ended October 31, 2016 (1)	Twelve Months Ended December 31, 2016 (2)
Adjusted EBITDA	$2,226	$1,509
Adjustments for incentive compensation (3)	$134	$345
Adjusted EBITDA – as adjusted for incentive compensation	$2,360	$1,854

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Other line in the table above includes gains/losses on asset sales and other nonoperating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)

Because the separation occurred on November 1, 2016, the final IC plan results for Corporate employees were calculated based on results against 10-month targets for Alcoa Inc. prorated for 10 months plus results against full-year targets for Arconic prorated for 2 months. This column represents 10-month results for Alcoa Inc.

(2)

Because the separation occurred on November 1, 2016, the final IC plan results for Corporate employees were calculated based on results against 10-month targets for Alcoa Inc. prorated for 10 months plus results against full-year targets for Arconic prorated for 2 months. This column represents 12-month results for Arconic Inc.

(3)	Adjustments for incentive compensation include the following:
•

for the ten months ended October 31, 2016, a positive amount ($151) for costs related to the Separation Transaction; and a negative amount ($17) for other miscellaneous adjustments including the normalization of London Metal Exchange aluminum prices and foreign currency exchange rates realized in 2016 results to those contemplated in Alcoa Inc.’s 2016 Plan; and

•

for the twelve months ended December 31, 2016, a positive amount ($195) for costs related to the Separation Transaction; and a positive amount ($150) for other miscellaneous adjustments including the normalization of London Metal Exchange aluminum prices and foreign currency exchange rates realized in 2016 results to those contemplated in Arconic Inc.’s 2016 Plan as well as the elimination of certain corporate allocations to the segments.

116

2017 PROXY STATEMENT
Attachment C (continued)

RECONCILIATION OF ADJUSTED EBITDA MARGIN FOR PERFORMANCE-BASED RESTRICTED SHARES

($ in millions)	Ten Months Ended October 31, 2016 (1)	Twelve Months Ended December 31, 2016 (2)
Combined segments third party sales	$10,450	$12,394
Adjustments for performance-based restricted shares(3)	770	841
Combined segments third party sales – as adjusted for performance-based restricted shares	$11,220	$13,235
Combined segments adjusted EBITDA	$1,778	$2,063
Adjustments for performance-based restricted shares(4)	(108)	(142)
Combined segments adjusted EBITDA – as adjusted for performance-based restricted shares	$1,670	$1,921
Combined segments adjusted EBITDA margin – as adjusted for performance-based restricted shares	14.9%	14.5%

Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Arconic’s definition of Adjusted EBITDA margin is Adjusted EBITDA divided by Third Party Sales. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Management believes that these measures are meaningful to investors because Adjusted EBITDA and Adjusted EBITDA margin provide additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA and Adjusted EBITDA margin presented may not be comparable to similarly titled measures of other companies.

(1)	Because the separation occurred on November 1, 2016, the final IC plan results for Corporate employees were calculated based on results against 10-month targets for Alcoa Inc. prorated for 10 months plus results against full-year targets for Arconic prorated for 2 months. This column represents 10-month results for Alcoa Inc.

(2)	Because the separation occurred on November 1, 2016, the final IC plan results for Corporate employees were calculated based on results against 10-month targets for Alcoa Inc. prorated for 10 months plus results against full-year targets for Arconic prorated for 2 months. This column represents 12-month results for Arconic Inc.

(3)	Third party sales adjustments for performance-based restricted shares include the following:
•	for the ten months ended October 31, 2016, a positive amount ($924) primarily for portfolio differences between Arconic’s 2016 combined segment results and those contemplated in Alcoa Inc.’s 2016 Plan; and a negative amount ($154) for the normalization of London Metal Exchange aluminum prices and foreign currency exchange rates realized in 2016 results to those contemplated in Alcoa Inc.’s 2016 Plan; and
•	for the twelve months ended December 31, 2016, a positive amount ($961) primarily for portfolio differences between Arconic’s 2016 combined segment results and those contemplated in Alcoa Inc.’s 2016 Plan; and a negative amount ($120) for the normalization of London Metal Exchange aluminum prices and foreign currency exchange rates realized in 2016 results to those contemplated in Alcoa Inc.’s 2016 Plan.

(4)	Adjusted EBITDA adjustments for performance-based restricted shares include the following:
•	for the ten months ended October 31, 2016, a negative amount ($191) for the allocation of corporate expenses to the segments; and a positive amount ($83) for other miscellaneous adjustments including the normalization of London Metal Exchange aluminum prices and foreign currency exchange rates realized in 2016 results to those contemplated in Alcoa Inc.’s 2016 Plan; and
•	for the twelve months ended December 31, 2016, a negative amount ($229) for the allocation of corporate expenses to the segments; and a positive amount ($87) for other miscellaneous adjustments including the normalization of London Metal Exchange aluminum prices and foreign currency exchange rates realized in 2016 results to those contemplated in Alcoa Inc.’s 2016 Plan.

117

2017 PROXY STATEMENT

Attachments

ATTACHMENT D — Articles of Incorporation of Arconic Inc.1

ARCONIC INC.

ARTICLES OF INCORPORATION

(Amended as of November 1, 2016)

FIRST.  The name of the corporation is Arconic Inc.

SECOND.    The location and post office address of the corporation’s current registered office is c/o CT Corporation System, Dauphin County, Pennsylvania.

THIRD.  The purpose or purposes of the corporation are: to acquire and dispose of deposits of and rights to bauxite, clay, ores and minerals of any sort or description, and to acquire, extract, treat and dispose of any materials recovered or recoverable therefrom; to reduce ores of aluminum and any and all other ores to their basic metals; to manufacture, alloy and fabricate any and all metals into articles of commerce; to acquire, produce, transport, trade in and dispose of goods, wares and merchandise of every class and description; to purchase, lease, or otherwise acquire improved or unimproved real property, leaseholds, easements and franchises, to manage, use, deal with and improve the same or any part thereof, and to sell, exchange, lease, sublease, or otherwise dispose of any of said property or the improvements thereon or any part thereof; to acquire, use and dispose of all land, minerals, materials, apparatus, machinery and other agencies, means and facilities, to perform all operations, and to do all things, necessary, convenient or incident to the foregoing; and to carry on any business directly or indirectly related thereto; and the corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

FOURTH.  The term for which the corporation is to exist is perpetual.

FIFTH.  The authorized capital stock of the corporation shall be 660,000 shares of Serial Preferred Stock of the par value of $100 per share, 10,000,000 shares of Class B Serial Preferred Stock of the par value of $1.00 per share and 600,000,000 shares of Common Stock of the par value of $1.00 per share.

Upon the filing (the “Effective Time”) of the Articles of Amendment effecting the adoption of the authorized capital set forth in the immediately preceding sentence, each three (3) shares of the corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without further action on the part of the corporation or any holder thereof, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock of the par value of $1.00 per share, subject to the treatment of fractional share interests as described below. The reclassification of the Common Stock pursuant to the Articles of Amendment will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing Common Stock prior to such reclassification shall represent the number of shares of Common Stock into which such Common Stock prior to such reclassification shall have been reclassified pursuant to the Articles of Amendment. No fractional shares shall be issued upon the effectiveness of the Articles of Amendment and, in lieu thereof, the corporation’s transfer agent shall aggregate all fractional shares and sell them as soon as practicable after the Effective Time at the then-prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, shareholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

Hereinafter in this Article Fifth, the term “Preferred Stock” shall mean each of the Serial Preferred Stock and the Class B Serial Preferred Stock.

[1]	This Attachment D omits the Statement with Respect to the $3.75 Cumulative Preferred Stock, a Series of the Serial Preferred Stock, and the Statement with Respect to Shares with Respect to the 5.375% Mandatory Convertible Preferred Stock, Series 1.

© Arconic Inc.	118

A description of each class of shares which the corporation shall have authority to issue and a statement of the rights, voting powers, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each class and of the authority vested in the Board of Directors of the corporation to establish series of the Preferred Stock and to fix and determine the variations in the relative rights and preferences as between the series thereof are as follows:

1.    Establishment of Series of Preferred Stock.  Preferred Stock shall be issued in one or more series. Each series shall be designated by the Board of Directors so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors may, by resolution, from time to time divide shares of Preferred Stock into series and fix and determine the number of shares and, subject to the provisions of this Article Fifth, the relative rights and preferences of any series so established, provided that all shares of Preferred Stock shall be identical except as to the following relative rights and preferences, in respect of any or all of which there may be variations between different series, namely: the rate of dividend (including the date from which dividends shall be cumulative and, with respect to Class B Serial Preferred Stock, whether such dividend rate shall be fixed or variable and the methods, procedures and formulas for the recalculation or periodic resetting of any variable dividend rate); the price at, and the terms and conditions on, which shares may be redeemed; the amounts payable on shares in the event of voluntary or involuntary liquidation; sinking fund provisions for the redemption or purchase of shares in the event shares of any series are issued with sinking fund provisions; and the terms and conditions on which the shares of any series may be converted in the event the shares of any series are issued with the privilege of conversion. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to date from which dividends shall be cumulative.

2.    Dividends.

(a)     The holders of Serial Preferred Stock of any series shall be entitled to receive, when and as declared by the Board of Directors, out of surplus or net profits legally available therefor, cumulative dividends at the rate of dividend fixed by the Board of Directors for such series as hereinbefore provided, and no more, payable quarter yearly on the first days of January, April, July and October in each year. The dividends on any shares of Serial Preferred Stock shall be cumulative from such date as shall be fixed for that purpose by the Board of Directors prior to the issue of such shares or, if no such date shall be so fixed by the Board of Directors, from the quarter yearly dividend payment date next preceding the date of issue of such shares.

(b)     The holders of Class B Serial Preferred Stock of any series shall be entitled to receive, when and as declared by the Board of Directors or any authorized committee thereof, out of funds legally available therefor, cumulative dividends at the rate of dividend fixed by the Board of Directors for such series including any such rate which may be reset or recalculated from time to time pursuant to procedures or formulas established therefor by the Board of Directors, and no more; provided, however, that no dividend shall be declared or paid on the Class B Serial Preferred Stock so long as any of the Serial Preferred Stock remains outstanding, unless all quarter yearly dividends accrued on the Serial Preferred Stock and the dividend thereon for the current quarter yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart. The dividends on any shares of Class B Serial Preferred Stock shall be cumulative from such date as shall be fixed for that purpose by the Board of Directors prior to the issue of such shares or, if no such date shall be so fixed by the Board of Directors, from the dividend payment date for such series next preceding the date of issue of such shares. If full cumulative dividends on shares of a series of Class B Serial Preferred Stock have not been paid or declared and a sum sufficient for the payment thereof set apart, dividends thereon shall be declared and paid pro rata to the holders of such series entitled thereto. Accrued dividends shall not bear interest.

(c)     The holders of Common Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of surplus or net profits legally available therefor, provided, however, that no dividend shall be declared or paid on the Common Stock so long as any of the Preferred Stock remains outstanding, unless all dividends accrued on all classes of Preferred Stock and the dividend on Serial Preferred Stock for the current quarter yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart.

3.    Liquidation.  In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, then before any payment or distribution shall be made to the holders of Common Stock or Class B Serial Preferred Stock the holders of Serial Preferred Stock shall be entitled to be paid such amount as shall have been fixed by the Board of Directors as hereinbefore provided, plus all dividends which have accrued on the Serial Preferred Stock and have not been paid or declared and a sum sufficient for the payment thereof set apart. Thereafter, the holders of Class B Serial Preferred Stock of each series shall be entitled to be paid such amount as shall have been fixed by the Board of Directors as hereinbefore provided, plus all dividends which have accrued on the Class B Serial Preferred Stock and have not been paid or declared and a sum sufficient for the payment thereof set apart. Thereafter, the remaining assets shall belong to and be divided among the holders of the Common Stock. The consolidation or merger of the corporation with or into any other corporation or corporations or share exchange or division involving the corporation in pursuance of applicable statutes providing for the consolidation, merger, share exchange or division shall not be deemed a liquidation, dissolution or winding up of the corporation within the meaning of any of the provisions of this subdivision.

4.    Voting Rights.  The holders of Preferred Stock shall have no voting rights except as otherwise required by law or hereinafter provided:

(a)     If at any time the amount of any dividends on Preferred Stock which have accrued and which have not been paid or declared and a sum sufficient for the payment thereof set apart shall be at least equal to the amount of four quarter yearly dividends, the holders of Preferred Stock shall have one vote per share, provided, however, that such voting rights of the holders of Preferred Stock shall continue only until all quarter yearly dividends accrued on the Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set apart.

(b)     Without the consent of the holders of at least a majority of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of Preferred Stock shall vote as a class,

(i)       no additional class of stock ranking on a parity with the Preferred Stock as to dividends or assets shall be authorized;

(ii)      the authorized number of shares of Preferred Stock or of any class of stock ranking on a parity with the Preferred Stock as to dividends or assets shall not be increased; and

(iii)     the corporation shall not merge or consolidate with or into any other corporation if the corporation surviving or resulting from such merger or consolidation would have after such merger or consolidation any authorized class of stock ranking senior to or on a parity with the Preferred Stock except the same number of shares of stock with the same rights and preferences as the authorized stock of the corporation immediately preceding such merger or consolidation.

(c)     Except in pursuance of the provisions of subdivision 4(b) (iii) of this Article Fifth, without the consent of the holders of at least sixty-six and two-thirds (66-2/3) per cent. of the number of shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for that purpose at which the holders of Preferred Stock shall vote as a class,

(i)       no change shall be made in the rights and preferences of the Preferred Stock as set forth in the Articles of Incorporation or as fixed by the Board of Directors so as to affect such stock adversely; provided, however, that if any such change would affect any series of Preferred Stock adversely as compared with the effect thereof upon any other series of Preferred Stock, no such change shall be made without the additional consent given as aforesaid of the holders of at least sixty-six and two-thirds (66-2/3) per cent. of the number of shares at the time outstanding of the Preferred Stock of the series which would be so adversely affected;

(ii)      no additional class of stock ranking senior to the Preferred Stock as to dividends or assets shall be authorized;

(iii)     the authorized number of shares of any class of stock ranking senior to the Preferred Stock as to dividends or assets shall not be increased; and

(iv)     the corporation shall not (a) sell, lease, convey or part with control of all or substantially all of its property or business; or (b) voluntarily liquidate, dissolve or wind up its affairs.

Notwithstanding the foregoing:

(i)     except as otherwise required by law, the voting rights of any series of Class B Serial Preferred Stock may be limited or eliminated by the Board of Directors prior to the issuance thereof; and

(ii)     provided no shares of Serial Preferred Stock are then outstanding, any series of Class B Serial Preferred Stock may be issued with such additional voting rights in the event of dividend arrearages as the Board of Directors may determine to be required to qualify such series for listing on one or more securities exchanges of recognized standing.

The holders of Common Stock of the corporation shall have one vote per share.

5.    Redemption.

(a)     The corporation, at the option of the Board of Directors, may redeem the whole or any part of the Serial Preferred Stock, or the whole or any part of any series thereof, at any time or from time to time, at such redemption price therefor as shall have been fixed by the Board of Directors as hereinbefore provided, plus all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart. Notice of every such redemption shall be published not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, City and State of New York, and in a daily newspaper printed in the English language and published and of general circulation in the City of Pittsburgh, Pennsylvania. Notice of every such redemption shall also be mailed not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption to the holders of record of the shares of Serial Preferred Stock to be redeemed at their respective addresses as the same appear upon the books of the corporation; but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Serial Preferred Stock. In case of a redemption of a part only of any series of the Serial Preferred Stock at the time outstanding, the corporation shall select shares so to be redeemed in such manner, whether pro rata or by lot, as the Board of Directors may determine. Subject to the provisions herein contained, the Board of Directors shall have full power and authority to prescribe the manner in which and the terms and conditions on which the Serial Preferred Stock shall be redeemed from time to time. If notice of redemption shall have been published as hereinbefore provided and if before the redemption date specified in such notice all funds necessary for such redemption shall have been set apart so as to be available therefor, then on and after the date fixed for redemption the shares of Serial Preferred Stock so called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except only the right of the holders thereof to receive upon surrender of certificates therefor the amount payable upon redemption thereof, but without interest; provided, however, that if the corporation shall, after the publication of notice of any such redemption and prior to the redemption date, deposit in trust for the account of the holders of the Serial Preferred Stock to be redeemed with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York or of the Commonwealth of Pennsylvania, doing business in the Borough of Manhattan, The City of New York, or in the City of Pittsburgh, Pennsylvania, and having a capital, undivided profits and surplus aggregating at least five million dollars ($5,000,000), all funds necessary for such redemption, then from and after the time of such deposit the shares of Serial Preferred Stock so called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except only the right of the holders of such shares to receive from such bank or trust company upon surrender of certificates therefor the amount payable upon redemption thereof, but without interest.

All shares of Serial Preferred Stock so redeemed shall be cancelled and shall not be reissued.

(b)  The terms and conditions under which the whole or any part of any series of the Class B Serial Preferred Stock may be redeemed shall be established by the Board of Directors prior to the issuance thereof. Unless otherwise determined by the Board of Directors, all shares of Class B Serial Preferred Stock so redeemed or otherwise acquired by the corporation shall be returned to the status of authorized but unissued shares.

6.    Preemptive Rights.  Neither the holders of the Preferred Stock nor the holders of the Common Stock shall be entitled to participate in any right of subscription to any increased or additional capital stock of the corporation of any kind whatsoever.

7.    Uncertificated Shares.    Shares of Common Stock, or any part thereof, to the extent determined by the Board of Directors, shall be uncertificated; provided that this section 7 shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation.

SIXTH.  In each election of directors every shareholder entitled to vote shall have the right to cast one vote for each share of stock standing in his name on the books of the Company for each of such number of candidates as there are directors to be elected, but no shareholder shall have any right to cumulate his votes and cast them for one candidate or distribute them among two or more candidates.

SEVENTH.    A.    In addition to any affirmative vote required by law, the Articles or the By-Laws of the corporation (the “Company”), and except as otherwise expressly provided in Section B of this Article Seventh, the

Company shall not knowingly engage, directly or indirectly, in any Stock Repurchase (as hereinafter defined) from an Interested Shareholder (as hereinafter defined) without the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined) which are beneficially owned by persons other than such Interested Shareholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

B.        The provisions of Section A of this Article Seventh shall not be applicable to any particular Stock Repurchase from an Interested Shareholder, and such Stock Repurchase shall require only such affirmative vote, if any, as is required by law or by any other provision of the Articles or the By-Laws of the Company, or any agreement with any national securities exchange or otherwise, if the conditions specified in either of the following Paragraphs (1) or (2) are met:

(1)        The Stock Repurchase is made pursuant to a tender offer or exchange offer for a class of Capital Stock (as hereinafter defined) made available on the same basis to all holders of such class of Capital Stock.

(2)        The Stock Repurchase is made pursuant to an open market purchase program approved by a majority of the Continuing Directors (as hereinafter defined), provided that such repurchase is effected on the open market and is not the result of a privately negotiated transaction.

C.        For the purposes of this Article Seventh:

(1)        The term “Stock Repurchase” shall mean any repurchase, directly or indirectly, by the Company or any Subsidiary of any shares of Capital Stock at a price greater than the then Fair Market Value of such shares.

(2)        The term “Capital Stock” shall mean all capital stock of the Company authorized to be issued from time to time under Article FIFTH of the Articles of the Company, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Company generally.

(3)        The term “person” shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

(4)        The term “Interested Shareholder” shall mean any person (other than the Company or any Subsidiary and other than any savings, profit-sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who is on the date in question, or who was at any time within the two year period immediately prior to the date in question, the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

(5)        A person shall be a “beneficial owner” of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of Paragraph 5 of this Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6)        The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on March 8, 1985 (the term “registrant” in said Rule 12b-2 meaning in this case the Company).

(7)        The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is beneficially owned by the Company; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph 4 of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Company.

(8)        The term “Continuing Director” shall mean any member of the Board of Directors of the Company (the “Board”), while such person is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

(9)        The term “Fair Market Value” shall mean (a) in the case of cash, the amount of such cash; (b) in the case of stock, the closing sale price on the trading day immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the closing bid quotation with respect to a share of such stock on the trading day immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

D.        The Board of Directors shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the consideration to be paid in any Stock Repurchase has an aggregate Fair Market Value in excess of the then Fair Market Value of the shares of Capital Stock being repurchased. Any such determination made in good faith shall be binding and conclusive on all parties.

E.        Nothing contained in this Article Seventh shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

F.          Notwithstanding any other provisions of the Articles or the By-Laws of the Company (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the By-Laws of the Company), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Seventh.

EIGHTH. A.  The business and affairs of the corporation (the “Company”) shall be managed by a Board of Directors comprised as follows:

(1)        The Board of Directors shall consist of the number of persons fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office.

(2)        Beginning with the Board of Directors to be elected at the annual meeting of shareholders held in 1985, directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. At such meeting, each class of directors shall be elected in a separate election. Directors of the first class shall be elected for a term of office to expire at the 1986 annual meeting of shareholders, those of the second class shall be elected for a term of office to expire at the 1987 annual meeting of shareholders, and those of the third class shall be elected for a term of office to expire at the 1988 annual meeting of shareholders. At each annual election held after the 1985 annual meeting of shareholders the class of directors then being elected shall be elected to hold office for a term of office to expire at the third succeeding annual meeting of shareholders after their election. Each director shall hold office for the term for which elected and until his or her successor shall have been elected and qualified, except in the case of earlier death, resignation or removal.

(3)        Nominations for the election of directors at an annual meeting of the shareholders may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors at the meeting. Shareholders entitled to vote in such election may nominate one or more persons for election as directors only if written notice of such shareholder’s intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than ninety days prior to the anniversary date of the immediately preceding annual meeting. Such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the persons or person to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

(4)        Any director, any class of directors, or the entire Board of Directors may be removed from office by shareholder vote at any time, with or without assigning any cause, but only if shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at an annual election of directors or of such class of directors shall vote in favor of such removal.

(5)        Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the shareholders may be filled by the shareholders at the same meeting at which such removal occurs. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

B.          Notwithstanding any other provisions of the Articles or the By-Laws of the Company (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, these Articles or the By-laws of the Company), the affirmative vote of not less than eighty percent (80%) of the votes which all shareholders of the then outstanding shares of capital stock of the Company would be entitled to cast in an annual election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Eighth.

NINTH.  To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on May 15, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action. This Article Ninth shall not apply to any action filed prior to May 15, 1987, nor to any breach of performance of duty or any failure of performance of duty occurring prior to May 15, 1987. The provisions of this Article shall be deemed to be a contract with each director of the corporation who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article. Any amendment or repeal of this Article or adoption of any other provision of the Articles or By-laws of the corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to such amendment, repeal or adoption.

TENTH.  Except as prohibited by law, the corporation may indemnify any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) and may take such steps as may be deemed appropriate by the Board of Directors, including purchasing and maintaining insurance, entering into contracts (including, without limitation, contracts of indemnification between the corporation and its directors and officers), creating a trust fund, granting security interests or using other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect such indemnification. This Article shall be effective May 15, 1987.

ELEVENTH.    A nominee for director shall be elected to the Board of Directors at a meeting of shareholders if the votes cast for such nominee by holders of shares entitled to vote in the election, exceed the votes cast against such nominee’s election (excluding abstentions), except in a contested election (as such term shall be defined in the By-Laws of the company). Any nominee for director in a non-contested election who is not an incumbent director and is not so elected shall not take office. Any incumbent director nominated for re-election in a non-contested election but not so elected shall, in the event the director’s successor shall not be duly elected and qualified, take such actions (which may include the tender of the director’s resignation for consideration by the Board of Directors) as shall be consistent with applicable law and the company’s By-Laws. The Board of Directors shall have the authority to adopt and amend appropriate By-Laws to implement this Article Eleventh.

TWELFTH.    Subject to any requirements set forth in the By-Laws of the corporation, an action may be authorized by the shareholders without a meeting by less than unanimous written consent, provided that (a) the shareholder(s) of record seeking to have shareholders of the corporation authorize or take the action by written consent complies with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended, applicable to solicitations, including the requirement to file with the U.S. Securities and Exchange Commission a consent solicitation statement containing the information specified in Schedule 14A and to file and distribute such consent solicitation statement, and (b) no action by written consent shall be effective until the later of (1) such date as independent inspectors appointed by the corporation certify to the corporation that the consents delivered to the corporation in accordance with the By-Laws of the corporation represent at least the minimum number of votes that would be necessary to take the corporate action and (2) the date that is at least ten (10) days after notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

THIRTEENTH.   Subject to any requirements and limitations set forth in the By-Laws of the company, special meetings of the shareholders may be called only by (1) the chairman of the board, (2) the board of directors pursuant to a resolution adopted by the board, (3) the Secretary of the company at the request in proper form of an interested shareholder (as defined in section 2553 of the Pennsylvania Business Corporation Law (“PBCL”)) for the purpose of approving a business combination under section 2555(3) or 2555(4) of the PBCL or (4) the Secretary of the company at the request in proper form of shareholders who have continuously held as shareholders of record “Net Long Shares” (as determined in accordance with the By-Laws of the company) representing in the aggregate at least twenty-five (25) percent of the outstanding shares of common stock of the company for at least one year prior to the date such request is delivered to the Secretary. Special meetings of shareholders shall be held at such place, on such date, and at such time as the board of directors shall fix pursuant to a resolution adopted by the board. Following receipt by the Secretary of the company of a request of shareholders that complies with the requirements set forth in the By-Laws of the company, the Secretary of the company shall call a special meeting of the shareholders, except as otherwise provided in the company’s By-Laws. References to sections of the PBCL in this Article Thirteenth shall be deemed to be a reference to any successor provision of similar import.

2017 PROXY STATEMENT

Appendices

APPENDIX A — Supplemental Information Regarding Participants

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our 2017 Annual Meeting of Shareholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Item 1 of this Proxy Statement, titled “Election of Directors.” The names of our directors and nominees are set forth below and the business address for all our directors and nominees is c/o Arconic Inc., 390 Park Avenue, New York, NY 10022-4608.

Amy E. Alving

Arthur D. Collins, Jr.

Rajiv L. Gupta

David P. Hess

Klaus Kleinfeld

Sean O. Mahoney

E. Stanley O’Neal

John C. Plant

L. Rafael Reif

Julie G. Richardson

Patricia F. Russo

Ulrich R. Schmidt

Ratan N. Tata

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Arconic Inc., 390 Park Avenue, New York, NY 10022-4608.

Name	Title
Klaus Kleinfeld	Chairman and Chief Executive Officer
Kenneth J. Giacobbe	Executive Vice President and Chief Financial Officer
Libby Archell	Vice President and Chief Communications Officer
Patricia Figueroa	Director, Investor Relations
Katherine Hargrove Ramundo	Executive Vice President, Chief Legal Officer and Secretary

Information Regarding Ownership of Company Securities by Participants

The number of shares of Arconic common stock held by our directors and named executive officers as of February 17, 2017 is set forth under the “Stock Ownership of Directors and Executive Officer” section of this Proxy Statement. The following table sets forth the number of shares held as of February 17, 2017 by our other employees who are deemed “participants” in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

Names of Beneficial Owner	Shares of Common Stock[1]	Deferred Share Units[2]	Total
Libby Archell	29,162	—	29,162
Patricia Figueroa	9,206	—	9,206

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Names of Beneficial Owner	Shares of Common Stock[1]	Deferred Share Units[2]	Total
Katherine Hargrove Ramundo	—	—	—

1 This column also includes shares of Arconic common stock that may be acquired under employee stock options that are exercisable as of February 17, 2017 or will become exercisable within 60 days after February 17, 2017 as follows: Libby Archell (19,937); and Patricia Figueroa (9,017).

2 This column lists deferred share equivalent units held under the Arconic Deferred Compensation Plan. Each deferred share equivalent unit tracks the economic performance of one share of Arconic common stock and is fully vested upon grant, but does not have voting rights.

Information Regarding Transactions in Company Securities by Participants

The following table sets forth information regarding purchases and sales of Arconic securities by each Participant during the past two years as reflected in the stock transfer records and plan administration records of the Company. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Transactions with transaction dates prior to October 6, 2016 have not were in securities of Alcoa Inc. (which subsequently became Arconic Inc.) and been adjusted to reflect Alcoa Inc.’s 1-for-3 reverse stock split of its common stock on such date. Transactions with transaction dates prior to November 1, 2016 were in securities of Alcoa Inc. Transactions with transaction dates on or after November 1, 2016 were in securities of “Arconic Inc.”

Name	Transaction Date	Number of Shares	Transaction Description
Amy E. Alving	November 30, 2016	3,112	14
Arthur D. Collins, Jr.	January 2, 2015	3807	11
Arthur D. Collins, Jr.	April 1, 2015	4836	11
Arthur D. Collins, Jr.	July 1, 2015	5663	11
Arthur D. Collins, Jr.	October 1, 2015	6590	11
Arthur D. Collins, Jr.	January 4, 2016	6,519	11
Arthur D. Collins, Jr.	February 2, 2016	50,000	1
Arthur D. Collins, Jr.	April 1, 2016	6,607	11
Arthur D. Collins, Jr.	July 1, 2016	6,654	11
Arthur D. Collins, Jr.	October 3, 2016	6,236	11
Arthur D. Collins, Jr.	November 30, 2016	3,112	14
Rajiv L. Gupta	November 30, 2016	3,112	14
Klaus Kleinfeld	January 14, 2015	800,000	12
Klaus Kleinfeld	January 14, 2015	716,448	13
Klaus Kleinfeld	January 20, 2015	480,990	3
Klaus Kleinfeld	January 20, 2015	553,080	5
Klaus Kleinfeld	January 20, 2015	384,254	7
Klaus Kleinfeld	January 20, 2015	360,856	9
Klaus Kleinfeld	January 16, 2016	389,975	7
Klaus Kleinfeld	January 16, 2016	406,635	9
Klaus Kleinfeld	January 19, 2016	933,020	3
Klaus Kleinfeld	January 19, 2016	1,173,920	5
Klaus Kleinfeld	January 13, 2017	287,540	3
Klaus Kleinfeld	January 13, 2017	340,750	5
Klaus Kleinfeld	January 16, 2017	134,569	7
Klaus Kleinfeld	January 16, 2017	139,454	9
Sean O. Mahoney	April 1, 2016	6607	11
Sean O. Mahoney	July 1, 2016	6,654	11
Sean O. Mahoney	October 3, 2016	6,236	11

129

Sean O. Mahoney	November 30, 2016	3,112	14
E. Stanley O’Neal	April 1, 2015	4,836	11
E. Stanley O’Neal	July 1, 2015	5,663	11
E. Stanley O’Neal	October 1, 2015	6,590	11
E. Stanley O’Neal	January 4, 2016	6,519	11
E. Stanley O’Neal	April 1, 2016	6,607	11
E. Stanley O’Neal	July 1, 2016	6,654	11
E. Stanley O’Neal	October 3, 2016	6,236	11
E. Stanley O’Neal	November 30, 2016	3,112	14
John C. Plant	February 9, 2016	30,000	1
John C. Plant	April 1, 2016	3,304	11
John C. Plant	July 1, 2016	3,327	11
John C. Plant	October 3, 2016	3,118	11
John C. Plant	November 30, 2016	3,112	14
L. Rafael Reif	April 1, 2015	2,312	11
L. Rafael Reif	July 1, 2015	2,708	11
L. Rafael Reif	October 1, 2015	3,150	11
L. Rafael Reif	January 4, 2016	3,117	11
L. Rafael Reif	April 1, 2016	3,159	11
L. Rafael Reif	July 1, 2016	3,181	11
L. Rafael Reif	October 3, 2016	2,981	11
L. Rafael Reif	November 30, 2016	3,112	14
Julie G. Richardson	November 30, 2016	3,112	14
Patricia F. Russo	January 2, 2015	1,975	11
Patricia F. Russo	April 1, 2015	2,505	11
Patricia F. Russo	July 1, 2015	2,933	11
Patricia F. Russo	October 1, 2015	3,741	11
Patricia F. Russo	January 4, 2016	3,701	11
Patricia F. Russo	April 1, 2016	3,705	11
Patricia F. Russo	July 1, 2016	3,731	11
Patricia F. Russo	October 3, 2016	3,497	11
Patricia F. Russo	November 30, 2016	3,112	14
Ulrich R. Schmidt	April 1, 2016	3,159	11
Ulrich R. Schmidt	April 26, 2016	5,000	1
Ulrich R. Schmidt	July 1, 2016	3,181	11
Ulrich R. Schmidt	July 20, 2016	5,000	1
Ulrich R. Schmidt	October 3, 2016	2,981	11
Ulrich R. Schmidt	November 30, 2016	3,112	14
Ratan N. Tata	April 10, 2015	3,405	11
Ratan N. Tata	October 16, 2015	4,555	11
Ratan N. Tata	February 4, 2016	2,662	11
Ratan N. Tata	April 20, 2016	2,150	11
Ratan N. Tata	July 13, 2016	2,045	11
Ratan N. Tata	October 13, 2016	845	11
Ratan N. Tata	November 30, 2016	3,112	14
Kenneth J. Giacobbe	January 20, 2015	12,560	4
Kenneth J. Giacobbe	January 20, 2015	12,560	5

130

Kenneth J. Giacobbe	January 16, 2016	8,334	6
Kenneth J. Giacobbe	January 16, 2016	15,346	8
Kenneth J. Giacobbe	January 19, 2016	28,960	4
Kenneth J. Giacobbe	January 19, 2016	28,960	5
Kenneth J. Giacobbe	January 13, 2017	51,760	3
Kenneth J. Giacobbe	January 13, 2017	61,340	5
Kenneth J. Giacobbe	January 16, 2017	3,960	6
Kenneth J. Giacobbe	January 16, 2017	3,547	7
Kenneth J. Giacobbe	January 16, 2017	3,104	8
Kenneth J. Giacobbe	January 16, 2017	3,372	9
Libby Archell	January 20, 2015	22,120	4
Libby Archell	January 20, 2015	22,120	5
Libby Archell	January 19, 2016	134,760	3
Libby Archell	January 19, 2016	44,920	5
Libby Archell	January 13, 2017	23,440	4
Libby Archell	January 13, 2017	23,440	5
Libby Archell	January 16, 2017	3,501	6
Libby Archell	January 16, 2017	3,109	7
Libby Archell	January 16, 2017	4,238	8
Libby Archell	January 16, 2017	4,471	9
Patricia Figueroa	January 20, 2015	7,140	3
Patricia Figueroa	January 19, 2016	17,880	3
Patricia Figueroa	January 13, 2017	26,530	3
Patricia Figueroa	January 13, 2017	7,580	4
Patricia Figueroa	January 16, 2017	165	6
Patricia Figueroa	January 16, 2017	189	8
Katherine Hargrove Ramundo	September 15, 2016	42,240	10
Katherine Hargrove Ramundo	January 13, 2017	38,340	3
Katherine Hargrove Ramundo	January 13, 2017	45,440	5

Transaction descriptions:

1	Open Market Acquisition
2	Open Market Sales
3	Grant of Non-Qualified Options
4	Grant of Restricted Stock Units
5	Grant of Performance-Based Restricted Stock Units
6	Shares withheld for taxes/costs upon vesting of RSU’s
7	Shares withheld for taxes/costs upon vesting of Performance RSU’s
8	Shares issued at vest of Restricted Stock Units
9	Shares issued at vesting of Performance Restricted Stock Units
10	Grant of Restricted Stock Units - New Hire
11	Stock units acquired through deferral of director fees
12	Exercise of Non-Qualified Options
13	Shares sold in Options exercise
14	Grant of Restricted Stock Units for Directors Deferral Plan

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or otherwise disclosed in the Proxy Statement, to our knowledge, no Participant owns any Arconic securities of record that such Participant does not own beneficially. Except as described in this

131

Appendix A or otherwise disclosed in the Proxy Statement, to our knowledge, no Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any Arconic securities, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in this Appendix A or otherwise disclosed in the Proxy Statement, to our knowledge, no associate of any Participant owns beneficially, directly or indirectly, any Arconic securities. Except as described in this Appendix A or otherwise disclosed in the Proxy Statement, to our knowledge, no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of Arconic. Except as described in this Appendix A or otherwise disclosed in the Proxy Statement, to our knowledge, no Participant nor any associate of a Participant is a party to any transaction, since the beginning of Arconic’s last fiscal year, or any currently proposed transaction, in which (i) Arconic was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest. Except as described in this Appendix A or otherwise disclosed in the Proxy Statement, to our knowledge, no Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by Arconic or its affiliates or (ii) with respect to any future transactions to which Arconic or any of its affiliate will or may be a party. Except as described in this Appendix A or otherwise disclosed in the Proxy Statement, and excluding any director or officer of the Company acting solely in that capacity, to our knowledge, no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

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YOUR VOTE IS IMPORTANT! Please take a moment now to vote your shares of Arconic Inc. common stock for the upcoming Annual Meeting of Shareholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Vote by Internet

Please access https://www.proxyvotenow.com/arnc (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

Vote by Telephone
Please call toll-free in the U.S. or Canada at 1-866-235-8897, on a touch-tone telephone. (If outside the U.S. or Canada, call 1-646-880-9096.) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

Vote by Mail
Please complete, sign, date and return the proxy card in the envelope provided to: Arconic Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED ▼

☒	Please mark your vote as in this example

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES IN ITEM 1; FOR ITEMS 2, 3, AND 5 THROUGH 9; AND FOR “1 YEAR” IN ITEM 4.

1.	Election of Directors - Nominees:	(01) Amy E. Alving; (02) David P. Hess (3) Klaus Kleinfeld; (04) Ulrich R. Schmidt; (05) Ratan N. Tata

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the “For All Except” box above and write the name(s) of the nominee(s) for which you would like to withhold authority in the space provided below)

			FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of Independent Registered Public Accounting Firm		☐	☐	☐
3.	Approval, on an Advisory Basis, of Executive Compensation		☐	☐	☐
		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4.	Approval, on an Advisory Basis, of Frequency of Advisory Vote on Executive Compensation	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	Amendment of Articles of Incorporation to Eliminate Supermajority Voting Requirement in the Articles of Incorporation Regarding Amending Article SEVENTH (Fair Price Protection)	☐	☐	☐
6.	Amendment of Articles of Incorporation to Eliminate Supermajority Voting Requirement in the Articles of Incorporation Regarding Amending Article EIGHTH (Director Elections)	☐	☐	☐
7.	Amendment of Articles of Incorporation to Eliminate Supermajority Voting Requirement in Article EIGHTH of the Articles of Incorporation Relating to the Removal of Directors	☐	☐	☐
8.	Amendment to Articles of Incorporation to Eliminate the Classification of the Board of Directors	☐	☐	☐
9.	Shareholder Proposal Regarding Elimination of Supermajority Provisions	☐	☐	☐

Please sign and date this WHITE proxy card below.

Date: , 2017

(Signature)

(Signature)

Title(s)

NOTE: Please sign exactly as name appears hereon. If more than one owner, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

PRELIMINARY PROXY MATERIALS

SUBJECT TO COMPLETION

PLEASE VOTE TODAY.

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE–PAID ENVELOPE PROVIDED ▼

ARCONIC INC.

2017 Annual Meeting of Shareholders

This Proxy is Solicited on Behalf of the Arconic Inc. Board of Directors

The undersigned hereby appoints Libby Archell, Max Laun and Christoph Kollatz, or any of them, each with full power of substitution, as proxies for the undersigned to represent the undersigned and act and vote all shares of common stock of Arconic Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at [          ], at [          ] on [          ], 2017, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously given. When properly executed, this proxy will be voted in the manner directed herein. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors; therefore, if no direction is made, this proxy will be voted FOR all of Arconic Inc.’s director nominees in Item 1; FOR Items 2, 3, and 5 through 9; and FOR “1 YEAR” in Item 4.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of 2017 Annual Meeting of Shareholders and the Proxy Statement of Arconic Inc.

YOUR VOTE IS VERY IMPORTANT — PLEASE VOTE TODAY

(continued and to be signed on the reverse side)